Exhibit 99.2

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
X
:
In re	:	Chapter 11
:
FUSION CONNECT, INC., et al.,	:	Case No. 19-11811 (SMB)
:
Debtors.1	:	(Jointly Administered)
:
X

AMENDED DISCLOSURE STATEMENT FOR AMENDED JOINT
CHAPTER 11 PLAN OF FUSION CONNECT, INC. AND ITS SUBSIDIARY DEBTORS

WEIL, GOTSHAL & MANGES LLP
Gary T. Holtzer
Sunny Singh
Gaby Smith
767 Fifth Avenue
New York, New York 10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007

Counsel for Debtors
and Debtors in Possession

Dated:  September 3, 2019
New York, New York

1
The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, as applicable, are: Fusion Connect, Inc. (2021); Fusion BCHI Acquisition LLC (7402); Fusion NBS Acquisition Corp. (4332); Fusion LLC (0994); Fusion MPHC Holding Corporation (3066); Fusion MPHC Group, Inc. (1529); Fusion Cloud Company LLC (5568); Fusion Cloud Services, LLC (3012); Fusion CB Holdings, Inc. (6526); Fusion Communications, LLC (8337); Fusion Telecom, LLC (0894); Fusion Texas Holdings, Inc. (2636); Fusion Telecom of Kansas, LLC (0075); Fusion Telecom of Oklahoma, LLC (3260); Fusion Telecom of Missouri, LLC (5329); Fusion Telecom of Texas Ltd., L.L.P. (8531); Bircan Holdings, LLC (2819); Fusion Management Services LLC (5597); and Fusion PM Holdings, Inc. (2478). The Debtors’ principal offices are located at 210 Interstate North Parkway, Suite 300, Atlanta, Georgia 30339.

i

THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT (THE “DISCLOSURE STATEMENT”) IS INCLUDED FOR THE PURPOSE OF SOLICITING ACCEPTANCES OF THE AMENDED JOINT CHAPTER 11 PLAN OF FUSION CONNECT, INC. AND ITS SUBSIDIARY DEBTORS, DATED SEPTEMBER 3, 2019 (AS MAY BE AMENDED, MODIFIED, OR SUPPLEMENTED FROM TIME TO TIME, THE “PLAN”) AND IS INTENDED TO BE USED SOLELY TO DETERMINE HOW TO VOTE ON THE PLAN.

THE VOTING DEADLINE TO ACCEPT OR REJECT THE PLAN IS 4:00 P.M., PREVAILING EASTERN TIME, ON OCTOBER 17, 2019, UNLESS EXTENDED BY THE DEBTORS.

THE RECORD DATE FOR DETERMINING WHICH HOLDERS OF CLAIMS MAY VOTE ON THE PLAN IS SEPTEMBER 17, 2019 (THE “VOTING RECORD DATE”).

RECOMMENDATION BY THE DEBTORS, THE FIRST LIEN LENDER GROUP, AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS (THE “CREDITORS’ COMMITTEE”) TO APPROVE THE PLAN
The Restructuring Committee of the Board of Directors of Fusion Connect, Inc. (the “Restructuring Committee”) and the board of directors, managers, limited partners or members, as applicable, of each of its subsidiary Debtors have unanimously approved the transactions contemplated by the Amended Plan and recommend that all creditors whose votes are being solicited submit ballots to accept the Amended Plan. Holders of approximately 85% of First Lien Claims (as defined herein) have already agreed to vote in favor of the Amended Plan. The Creditors’ Committee also supports confirmation of the Amended Plan and recommends that all unsecured creditors vote to accept the Amended Plan.

HOLDERS OF CLAIMS OR INTERESTS SHOULD NOT CONSTRUE THE CONTENTS OF THIS DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL, OR TAX ADVICE AND SHOULD CONSULT WITH THEIR OWN ADVISORS BEFORE VOTING ON THE PLAN.

THE ISSUANCE AND DISTRIBUTION UNDER THE PLAN OF NEW EQUITY INTERESTS AND/OR SPECIAL WARRANTS AND IF THE PLAN IS ACCEPTED BY CLASS 4 (ALLOWED SECOND LIEN CLAIMS), SECOND LIEN WARRANTS (EACH TERM AS DEFINED HEREIN) WILL BE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND ANY OTHER APPLICABLE SECURITIES LAWS PURSUANT TO SECTION 1145 OF THE BANKRUPTCY CODE. THESE SECURITIES MAY BE RESOLD WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR OTHER FEDERAL SECURITIES LAWS PURSUANT TO THE EXEMPTION PROVIDED BY SECTION 4(A)(1) OF THE SECURITIES ACT, UNLESS THE HOLDER IS AN “UNDERWRITER” WITH RESPECT TO SUCH SECURITIES, AS THAT TERM IS DEFINED IN SECTION 1145(B)(1) OF THE BANKRUPTCY CODE. IN ADDITION, SUCH SECTION 1145 EXEMPT SECURITIES GENERALLY MAY BE RESOLD WITHOUT REGISTRATION UNDER STATE SECURITIES LAWS PURSUANT TO VARIOUS EXEMPTIONS PROVIDED BY THE RESPECTIVE LAWS OF THE SEVERAL STATES. THE AVAILABILITY OF THE EXEMPTION UNDER SECTION 1145 OF THE BANKRUPTCY CODE OR ANY OTHER APPLICABLE SECURITIES LAWS SHALL NOT BE A CONDITION TO THE OCCURRENCE OF THE EFFECTIVE DATE (AS DEFINED IN THE PLAN).

THE NEW EQUITY INTERESTS AND/OR SPECIAL WARRANTS AND, IF THE PLAN IS ACCEPTED BY CLASS 4 (ALLOWED SECOND LIEN CLAIMS), THE SECOND LIEN WARRANTS, TO BE ISSUED ON THE EFFECTIVE DATE HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR BY ANY STATE SECURITIES COMMISSION OR SIMILAR PUBLIC, GOVERNMENTAL, OR REGULATORY AUTHORITY, AND NEITHER THE SEC NOR ANY SUCH AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT OR UPON THE MERITS OF THE PLAN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

CERTAIN STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT, INCLUDING STATEMENTS INCORPORATED BY REFERENCE, PROJECTED FINANCIAL INFORMATION, AND OTHER FORWARD-LOOKING STATEMENTS, ARE BASED ON ESTIMATES AND ASSUMPTIONS. CERTAIN OF THESE FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF WORDS SUCH AS “BELIEVES,” “EXPECTS,” “PROJECTS,” “INTENDS,” “PLANS,” “ESTIMATES,” “ASSUMES,” “MAY,” “SHOULD,” “WILL,” “SEEKS,” “ANTICIPATES,” “OPPORTUNITY,” “PRO FORMA,” “PROJECTIONS,” OR OTHER SIMILAR EXPRESSIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL BE REFLECTIVE OF ACTUAL OUTCOMES. FORWARD-LOOKING STATEMENTS ARE PROVIDED IN THIS DISCLOSURE STATEMENT PURSUANT TO THE SAFE HARBOR ESTABLISHED UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND SHOULD BE EVALUATED IN THE CONTEXT OF THE ESTIMATES, ASSUMPTIONS, UNCERTAINTIES, AND RISKS DESCRIBED HEREIN AND IN FUSION CONNECT’S (AS DEFINED HEREIN) FILINGS WITH THE SEC.

READERS ARE CAUTIONED THAT ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE BASED ON ASSUMPTIONS THAT ARE BELIEVED TO BE REASONABLE, BUT ARE SUBJECT TO A WIDE RANGE OF RISKS, INCLUDING THOSE IDENTIFIED IN SECTION IX OF THIS DISCLOSURE STATEMENT. IMPORTANT ASSUMPTIONS AND OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPECTED ALSO INCLUDE, BUT ARE NOT LIMITED TO, THOSE FACTORS, RISKS, AND UNCERTAINTIES DESCRIBED IN MORE DETAIL UNDER THE HEADING “RISK FACTORS” AND ELSEWHERE IN THE ANNUAL, QUARTERLY AND CURRENT REPORTS OF FUSION CONNECT, INCLUDING AMENDMENTS THERETO, AND ITS OTHER FILINGS WITH THE SEC. DUE TO THESE UNCERTAINTIES, READERS CANNOT BE ASSURED THAT ANY FORWARD-LOOKING STATEMENTS WILL PROVE TO BE CORRECT. THE DEBTORS ARE UNDER NO OBLIGATION TO (AND EXPRESSLY DISCLAIM ANY OBLIGATION TO) UPDATE OR ALTER ANY FORWARD-LOOKING STATEMENTS WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE, UNLESS INSTRUCTED TO DO SO BY THE BANKRUPTCY COURT (AS DEFINED BELOW).

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFIED. THE TERMS OF THE PLAN GOVERN IN THE EVENT OF ANY INCONSISTENCY WITH THE SUMMARIES IN THIS DISCLOSURE STATEMENT.

THE INFORMATION IN THIS DISCLOSURE STATEMENT IS BEING PROVIDED SOLELY FOR PURPOSES OF VOTING TO ACCEPT OR REJECT THE PLAN OR IN CONNECTION WITH CONFIRMATION OF THE PLAN. NOTHING IN THIS DISCLOSURE STATEMENT MAY BE USED BY ANY PARTY FOR ANY OTHER PURPOSE.

ALL EXHIBITS TO THE DISCLOSURE STATEMENT ARE INCORPORATED INTO, AND ARE MADE A PART OF, THIS DISCLOSURE STATEMENT AS IF SET FORTH IN FULL HEREIN.

v

Table of Contents
(continued)

Table of Contents
(continued)

EXHIBIT A:    Amended Joint Plan of Reorganization

EXHIBIT B:    Restructuring Support Agreement

EXHIBIT C:    Financial Projections (To Be Filed Separately)

EXHIBIT D:    Liquidation Analysis (To Be Filed Separately)

EXHIBIT E:    Valuation Analysis (To Be Filed Separately)

I.
INTRODUCTION

Fusion Connect, Inc. (“Fusion Connect” or “FCI”) and its U.S. subsidiary debtors (collectively, the “Debtors” and together with FCI’s non-debtor Canadian subsidiaries, the “Company”) submit this Disclosure Statement pursuant to Section 1125 of the Bankruptcy Code in connection with the solicitation of votes with respect to the Amended Plan.1 . The Plan is annexed hereto as Exhibit A and is incorporated herein by reference. The Debtors commenced their chapter 11 cases (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) on June 3, 2019 (the “Commencement Date”).

The purpose of this Disclosure Statement, including the exhibits annexed hereto, is to provide information of a kind, and in sufficient detail, to enable creditors of the Debtors that are entitled to vote on the Amended Plan to make an informed decision on whether to vote to accept or reject the Amended Plan. This Disclosure Statement contains summaries of the Amended Plan, certain statutory provisions, events contemplated in the Chapter 11 Cases, and certain documents related to the Amended Plan.

Fusion Connect is the ultimate parent of twenty (20) direct and indirect subsidiaries, eighteen (18) of which, together with Fusion Connect, are Debtors in these Chapter 11 Cases. The Company is a provider of integrated cloud solutions to small, medium, and large businesses in the United States and residential and business customers in Canada. The Company offers services to customers, enabling them to successfully migrate to and efficiently use the increasing power of the cloud. Such services include cloud communications, cloud connectivity, and cloud computing. A significant part of the Company’s historical expansion strategy has been to make strategic acquisitions of other providers. In May and June of 2018, the Company closed a reverse merger transaction with Birch Communications Holdings, Inc. (“Birch” and such transaction, the “Birch Merger”) and an acquisition of MegaPath Holding Corp. (“MegaPath” and such transaction, the “MegaPath Merger”), respectively. The Company pursued the Birch Merger with a vision of leveraging its existing processes and structures to create synergies between Fusion Connect’s and Birch’s joined customer bases, combine network infrastructure assets to improve operational efficiencies, and ultimately drive material growth in the combined companies’ annual revenue. In connection with the Birch Merger and the MegaPath Merger, the Company incurred $680 million in secured debt.

Due to underperformance compared to business projections, the Company found itself with limited liquidity and at risk of default under its debt documents by early 2019. Accordingly, in early 2019, the Company began its formal review of strategic alternatives, including by engaging in dialogue and communications with its key stakeholders. These efforts culminated in a restructuring support agreement (the “Restructuring Support Agreement”) with the First Lien Lender Group — the Company’s senior creditors — holding, in the aggregate, over 66 2/3% in aggregate principal amount of the outstanding First Lien Claims. The Restructuring Support Agreement contemplates the continuation of the Company’s prepetition marketing process that commenced in May 2019. A copy of the Restructuring Support Agreement is attached hereto as Exhibit B.2

1
Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Amended Plan. To the extent any inconsistencies exist between this Disclosure Statement and the Amended Plan, the Amended Plan shall govern.

2
The signature pages for the Consenting First Lien Lenders (as defined in the Restructuring Support Agreement) have been removed from Exhibit B.

By virtue of the Restructuring Support Agreement, the Company commenced the Chapter 11 Cases with a clear path to a confirmable chapter 11 plan of reorganization and a viable recapitalization — in which, among other things, approximately $272 million in funded debt will be extinguished, leaving a significantly deleveraged reorganized Company wholly owned by the First Lien Lenders and an appropriately sized exit working capital facility (the “Reorganization Transaction”). In addition, the Restructuring Support Agreement also provides for the continuation of the Company’s prepetition marketing process (the “Prepetition Marketing Process” and together with the postpetition sale and marketing process, the “Marketing Process”). Pursuant to the Marketing Process, any and all bids for all or some portion of the Company’s business have been evaluated as a precursor to confirmation of the chapter 11 plan. The Marketing Process has provided a public and competitive forum in which the Debtors sought bids or proposals for potential transactions that, if representing higher or otherwise better value for creditors of the Debtors than the Reorganization Transaction, would have been pursued in lieu of the Reorganization Transaction (the “Sale Transaction”).

The Debtors solicited bids for an investment in, or other acquisition of, the Debtors’ domestic business (the “U.S. Business”), FCI’s Canadian business (the “Canadian Business”) and the U.S. Business and the Canadian Business on a consolidated basis. Pursuant to the Bidding Procedures Order, the deadline for parties to submit non-binding indications of interest was July 16, 2019. The Debtors and their advisors have evaluated the indications of interest received and communicated with numerous potential bidders. Based on this analysis, and with the support of each of the Consultation Parties (as defined in the Bidding Procedures Order), the Debtors have decided to terminate the Marketing Process solely with respect to their U.S. Business and to pursue the Reorganization Transaction.3

Upon consummation of the Reorganization Transaction, on the Effective Date, pursuant to and in accordance with the Amended Plan, the Reorganized Debtors will, among other things: (a) issue one hundred percent (100%) of the New Equity Interests and Special Warrants to the holders of Allowed First Lien Claims (subject to dilution by the Management Incentive Plan and, if the Amended Plan is accepted by Class 4 (Second Lien Claims), the Second Lien Warrants, if exercised) in accordance with the Equity Allocation Mechanism, the Special Warrant Agreement, and the Second Lien Warrant Agreement (if any), (b) if the Amended Plan is accepted by Class 4 (Second Lien Claims), issue the Second Lien Warrants, (c) enter into the New Exit Facility Credit Agreement of up to $125 million, the proceeds of which would provide for the payment of DIP Facility and provide liquidity for the Company’s working capital purposes; and (d) enter into the New First Lien Credit Agreement of up to $275 million to be issued to holders of Allowed First Lien Clams.

The Debtors filed their initial chapter 11 plan on July 1, 2019 (ECF No. 146) (the “Initial Plan”) with the support of the First Lien Lender Group. The Creditors’ Committee, however, raised a number of informal concerns and potential objections with respect to the Initial Plan. Since filing the Initial Plan, the Debtors and the First Lien Lender Group engaged in numerous discussions with the Creditors’ Committee regarding Plan-related issues in order to determine whether support of the Creditors’ Committee could be secured for a consensual chapter 11 plan. The Debtors, the Creditors’ Committee, and the First Lien Lender Group have reached a settlement (the “Global Settlement”), the terms of which are incorporated in the Amended Plan filed contemporaneously herewith and which Global Settlement is set out in greater detail in Section 4(J) of this Disclosure Statement. Pursuant to the Global Settlement, a litigation trust will be created and initially funded with $1.5 million (and have a committed loan from Reorganized FCI for an additional $3.5 million, available to be drawn in installments) to pursue certain causes of action. The proceeds of the litigation trust will be shared among Reorganized FCI and holders of Litigation Trust Interests as described in Section 4(J) below.

3
The Company and its advisors continue to evaluate proposals for the sale of the Canadian Business.

Generally, the Amended Plan contemplates the following treatment for creditors or interest holders under the Reorganization Transaction.

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As part of the restructuring contemplated by the Restructuring Support Agreement, the First Lien Lender Group backstopped a debtor-in-possession financing in the aggregate amount of $59.5 million (the “DIP Facility”) to support the Company’s operations during the Chapter 11 Cases. On the Effective Date, the DIP Facility will be paid in full in cash or refinanced in full in cash from borrowing under the Exit Financing Facility.

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First Lien Claims. On the Effective Date, the holders of First Lien Claims will receive their Pro Rata share of (i) the First Lien Lender Equity Distribution; provided, that, notwithstanding anything herein or in the Amended Plan to the contrary, the distribution of the First Lien Lender Equity Distribution shall be made pursuant to, and subject to the terms and conditions of, the Equity Allocation Mechanism attached as Exhibit A to the Amended Plan, less any New Equity Interests and/or Special Warrants distributable to other classes of Claims in order for the Bankruptcy Court to determine that the Amended Plan satisfies section 1129(a)(7) of the Bankruptcy Code; (ii) the loans under the New First Lien Credit Facility in the aggregate amount of up to $275 million (the “New First Lien Term Loans”); and (iii) cash or other proceeds, if any, from the sale of the Debtors’ Canadian Business unless otherwise agreed to by the Requisite First Lien Lenders.

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Second Lien Claims. On the Effective Date, the holders of Second Lien Claims will receive (i) if Class 4 is an Accepting Class, a Pro Rata share of Second Lien Warrants, in full satisfaction of its Allowed Second Lien Claim and Second Lien Deficiency Claim; provided, that, notwithstanding anything herein or in the Amended Plan to the contrary, the distribution of the Second Lien Warrants shall be made pursuant to and subject to (a) the Communications Act of 1934 (as amended, the “Communications Act”) and the rules and regulations of the Federal Communications Commission (“FCC”); (b) state laws, rules, and regulations; and (c) the rules or regulations of the various state public utility commissions or public service commissions (the “State PUCs”); or (ii) if Class 4 is not an Accepting Class, their Pro Rata share of (x) the Litigation Trust Interests on account of each holder’s Second Lien Deficiency Claims (subject to the terms and conditions of the Prepetition Intercreditor Agreement) and (y) the percentage of the New Equity Interests and/or Special Warrants, as determined by the Bankruptcy Court to satisfy section 1129(a)(7) of the Bankruptcy Code as to holders of Second Lien Claims (if any). On the Effective Date, the Prepetition Second Lien Credit Agreement will be deemed cancelled except as otherwise stated in the Amended Plan.

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General Unsecured Claims. On the Effective Date, the holders of General Unsecured Claims will receive their Pro Rata share of the Litigation Trust Interests.

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Parent Equity Interests. On the Effective Date, the Parent Equity Interests will be extinguished and shall be of no further force and effect, whether surrendered for cancellation or otherwise.

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All Priority Non-Tax Claims, Other Secured Claims, Intercompany Claims, and Intercompany Interests are Unimpaired under the Amended Plan.

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Following the Effective Date, Reorganized FCI will adopt a post-emergence management incentive plan (the “Management Incentive Plan”), under which up to ten percent (10%) of the New Equity Interests (after taking into account the shares to be issued under the Management Incentive Plan) will be reserved for issuance as awards on terms and conditions as agreed to by the New Board.

The Reorganization Transaction is expected to leave the U.S. business intact and significantly deleverage the Company’s balance sheet. It is also expected to enhance Fusion Connect’s long-term growth prospects and operational performance.

Accomplishing a speedy and efficient resolution of the Chapter 11 Cases is essential to maximizing the value of the Company. Under the Restructuring Support Agreement and pursuant to the terms of the DIP Documents, the Debtors are obligated to meet certain milestones. Specifically, the Restructuring Support Agreement and the DIP Facility may be terminated if, among other things, the Debtors fail to satisfy the following milestones (unless the Requisite First Lien Lenders (as defined in the Restructuring Support Agreement) agree to extend the relevant milestone in advance or waive the default):

Milestone	Deadline (as extended from time to time)
Entry of Order Approving Bidding Procedures (as defined below)	July 3, 2019
Commence Solicitation of Non-Binding Indications of Interest (“Exit Financing IOIs”)	July 3, 2019
Entry of Final DIP Order	July 8, 2019
Deadline to Receive Exit Financing IOIs	July 16, 2019
Filing of FCC Applications	September 10, 2019
Receive Binding Commitment Letter for the New Exit Credit Agreement	September 6, 2019
Entry of Order Approving Disclosure Statement	September 17, 2019
Entry of Order Confirming Amended Plan	October 30, 2019 (Pending the Court’s availability)
Occurrence of Amended Plan Effective Date	October 30, 2019 (or November 14, 2019 if 15-day extension is exercised in accordance with the terms of the Restructuring Support Agreement)

THE DEBTORS, THE CREDITORS’ COMMITTEE, AND THE FIRST LIEN LENDER GROUP SUPPORT CONFIRMATION OF THE AMENDED PLAN AND URGE ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE AMENDED PLAN TO VOTE TO ACCEPT THE AMENDED PLAN, BECAUSE THEY BELIEVE THAT THE AMENDED PLAN PROVIDES THE HIGHEST AND BEST RECOVERY FOR ALL STAKEHOLDERS.

WHO IS ENTITLED TO VOTE: Under the Bankruptcy Code, only holders of claims or interests in “impaired” Classes are entitled to vote on the Amended Plan (unless, for reasons discussed in more detail below, such holders are deemed to reject the Amended Plan pursuant to section 1126(g) of the Bankruptcy Code). Under section 1124 of the Bankruptcy Code, a class of claims or interests is deemed to be “impaired” unless (i) the Amended Plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder thereof or (ii) notwithstanding any legal right to an accelerated payment of such claim or interest, the Amended Plan, among other things, cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or interest as it existed before the default.

Holders of Claims in Class 3 (First Lien Claims), Class 4 (Second Lien Claims), and Class 5 (General Unsecured Claims) are the only Classes being solicited under, and the only Classes entitled to vote on, the Amended Plan.

THE AMENDED PLAN PROVIDES THAT THE HOLDERS OF CLAIMS IN CLASS 3, CLASS 4, AND CLASS 5 WHO VOTE TO ACCEPT THE AMENDED PLAN ARE DEEMED TO HAVE GRANTED THE RELEASES CONTAINED IN SECTION 10.6(b) OF THE AMENDED PLAN.

The following table summarizes (i) the treatment of Claims and Interests that are classified under the Amended Plan, (ii) which Classes are impaired by the Amended Plan, (iii) which Classes are entitled to vote on the Amended Plan, and (iv) the estimated recoveries for holders of Claims and Interests in the Reorganization Transaction. The table is qualified in its entirety by reference to the full text of the Amended Plan. For a more detailed summary of the terms and provisions of the Amended Plan, see Article V—Summary of Amended Plan below. The Amended Plan constitutes a separate plan for each Debtor. Each class of Claims and Interests only address claims against or interest in a particular Debtor. A discussion of the amount of Claims in each Class is set forth in Article V.C hereof.

Class	Claim or Equity Interest	Treatment	Impaired or Unimpaired	Entitled to Vote on the Amended Plan	Approx. Recovery in Reorganization
1	Priority Non-Tax Claims
Except to the extent that a holder of an Allowed Priority Non-Tax Claim against the Debtors agrees to a less favorable treatment of such Claim, in full and final satisfaction of such Allowed Priority Non-Tax Claim, at the sole option of the Debtors or the Reorganized Debtors, as applicable: (i) each such holder shall receive payment in Cash in an amount equal to such Claim, payable on the later of the Effective Date and the date that is ten (10) Business Days after the date on which such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is reasonably practicable; (ii) such holder’s Allowed Priority Non-Tax Claim shall be Reinstated; or (iii) such holder shall receive such other treatment so as to render such holder’s Allowed Priority Non-Tax Claim Unimpaired.
			Unimpaired	No (Presumed to Accept)	100%
2	Other Secured Claims
Except to the extent that a holder of an Allowed Other Secured Claim agrees to different treatment, on the later of the Effective Date and the date that is ten (10) Business Days after the date such Other Secured Claim becomes an Allowed Claim, or as soon thereafter as is reasonably practicable, each holder of an Allowed Other Secured Claim will receive, on account of such Allowed Claim, at the sole option of the Debtors or the Reorganized Debtors, as applicable: (i) Cash in an amount equal to the Allowed amount of such Claim; (ii) Reinstatement of such holder’s Allowed Other Secured Claim; (iii) such other treatment sufficient to render such holder’s Allowed Other Secured Claim Unimpaired; or (iv) return of the applicable collateral in satisfaction of the Allowed amount of such Other Secured Claim.
			Unimpaired	No (Presumed to Accept)	100%

3	First Lien Claims
Except to the extent that a holder of a First Lien Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for such First Lien Claim, each such holder thereof (or, with respect to any New Equity Interests to be issued pursuant to the First Lien Lender Equity Distribution, such holder’s permitted designee) shall receive on the Effective Date such holder’s Pro Rata share of (a) the First Lien Lender Equity Distribution; provided, that notwithstanding anything herein to the contrary, the distribution of the First Lien Lender Equity Distribution shall be made pursuant to, and subject to the terms and conditions of, the Equity Allocation Mechanism, less any New Equity Interests and/or Special Warrants distributable to other classes of Claims in order for the Bankruptcy Court to determine that the Amended Plan satisfies section 1129(a)(7) of the Bankruptcy Code; (b) the loans under the New First Lien Credit Facility; and (c) cash or other proceeds, if any, from the sale of the Debtors’ Canadian business unless otherwise agreed to by the Requisite First Lien Lenders.
For the avoidance of doubt, on the Effective Date, the Prepetition First Lien Credit Agreement shall be deemed cancelled (except as set forth in Section 5.9 of the Amended Plan) without further action by or order of the Bankruptcy Court.
		Impaired	Yes	[TBD]%
4	Second Lien Claims
Except to the extent that a holder of an Allowed Second Lien Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for an Allowed Second Lien Claim, on the Effective Date each such holder thereof shall receive: (i) if Class 4 is an Accepting Class, holders of First Lien Claims shall be deemed to have consented to a distribution to holders of Second Lien Claims of, and each holder of a Second Lien Claim and Second Lien Deficiency Claim shall receive on the Effective Date, in full satisfaction of its Allowed Second Lien Claim and Second Lien Deficiency Claim, such holder’s Pro Rata share of Second Lien Warrants; provided, that, notwithstanding anything herein to the contrary, the distribution of the Second Lien Warrants to the holders of Second Lien Claims shall be made pursuant to and subject to Communications Act and the rules and regulations of the FCC as well as applicable state laws and the rules and regulations of the State PUCs; or (ii) if Class 4 is not an Accepting Class, then each holder of a Second Lien Claim will receive its Pro Rata share of (x) the Litigation Trust Interests on account of its Second Lien Deficiency Claim (subject to the terms and conditions of the Prepetition Intercreditor Agreement) and (y) the percentage of the New Equity Interests and/or Special Warrants in accordance with the Equity Allocation Mechanism, as determined by the Bankruptcy Court to satisfy section 1129(a)(7) of the Bankruptcy Code as to holders of Second Lien Claims (if any).
For the avoidance of doubt, on the Effective Date, the Prepetition Second Lien Credit Agreement shall be deemed cancelled (except as set forth in Section 5.9 of the Amended Plan) without further action by or order of the Bankruptcy Court.
		Impaired	Yes	[TBD]%
5	General Unsecured Claims
Except to the extent that a holder of an Allowed General Unsecured Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for an Allowed General Unsecured Claim, each such holder thereof shall receive such holder’s Pro Rata share of the Litigation Trust Interests on the Effective Date.
		Impaired	Yes	N/A 4

4
“N/A” indicates that the amount cannot be calculated.

6	Intercompany Claims
On or after the Effective Date, all Intercompany Claims will be adjusted, continued, settled, reinstated, discharged, or eliminated as determined by the Debtors or the Reorganized Debtors, as applicable, and the Requisite First Lien Lenders, in their respective reasonable discretion, but not paid in Cash.
			Unimpaired	No (Presumed to Accept)	N/A
7	Intercompany Interests
On or after the Effective Date, all Intercompany Interests shall be cancelled, reinstated, or receive such other treatment as determined by the Debtors or the Reorganized Debtors, as applicable, and the Requisite First Lien Lenders, in their respective reasonable discretion.
			Unimpaired	No (Presumed to Accept)	N/A
8	Parent Equity Interests	On the Effective Date, all Parent Equity Interests shall be deemed cancelled without further action by or order of the Bankruptcy Court, and shall be of no further force and effect, whether surrendered for cancellation or otherwise. To the extent permitted by applicable law, on or promptly after the Effective Date, the Reorganized Debtors shall file with the SEC a Form 15 for the purpose of terminating the registration of any of FCI’s publicly traded securities.	Impaired	No (Deemed to reject)	0%
9	Subordinated Securities Claims	Holders of Subordinated Securities Claims shall not receive or retain any property under the Amended Plan on account of such Subordinated Securities Claims. On the Effective Date, all Subordinated Securities Claims shall be deemed cancelled without further action by or order of the Bankruptcy Court, and shall be of no further force and effect, whether surrendered for cancellation or otherwise.	Impaired	No (Deemed to reject)	0%

WHERE TO FIND ADDITIONAL INFORMATION: Fusion Connect files annual reports and quarterly reports with, and furnishes other information to the SEC. Copies of any document filed with the SEC may be obtained by visiting the SEC website at http://www.sec.gov and performing a search under the “Company Filings” link.

As previously disclosed in the Current Report on Form 8-K filed with the SEC on April 2, 2019, the Company’s audit committee, after consultation with management and discussion with our independent registered public accounting firm, concluded that the Company’s previously issued financial statements for the fiscal year ended December 31, 2017 and for the periods ended June 30, 2018 and September 30, 2018 (collectively, the “Restated Periods”) and other financial communications for the Restated Periods should no longer be relied upon and should be restated for certain accounting errors.

Any Current Reports on Form 8-K (other than information furnished pursuant to Items 2.02 or 7.01 and any related exhibits of any Form 8-K, unless expressly stated otherwise therein), Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K filed by Fusion Connect with the SEC after the date of this Disclosure Statement will be considered a part of this Disclosure Statement from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference or contained in this Disclosure Statement shall be deemed to be modified or superseded for purposes of this Disclosure Statement to the extent that a statement contained herein or in any other subsequently dated or filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You should carefully read the entire Disclosure Statement and the documents incorporated by reference herein. Any financial data included herein remains subject to the customary review procedures associated with the completion of the Company’s public reporting requirements.

II.
OVERVIEW OF COMPANY’S OPERATIONS

A. Debtors’ Business

1. History and Formation

Fusion Connect was initially founded in Delaware by Marvin S. Rosen and Philip D. Turits in September 1997. Since then, the Company has expanded through a combination of organic growth and strategic acquisitions and is now a provider of integrated cloud solutions for small, medium, and large businesses in the United States and residential and business customers in Canada. On February 25, 2005, the Company commenced its initial public offering, becoming a publicly listed company on the NASDAQ Stock Market (“NASDAQ”). The Company was delisted from the NASDAQ Global Market effective May 13, 2019.

2. Current Business Operations

The Company’s broad operational goal is to provide companies with a unified platform to leverage cloud and other communications technology and to serve as the single point of contact for related troubleshooting. To fill this role, the Company offers a variety of products, including Unified Communications-as-a-Service (“UCaaS”), dedicated internet access and private networks, and cloud storage and security, all on a single platform that is supported by dedicated “Contact Customer” services. The Company also offers Infrastructure-as-a-Service (“IaaS”) solutions that allow businesses to layer additional cloud services onto its platform.

The Company categorizes its suite of services into three broad categories: (i) Cloud Communications, (ii) Cloud Connectivity, and (iii) Cloud Computing. Depending on the needs and sizes of individual customers, the Company offers different product bundles and service packages. In each case, the Company’s goal is to provide companies with reduced secure data storage costs, as well as an advanced and consistent communications network, all on a unified platform. The Company is able to achieve this goal, in part, through its extensive North American network.

(a)           Cloud Communications

The Company’s Cloud Communications service consists primarily of its “Cloud Voice,” UCaaS, and SIP trunking offerings. The Company’s Cloud Voice service allows customers to replace land-based office telephone systems with a cloud-based digital telephone system, reducing upfront capital costs and simplifying operations for office telephone systems. Cloud Voice provides efficiencies for companies with multiple offices or a highly mobile workforce, and for companies that are opening a new office or need to expand or replace existing legacy telephone systems. The Company supports its Cloud Voice service through its UCaaS solutions, which integrate audio, video, messaging, and web services together, enhancing customers’ ability to convey information and communicate effectively. The Company’s SIP trunking service allows customers to retain their existing business telephone systems while operating those systems using an internet connection.

(b)           Cloud Connectivity

The Company’s Cloud Connectivity service provides businesses with dedicated circuits to high-speed broadband internet access, private networks, and other network-related services such as Multiprotocol Label Switching (“MPLS”)5 services, and SD-WAN (Software-Defined Wide-Area Networks). The goal of the Cloud Connectivity service is to facilitate optimized access to cloud services, private data centers, and enterprise applications over the internet or by private links.

(c)           Cloud Computing

The Company’s Cloud Computing service provides customers with private and hybrid cloud computing (IaaS) to centralize information management, hardware, network, and infrastructure in an off-premise hosted location. In connection with its Cloud Computing services, the Company also supports secure file sharing, backup and recovery services, and a unified threat management system to help detect, deter, and defeat cyber-attacks to mitigate against business disruptions.

3. Employees

As of the Commencement Date, the Debtors employed 810 full-time employees and 3 part-time employees who perform a variety of critical functions, including sales, marketing, engineering and development, operations, customer service, human resources, general administration, legal, finance, and management. In addition, the Debtors rely on services from a supplemental workforce comprised of approximately 45 independent contractors and consultants that provide services related to the Debtors’ operations. Specifically, the supplemental workforce provides services with respect to accounting, information technology, facilities maintenance, claims management, and other shared services.

B. Debtors’ Organizational Structure

Fusion Connect is currently a public company with the majority of its shares held by BCHI Holdings, LLC (“BCHI”). Fusion Connect owns, directly or indirectly, 100% of the ownership interest in each of the other Debtors and Fusion Connect’s non-debtor Canadian Subsidiaries (as defined below). The chart below illustrates the Company’s current organizational structure:

5
MPLS is a routing technique in telecommunications networks that directs data from one node to the next based on short path labels rather than long network addresses, thus avoiding complex lookups in a routing table and speeding traffic flows.

The Company’s current corporate structure is the product of its 2018 acquisition of MegaPath and the reverse merger with Birch. Specifically, Fusion MPHC Holding Corporation and its two (2) subsidiaries reflect the MegaPath portion of the Company’s business. Fusion BCHI Acquisition LLC (“Fusion BCHI”) and its subsidiaries represent the Company’s business that Fusion Connect acquired as part of the Birch Merger. Fusion NBS Acquisition Corp. and Fusion LLC operate the remainder of the Company’s business.

The two (2) non-Debtor entities included in the organizational structure chart — Primus Management ULC (“Primus Management”) and Bircan Management ULC (collectively, the “Canadian Subsidiaries”) — operate the Company’s Canadian Business, which provides telecommunications services to residential and business customers in Canada. As described below, the Debtors provide certain direct and indirect financial support to the Canadian Business in the ordinary course.

C. Directors and Officers

The following table sets forth the names of the members of Fusion Connect’s current Board of Directors:

Name	Position
Matthew D. Rosen	Director (Chairman)
Holcombe T. Green, Jr.	Director (Vice Chairman)
Michael J. Del Giudice	Director
Lewis W. Dickey, Jr.	Director
Neal P. Goldman	Director
Holcombe T. Green, III	Director
Rafe de la Gueronniere	Director
Marvin S. Rosen	Director

The following table sets forth the names of the members of the Restructuring Committee:

Michael J. Del Giudice
Lewis W. Dickey, Jr.
Neal P. Goldman
Rafe de la Gueronniere

The following table sets forth the name of the member of the Special Committee (as defined below):

Neal P. Goldman

The following table sets forth the names of Fusion Connect’s current executive officers:

Name	Position
Matthew D. Rosen	Chief Executive Officer
Russell P. Markman	President and Chief Operating Officer
Keith Soldan	Chief Financial Officer
Brian George	Chief Technology Officer
James P. Prenetta Jr.	Executive Vice President and General Counsel

The composition of the board of directors of Reorganized FCI will be disclosed in accordance with section 1129(a)(5) of the Bankruptcy Code.

D. Regulation of Company’s Business

In the United States, Fusion Connect, Inc., Fusion LLC, Fusion Cloud Services, LLC (“FCS”), Fusion Communications, LLC, Fusion Telecom of Kansas, LLC, Fusion Telecom of Oklahoma, LLC, Fusion Telecom of Missouri, LLC, and Fusion Telecom of Texas Ltd., L.L.P.’s (collectively the “Fusion Licensees”) services are generally subject to varying degrees of federal, state and local regulation, including regulation by the FCC and the State PUCs. While these regulatory agencies grant the Fusion Licensees the authority to operate those aspects of their services that are subject to regulation, they typically exercise minimal control over the Fusion Licensees’ services and pricing.

1. Telecommunications Services

As carriers, the Fusion Licensees are subject to FCC regulation under the Communications Act. The Fusion Licensees have the necessary authority under Section 214 of the Communications Act to operate in the United States as providers of domestic interstate telecommunications services and to provide international telecommunications services pursuant to FCI’s international Section 214 authority. Fusion Cloud Services, LLC also holds FCC-issued common carrier radio station licenses and a private radio station license. The Fusion Licensees also hold various intrastate telecommunications authorizations issued by the State PUCs.

These agencies impose regulatory obligations upon the Fusion Licensees, including but not limited to licensing/registration and tariffing requirements; annual FCC and State PUC regulatory assessments; 911 emergency service requirements; Communications Assistance for Law Enforcement requirements; obligations to support federal and state universal service funds; compliance with and contributions to Telecommunications Relay Services (“TRS”); compliance with public safety and consumer protection standards; compliance with the protocols of the North American Numbering Plan Administration (“NAMPA”), and the Local Number Portability Administration as well as with Customer Proprietary Network Information (“CPNI”) requirements and disability access obligations, Local Number Portability (“LNP”) requirements, service discontinuance notification obligations, outage reporting requirements, and rural call completion reporting and rules related to ring signal integrity. Should such Fusion Licensee fail at any time to hold the licenses required to provide intrastate, interstate or international services, fail to meet any of the FCC and State PUC requirements discussed above applicable to these licenses, including the payment of required regulatory fees and fund contributions, the Fusion Licensee could be subject to fines and/or other penalties, including revocation of operating authorizations.

2. VoIP Services

The Company’s U.S. VoIP services are lightly regulated, although certain traditional telecommunications regulations have been applied to VoIP services. The FCC does not require companies to hold an authorization to provide VoIP services; however, the FCC does require providers of interconnected VoIP services to comply with: 911 emergency service requirements; registration requirements; Communications Assistance for Law Enforcement requirements; obligations to support Universal Service including the Universal Service Fund (“USF”), TRS, FCC regulatory fees; NAMPA, and the Local Number Portability Administration; CPNI requirements; disability access obligations; LNP requirements; service discontinuance notification obligations; outage reporting requirements; and rural call completion reporting and rules related to ring signal integrity. The FCC defines interconnected VoIP service as service that (i) enables real-time, two-way voice communications, (ii) requires a broadband connection from the user’s location, (iii) requires internet protocol compatible customer premises equipment, and (iv) permits users generally to receive calls that originate on and terminate calls to the public switched telephone network. Under this definition, the Fusion Licensees are providers of interconnected VoIP service. Should a Fusion Licensee fail to meet any of the FCC requirements discussed above or fail to make required contributions in the future, it could be subject to fines and/or penalties.

As a result of the FCC’s preemption of states’ ability to regulate certain aspects of VoIP service, and a trend in state legislatures to affirmatively deregulate VoIP services for most purposes, the Company’s VoIP services in the U.S. are subject to relatively few state regulatory requirements aside from a small number of registrations, collection of state and local E911 fees and state Universal Service support obligations. The state regulatory framework for Fusion Connect’s U.S. VoIP services continues to evolve, so the Company, in conjunction with its professional advisors, monitors the actions of the various state regulatory agencies and endeavors to ensure that it is in compliance with applicable state law, including any new statutes or regulations that may be passed. However, there can be no assurance that the Company will become aware of all applicable requirements on a timely basis, or that the Company will always be fully compliant with applicable rules and regulations. Should the Company fail to be compliant with applicable state regulations, or to file required reports with state regulatory agencies, the relevant Fusion Licensee could be subject to fines and/or penalties. The Company expects to incur ongoing operational, legal, and system costs in order to comply with these rules and regulations.

E. Debtors’ Existing Capital Structure

1. Prepetition Indebtedness

The following description is for informational purposes only and is qualified in its entirety by reference to the documents setting forth the specific terms of such obligations and their respective related agreements.

(a)           Super Senior Loan Agreement

To obtain additional working capital during the weeks leading to the Commencement Date, the Debtors entered into that certain Super Senior Secured Credit Agreement, dated as of May 9, 2019 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Super Senior Loan Agreement” and such obligations thereunder, the “Super Senior Loan Claims”) among Fusion Connect, as borrower, the other Debtors, as guarantor subsidiaries, Wilmington Trust, National Association (“Wilmington Trust”), as administrative agent and collateral agent, and the lenders party thereto (the “Super Senior Lenders”)6. As of the Commencement Date, the aggregate principal amount outstanding under the Super Senior Loan Agreement was $20.0 million. Obligations under the Super Senior Loan Agreement are secured by a lien on substantially all of the Debtors’ assets, including 100% of the equity of non-Debtor Primus Management.

6
The Super Senior Lenders are a subset of lenders under the First Lien Credit Agreement.

(b)           First Lien Credit Agreement

As of the Commencement Date, the Debtors had outstanding first lien secured debt obligations under that certain First Lien Credit and Guaranty Agreement, dated as of May 4, 2018 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “First Lien Credit Agreement” and such obligations thereunder, the “First Lien Claims”) among Fusion Connect, as borrower, the other Debtors, as guarantor subsidiaries, Wilmington Trust, as administrative agent and collateral agent, and the lenders party thereto (the “First Lien Lenders”). As of the Commencement Date, the aggregate principal amount outstanding under the First Lien Credit Agreement was approximately $573.7 million, which amount consisted of the following tranches of debt, each secured by the same collateral with pari passu lien priority: (i) approximately $43.3 million in “Tranche A” term loans (the “Tranche A Term Loans”), (ii) approximately $490.9 million in “Tranche B” term loans (the “Tranche B Term Loans”), and (iii) $39.5 million in loans under a revolving facility (the “Revolving Loans”). Obligations under the First Lien Credit Agreement are secured by a lien on substantially all of the Debtors’ assets, with a junior priority to the Super Senior Loan Claims.

In connection with the closing of the First Lien Credit Agreement, Vector Fusion Holdings (Cayman), Ltd. issued a subordinated note to Fusion Connect, dated as of May 4, 2018, in the aggregate principal amount of $25.0 million (the “Vector Subordinated Note”). The Vector Subordinated Note and the proceeds thereof are pledged to the collateral agent under the First Lien Credit Agreement for the benefit of the secured parties thereunder. Under the first lien credit documents, any value received by such collateral agent or secured parties in respect of the Vector Subordinated Note must be applied first toward the repayment of the obligations owing to holders of the Revolving Loans prior to repayment of the obligations owing to holders of the Tranche A Term Loans and Tranche B Term Loans.

(c)           Second Lien Credit Agreement

The Debtors have outstanding second lien term loan obligations under that certain Second Lien Credit and Guaranty Agreement, dated as of May 4, 2018 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Second Lien Credit Agreement” and such obligations thereunder, the “Second Lien Claims”) among Fusion Connect, as borrower, the other Debtors, as guarantor subsidiaries, GLAS Americas LLC (as successor to Wilmington Trust), as administrative agent and collateral agent, and the lenders party thereto (the “Second Lien Lenders”). As of the Commencement Date, the aggregate principal amount outstanding under the Second Lien Credit Agreement was $85.0 million. Obligations under the Second Lien Credit Agreement are secured by a lien on substantially all of the Debtors’ assets, with a junior priority to the Super Senior Loan Claims and the First Lien Claims.

(d)           Intercreditor Agreements

The secured parties under the Super Senior Loan Agreement and the First Lien Credit Agreement are subject to that certain Super Senior Intercreditor Agreement, dated as of May 9, 2019 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Super Senior Intercreditor Agreement”) among Wilmington Trust, in its capacities as super senior representative and first lien obligations representative. The secured parties under the Super Senior Loan Agreement, the First Lien Credit Agreement, and the Second Lien Credit Agreement are subject to that certain Intercreditor Agreement, dated as of May 4, 2018 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “1L / 2L Intercreditor Agreement”) among Wilmington Trust, in its capacities as additional first lien obligations representative and first lien obligations representative, and GLAS Americas LLC (as successor to Wilmington Trust) as second lien obligations representative.

(e)           Green Note

Fusion Connect has an outstanding note obligation under that certain Subordinated Promissory Note, dated as of May 4, 2018 (the “Green Note”) between Fusion Connect and Holcombe T. Green, Jr. As of the Commencement Date, the aggregate principal amount outstanding under the Green Note was $10.0 million. Obligations under the Green Note are unsecured.

(f)           Bircan Notes

Fusion BCHI is party to three (3) outstanding notes (collectively, the “Bircan Notes”): (i) that certain Amended and Restated Subordinated Promissory Note, dated as of May 4, 2018, with a principal outstanding amount of approximately $1.5 million; (ii) that certain Amended and Restated Subordinated Promissory Note, dated as of May 4, 2018, with a principal outstanding amount of $1.3 million; and (iii) that certain Amended and Restated Subordinated Promissory Note, dated as of May 4, 2018, with a principal outstanding amount of $0.5 million. As of the Commencement Date, the aggregate principal amount outstanding under the Bircan Notes was approximately $3.3 million. Obligations under each of the Bircan Notes are unsecured.

(g)           Intercompany Note

Each of the Debtors, as well as the Canadian Subsidiaries, are party to that certain Global Intercompany Note, dated as of May 9, 2019 (the “Intercompany Note”). All parties to the Intercompany Note are both “payors” and “payees,” and the Intercompany Note does not contemplate any static principal amount owing. The Intercompany Note governs the fluctuating balance of intercompany receivables and payables between each of FCI’s subsidiaries. All obligations under the Intercompany Note are unsecured as between payors and payees, other than an intercompany loan in the principal amount of $2.0 million made by Fusion Connect to Primus Management, which is secured by a lien on certain assets of Primus Management. Obligations under the Intercompany Note are pledged as security for all tranches of the Company’s secured debt.

2. Equity Ownership

As of the Commencement Date, 150,000,000 shares of Fusion Connect common stock, $0.01 par value per share, were authorized and 81,967,263 shares of Fusion Connect common stock were issued and outstanding. As of June 21, 2019, there were 646 record holders of the common stock, with approximately 60.7% held by BCHI.7 As of the Commencement Date, 10,000,000 shares of Fusion Connect preferred stock were authorized and 15,000 shares of Series D preferred stock were issued and outstanding, all of which are held by BCHI. The Company was delisted from the NASDAQ Global Market effective May 13, 2019.

III.
CIRCUMSTANCES LEADING TO COMMENCEMENT OF CHAPTER 11 CASES

A. Birch Merger

The Company has historically driven its growth in substantial part through strategic acquisitions. On August 26, 2017, in furtherance of that strategy, Fusion Connect and Fusion BCHI entered into a merger agreement with Birch, which underlying transaction closed on May 4, 2018. Due to a number of factors, including the fact that Birch was the larger entity and the previous Birch shareholders would acquire 65.2% of the outstanding shares of Fusion Common Stock, the transaction constituted a reverse merger with FCI being the acquirer for legal purposes and Birch being the acquirer of FCI for accounting purposes. In connection with the Birch Merger, the Company also spun-off Lingo Management, LLC (“Lingo”),8 along with certain related subsidiaries, to the previous Birch shareholders.

7
Holcombe T. Green, Jr. is the managing member of BCHI and has voting and dispositive power over BCHI’s shares of Fusion Connect common stock.

8
Lingo operated Birch’s business relating to its U.S.-based consumer customers, wireless customers, and small business customer base.

To finance the Birch Merger, the Company entered into the First Lien Credit Agreement and the Second Lien Credit Agreement.9 The Company used proceeds from the foregoing to: (i) refinance the Company’s and its subsidiaries’ existing indebtedness, (ii) pay expenses related to the Birch Merger and associated transactions, and (iii) pay down certain subordinated notes owed by Birch to Holcombe T. Green, Jr., R. Kirby Godsey, and Holcombe T. Green, III. The Company also applied a portion of the proceeds from the First Lien Credit Agreement to pay a portion of the purchase price for MegaPath.

FCI pursued the Birch Merger with a vision of leveraging its existing processes and structures to create synergies between Fusion Connect’s and Birch’s joined customer bases, combine network infrastructure assets to improve operational efficiencies, and ultimately drive material growth in Fusion Connect’s and Birch’s combined annual revenue. While the Company was able to improve operations and use the Birch Merger as a platform for expansion, the Birch business plan proved to be overly aggressive in terms of sustained customer bookings and price increases. A number of factors, including missed revenue projections left the Company with significantly less liquidity than originally anticipated.

B. Amortization and Interest Payments

The Company’s liquidity position exposed it to default risk under both the First Lien Credit Agreement and Second Lien Credit Agreement. By the end of March 2019, the Company faced a pending $6.7 million amortization payment under the First Lien Credit Agreement and a $300,000 interest payment on the Green Note due on March 31, 2019 (together, the “Amortization and Interest Payments”). In light of the Company’s limited working capital, it determined that it was unlikely to be able to make the Amortization and Interest Payments, and such non-payment would likely trigger a cross-default under the Second Lien Credit Agreement.

Thus, the Company began liaising with its key constituencies to obtain a waiver of existing defaults, and to engage in negotiations regarding potential restructuring of the Company’s indebtedness. Meanwhile, due to the Company’s failure to timely file its 2018 Form 10-K with the SEC and to pay certain NASDAQ listing fees, NASDAQ delisted Fusion Connect’s common stock from its exchange, effective May 13, 2019.

C. Vendor Relationships and Lingo Dispute

The Company’s precarious liquidity position forced it to stretch trade terms with its vendors. As a result, the Company’s relationships with many of its vendors became increasingly strained.

The Company also is involved in disputes with Lingo regarding the value of the assets transferred to Lingo in connection with the Birch Merger and also stemming from Lingo’s failure to remit payments owed to the Company for certain services the Company has provided to Lingo since the Birch Merger pursuant to a transition services agreement and a carrier services agreement. As of the Commencement Date, outstanding amounts remain due and owing to the Company.

D. Pursuit of New Equity Investment

Weil, Gotshal & Manges LLP and FTI Consulting, Inc. were each retained in March 2019 to assist the Company in exploring and evaluating potential transactions to improve its financial position. The Company and its advisors began by engaging in discussions with the Company’s majority shareholder and certain lenders regarding the possibility of a new capital infusion and amendments to the First Lien Credit Agreement and the Second Lien Credit Agreement. By early April 2019, negotiations had progressed to a point where the Company, the majority shareholder, and certain lenders were close to finalizing an agreement in principle. Ultimately, however, the parties were unable to agree on final terms.

9
On the same date, Fusion Connect entered into the Green Note and Fusion BCHI entered into the Bircan Notes.

E. Forbearance Agreement

In light of the outstanding defaults under the First Lien Credit Agreement and Second Lien Credit Agreement, the Company remained engaged in extensive discussions with the First Lien Lender Group, certain lenders holding Tranche A Term Loans and Revolving Loans, the Second Lien Lenders, and each of their respective advisors. Such discussions culminated in a forbearance agreement, dated April 15, 2019 (the “Forbearance Agreement”) among Fusion Connect and substantially all of its lenders under the First Lien Credit Agreement (collectively, the “Forbearing Lenders”). Pursuant to the Forbearance Agreement, the Forbearing Lenders agreed not to exercise any remedies under the First Lien Credit Agreement with respect to the Company’s then existing defaults until April 29, 2019. Certain Forbearing Lenders subsequently extended the term of the Forbearance Agreement to June 3, 2019.

Although the Company was unable to reach an agreement with the Second Lien Lenders as to a similar forbearance, the Second Lien Lenders were nonetheless barred from exercising remedies under the Second Lien Credit Agreement due to a 150-day standstill provision set forth in the 1L / 2L Intercreditor Agreement.

F. Super Senior Financing

As described above, during the forbearance period, the Company and the First Lien Lender Group continued discussions to build a path toward a consensual sale or reorganization transaction. On May 9, 2019, the Company closed the Super Senior Loan Agreement, securing an additional $15.0 million in liquidity, and on May 28, 2019 obtained an incremental $5.0 million thereunder.

G. Formation of Restructuring Committee and Special Committee

On May 10, 2019, in connection with the Company’s evaluation of strategic alternatives, Neal P. Goldman was appointed to Fusion Connect’s board of directors (the “Board”). Further, on May 28, 2019, the Board established and appointed Mr. Goldman, along with Michael J. Del Giudice, Lewis W. Dickey, Jr., and Rafe de la Gueronniere (collectively, the “Independent Directors”) to serve on the Restructuring Committee to, among other things, evaluate and negotiate potential sale and restructuring transactions for the Company.

The Restructuring Committee has complete and exclusive authority over the Debtors’ restructuring, including all matters related to the Chapter 11 Cases other than the matters within the purview of the Special Committee. Separately, the Board established a special committee (the “Special Committee”) to review, investigate, and determine whether to pursue any claims, remedies, or other appropriate actions with respect to potential claims belonging to the Debtors and appointed Mr. Goldman as the sole member of the Special Committee. The Special Committee is coordinating with the Creditors’ Committee and the parties to the Restructuring Support Agreement regarding its investigation. Notably, under the Amended Plan, the Special Committee will identify entities that will not be released pursuant to the Amended Plan to allow the Special Committee to complete its work.

H. Marketing Process

In May 2019, the Company and its advisors conducted the Prepetition Marketing Process. PJT Partners LP (“PJT”), on behalf of the Company, contacted over forty (40) potential investors, with the aim of attracting multiple proposals to either (i) provide a preferred or common equity investment or (ii) acquire the Company’s business on a cash-free, debt-free basis. In connection with this solicitation, the Company and its advisors prepared, among other things, a confidential information memorandum (“CIM”) and an electronic data room to provide potential investors and bidders with adequate information upon which to make a proposal. During this process, sixteen (16) interested investors executed confidentiality agreements and were granted access to the CIM, which contains significant diligence and other confidential information about the Company’s business. The deadline for interested investors to submit initial bids was May 21, 2019. Although no formal IOIs were received, several of these parties indicated ongoing interest, and the Company and its advisors continue to engage in discussions with these parties and provide due diligence information (including access to an electronic data room). In support of the Company’s Marketing Process, the Company obtained approval of bidding and auction procedures for the orderly and value-maximizing marketing and sale of the Company’s business.

Following the Commencement Date, PJT contacted approximately one hundred and twenty-five (125) additional potential investors, twenty-two (22) of which entered into non-disclosure agreements and received access to the CIM. Pursuant to the Bidding Procedures Order, the deadline to submit non-binding indications of interest was July 16, 2019. The Debtors received five (5) IOIs indications of interest for the U.S. Business and six (6) IOIs for the Canadian Business. The Debtors, with the assistance of their financial advisors, engaged in numerous discussions with the parties that submitted IOIs in an attempt to increase the value of the bids contained therein.

Following extensive analysis of the IOIs received, and with the support of each of the Consultation Parties (as defined in the Bidding Procedures Order), on August 27, 2019, the Debtors filed a Notice of Election to Pursue Reorganization Transaction and Termination of U.S. Sale Process with the Bankruptcy Court (the “Notice of Election”). Pursuant to the Restructuring Support Agreement, New Equity Interests and/or Special Warrants will be distributed to the holders of Allowed First Lien Claims. Pursuant to the Restructuring Support Agreement, the Requisite First Lien Lenders have consented to the termination of the Marketing Process for the U.S. Business and instead have elected to pursue the Reorganization Transaction. Fusion Connect is continuing to pursue the Marketing Process with respect to the Canadian Business.

I. Alternative Restructuring Proposals

Simultaneously with its negotiations with the First Lien Lender Group, the Company remained in discussions with other key stakeholders. The Company and the First Lien Lender Group have continued discussions with all key stakeholders during the Chapter 11 Cases.

IV.
OVERVIEW OF THE CHAPTER 11 CASES

A. Commencement of Chapter 11 Cases and First Day Motions

On June 3, 2019, the Debtors commenced the Chapter 11 Cases. The Debtors continue to manage their estates as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. To that end, the Debtors filed various motions seeking relief from the Bankruptcy Court to promote a seamless transition between the Debtors’ prepetition and postpetition business operations, facilitate a smooth restructuring through the Chapter 11 Cases, and minimize any disruptions to the Debtors’ operations (the “First Day Motions”). At the first day hearing held on June 4, 2019 and continued on June 10, 2019, the Bankruptcy Court granted substantially all of the relief requested in the First Day Motions and entered various orders authorizing the Debtors to, among other things:

■
continue paying employee wages and benefits;

■
continue to use the Debtors’ cash management system, bank accounts, and business forms;

■
pay certain critical vendors and obligations with respect to prepetition orders of goods and services to be delivered postpetition;

■
pay prepetition claims of shippers, warehousemen, and other lien claimants;

■
continue insurance and workers’ compensation programs, the processing of workers’ compensation claims, and continue the Debtors’ surety bond program;

■
continue to pay all taxes, fees, and similar charges and assessments, whether arising prepetition or postpetition, to the appropriate taxing, regulatory, or other governmental authority in the ordinary course;

■
continue customer programs;

■
establish procedures for utility companies to request adequate assurance of payment and to prohibit utility companies from altering or discontinuing services; and

■
obtain debtor-in-possession financing and use cash collateral, as discussed in more detail herein.

B. DIP Facility and Cash Collateral

1. DIP Facility

To pay their ordinary course operating expenses, finance the Chapter 11 Cases, and, ultimately, provide the Debtors with the flexibility to consummate the transactions contemplated by the Restructuring Support Agreement, the Debtors filed a motion (ECF No. 17) (the “DIP Motion”) to enter into the DIP Facility, which consists of (i) up to $39.5 million in new money term loans and (ii) up to $20.0 million in roll-up term loans. The DIP Facility ensures that the Debtors’ financing needs can be met during the Chapter 11 Cases. The term of the DIP Facility is four (4) months from the closing date of the DIP Facility, with an option for up to three (3) extensions, each for a term of one (1) month, if approved by the Requisite Lenders. The interim order granting the relief requested in the DIP Motion, including an interim draw of up to $20.0 million under the DIP Facility, can be found at ECF No. 57 (the “Interim DIP Order”) and the final order granting the relief requested in the DIP Motion, including a draw of up to $19.5 million under the DIP Facility, can be found at ECF No. 160 (the “Final DIP Order”, and, together with the Interim DIP Order, the “DIP Orders”).10

2. Cash Collateral

In addition, the Debtors are authorized, on an interim basis, to consensually use the cash collateral of the Prepetition Secured Parties. In exchange, the Debtors are providing the Prepetition Secured Parties with the following:

(a)           Adequate Protection Liens.

 The Prepetition Super Senior Agent, for itself and for the benefit of the Prepetition Super Senior Lenders, has, in the amount of the Prepetition Super Senior Secured Parties’ Adequate Protection Claims, a valid, perfected replacement security interest in and lien upon all of the DIP Collateral, in each case subject and subordinate only to (i) the Carve Out and (ii) the DIP Liens and any liens to which the DIP Liens are junior (including the Prepetition Permitted Prior Liens and Senior Permitted Liens and, solely with respect to the Vector Subordinated Note Collateral, the liens securing the claims of the Prepetition First Lien Revolving Lenders and the Prepetition Issuing Bank arising under the Prepetition First Lien Credit Agreement).

The Prepetition First Lien Agent, for itself and for the benefit of the Prepetition First Lien Lenders, has, in the amount of the Prepetition First Lien Lenders’ Adequate Protection Claims, a valid, perfected replacement security interest in and lien upon all of the DIP Collateral, in each case subject and subordinate only to (i) the Carve Out, (ii) the DIP Liens and any liens to which the DIP Liens are junior (including the Prepetition Permitted Prior Liens and Senior Permitted Liens and, solely with respect to the Vector Subordinated Note Collateral, the liens securing the claims of the Prepetition First Lien Revolving Lenders and the Prepetition Issuing Bank arising under the Prepetition First Lien Credit Agreement), (iii) the Super Senior Adequate Protection Liens, and (iv) Prepetition Super Senior Credit Facility Liens.

10
Capitalized terms used but not otherwise defined in this Section IV.B shall have the respective meanings ascribed to such terms in the DIP Orders.

The Prepetition Second Lien Agent, for itself and for the benefit of the Prepetition Second Lie Lenders, has, in the amount of the Prepetition Second Lien Lenders’ Adequate Protection Claims, a valid, perfected replacement security interest in and lien upon all of the DIP Collateral, in each case subject and subordinate only to (i) the Carve Out, (ii) the DIP Liens and any liens to which the DIP Liens are junior (including the Prepetition Permitted Prior Liens and Senior Permitted Liens), (iii) the Super Senior Adequate Protection Liens, (iv) the Prepetition Super Senior Credit Facility Liens, (v) the First Lien Adequate Protection Liens, and (vi) the Prepetition First Lien Credit Facility Liens.

(b)           507(b) Claims.

The Prepetition Super Senior Agent, the Prepetition First Lien Agent, and the Prepetition Second Lien Agent, for itself and for the benefit of each of the Prepetition Super Senior Lenders, the Prepetition First Lien Lenders and the Prepetition Second Lien Lenders, respectively, are entitled to receive an administrative expense claim pursuant to section 507(b) of the Bankruptcy Code, for and equal in amount to the aggregate diminution in value of their collateral, if any, subject to the Carve-Out and the priorities set forth in the DIP Facility.

(c)           Adequate Protection Payment and Interest Accrual.

Only after the DIP Obligations are fully discharged, the Prepetition Super Senior Agent, on behalf of the Prepetition Super Senior Lenders, until the Prepetition Debt Refinancing occurs, and the Prepetition First Lien Agent, on behalf of the Prepetition First Lien Lenders, will receive cash payments in an amount equal to the amount of the net cash proceeds received by the Debtors of the sale of any Prepetition Collateral (including, for the avoidance of doubt, net cash proceeds from the sale of Prepetition Collateral in connection with an Asset Sale (as such term is defined in the DIP Credit Agreement)), payable not later than the fifth business day following the date of receipt of such proceeds; provided, that, in the event that payment of such cash payments would result in the Debtors’ having less cash on hand than the amount of the Carve-Out, the costs associated with administering the Debtors’ estates payable under the Budget prior to any wind-down of the Debtors’ estates, and the reasonable expected costs associated with the wind-down of the Debtors’ estates (the “Reserve Amount”), such cash payments shall be reduced to the extent that, following the payment of such cash payments, the Debtors’ cash on hand is equal to the Reserve Amount. Until the Prepetition Debt Refinancing occurs, the Prepetition Super Senior Agent, on behalf of the Prepetition Super Senior Lenders, received or will receive, as applicable, (x) on the date of entry of the Interim DIP Order, all interest that accrued on the Prepetition Super Senior Loans and that was due and payable on June 3, 2019, (y) on the last business day of each month, all interest that accrued on the Prepetition Super Senior Loans during the monthly period (or portion thereof) ending on such last business day and (z) on the date that the Prepetition Debt Refinancing occurs, all accrued and unpaid interest on the Prepetition Super Senior Loans (with interest on the Prepetition Super Senior Loans, for purposes of clauses (y) and (z) of this sentence, being calculated based upon the non-default “Base Rate” plus the “Applicable Rate” applicable to “Base Rate Loans” as set forth in the Prepetition Super Senior Credit Agreement). The Prepetition First Lien Agent, on behalf of the Prepetition First Lien Lenders, received or will receive (i) on the date of entry of the Interim DIP Order, payment in-kind of all accrued and unpaid interest on the Prepetition First Lien Loans (which interest shall be capitalized and added to the principal amount of the applicable Prepetition First Lien Loans on the date hereof) and (ii) on the last business day of each month, payment in-kind of all interest that accrued on the Prepetition First Lien Loans during the monthly period (or portion thereof) ending on such last business day (which interest shall be capitalized and added to the principal amount of the applicable Prepetition First Lien Loans on such last business day), with interest on the Prepetition First Lien Loans, for purposes of this clauses (ii), being calculated based upon the non-default “Base Rate” plus the “Applicable Rate” applicable to such “Base Rate Loans” as set forth in the Prepetition First Lien Credit Agreement. In the event that it is determined by a final order, which order shall not be subject to any appeal, stay, reversal or vacatur, that (i) no Diminution in Collateral Value of any Prepetition First Lien Secured Party’s respective interests has occurred or (ii) such Prepetition First Lien Secured Party is determined to be undersecured, then a party in interest shall have the right to assert that such payments of adequate protection shall be applied toward repayment of the principal amount due on such Prepetition First Lien Debt as is owing to such Prepetition First Lien Secured Party.

(d)           Adequate Protection Fees and Expenses.

The Prepetition Super Senior Agent shall receive, for the benefit of the Prepetition Super Senior Lenders, current cash payments of the reasonable and documented prepetition and postpetition fees and expenses of the Prepetition Super Senior Agent under the Prepetition Super Senior Credit Documents and the First Lien Lender Group, including, but not limited to, the reasonable and documented fees and out-of-pocket expenses of Arnold & Porter Kaye Scholer LLP (solely in its capacity as counsel to the Prepetition Super Senior Agent), Davis Polk & Wardwell LLP, Wiley Rein LLP, local counsel to the First Lien Lender Group, if any, Greenhill & Co., Inc., Altman Vilandrie & Company and its sub-agents, and any other advisors retained by the First Lien Lender Group, subject to the review procedures set forth in the DIP Orders. The Prepetition First Lien Agent shall receive, for the benefit of the Prepetition First Lien Lenders, current cash payments of the reasonable and documented prepetition and postpetition fees and expenses of (1) the Prepetition First Lien Agent under the Prepetition First Lien Credit Documents and the First Lien Lender Group, including, but not limited to, the reasonable and documented fees and out-of-pocket expenses of Arnold & Porter Kaye Scholer LLP (solely in its capacity as counsel to the Prepetition First Lien Agent), Davis Polk & Wardwell LLP, Wiley Rein LLP, local counsel to the First Lien Lender Group, if any, Greenhill & Co., Inc., Altman Vilandrie & Company and its sub-agents, and any other advisors retained by the First Lien Lender Group, to the extent not duplicative to the fees and expenses paid as Super Senior Adequate Protection Fees and Expenses, and (2) certain of the Prepetition First Lien Revolving Lenders constituting only those reasonable and documented fees and out-of-pocket disbursements of Simpson Thacher & Bartlett LLP, incurred directly in connection with matters specific to the Prepetition First Lien Revolving Lenders, each subject to the review procedures set forth in the DIP Orders.

(e)           Adequate Protection Milestones.

The Prepetition Super Senior Secured Parties and Prepetition First Lien Secured Parties are entitled to performance of certain Adequate Protection Milestones, which cannot be waived, amended, modified or extended from time to time, in each case (i) as to the Prepetition Super Senior Secured Parties absent (a) order of the Court or (b) prior written consent of the Super Senior Requisite Lenders and (ii) as to the Prepetition First Lien Secured Parties, absent (a) order of the Court or (b) prior written consent of the First Lien Requisite Lenders, in certain instances as amended and reflected in the Final DIP Order.

(f)           Financial Covenant Compliance.

The Prepetition Super Senior Secured Parties and the Prepetition First Lien Secured Parties are entitled to compliance by the Debtors of those certain financial covenants set forth in section 6.7 of the DIP Credit Agreement.

(g)           Information Rights.

The Debtors will promptly provide the Prepetition Super Senior Agent, on behalf of itself and on behalf of the Prepetition Super Senior Lenders, the Prepetition First Lien Agent, on behalf of itself and on behalf of the Prepetition First Lien Lenders, and the Prepetition Second Lien Agent, on behalf of itself and on behalf of the Prepetition Second Lien Lenders, with all required written financial reporting and other periodic reporting that is required to be provided to the DIP Agent or the DIP Lenders under the DIP Documents.

(h)           Additional Adequate Protection.

In the event the Debtors file, support, make a proposal or counterproposal to any party relating to, or take any other similar action in furtherance of (any of the foregoing, a “Non-Permitted Action”) a plan of reorganization that does not propose to pay all claims on account of the Prepetition First Lien Debt in cash or with such other consideration acceptable to the First Lien Requisite Lenders (such plan, a “Non-Permitted Plan”), the Debtors shall provide notice to counsel to the First Lien Lender Group not less than seven (7) business days before taking such Non-Permitted Action (the “Non-Permitted Plan Notice”). Upon delivery of a Non-Permitted Plan Notice, the Prepetition First Lien Secured Parties shall have the right to immediately terminate Debtors’ right to use Cash Collateral pursuant to the DIP Orders.

C. Procedural Motions and Retention of Professionals

The Debtors have also filed several other motions that are common in chapter 11 proceedings of similar size and complexity as the Chapter 11 Cases, including applications to retain various professionals to assist the Debtors in the Chapter 11 Cases.

D. Appointment of the Creditors’ Committee

On June 18, 2019, the Creditors’ Committee was appointed by the Office of the United States Trustee for Region 2 (the “U.S. Trustee”) pursuant to section 1102 of the Bankruptcy Code to represent the interests of unsecured creditors in the Chapter 11 Cases (ECF No. 98). The members of the Creditors’ Committee are Abante Rooter and Plumbing, Inc., AT&T Services, Inc., and Equinix, Inc. The Creditors’ Committee retained Cooley LLP as its counsel and AlixPartners as its financial advisor. The Debtors intend to continue to consult with the Creditors’ Committee throughout the Chapter 11 Cases and have participated in numerous teleconferences and an in-person meeting with advisors to the Creditors’ Committee to discuss and consult with respect to the administration of the Chapter 11 Cases, the Marketing Process, and the Amended Plan. These discussions have resulted in, among other positive outcomes, the Global Settlement.

E. Schedules and Statements; Rule 2015.3 Financial Reports

On July 16, 2019, the Debtors each filed their schedules of assets and liabilities and statements of financial affairs (collectively, the “Schedules and Statements”) (ECF Nos. 6-8 and 191-228). The Schedules and Statements, as may be amended from time to time, and are incorporated into this Disclosure Statement by reference. On July 12, 2019, the Debtors filed a Rule 2015.3 financial report (the “Rule 2015.3 Report”) (ECF No. 179). The Rule 2015.3 Report is incorporated into the Disclosure Statement by reference.

F. Bar Date

On July 16, 2019, the Bankruptcy Court entered an order establishing (i) August 27, 2019 at 5:00 p.m. (prevailing Eastern Time), as the deadline for all non-governmental units (as defined in section 101(27) of the Bankruptcy Code) to file proofs of claim in the Chapter 11 Cases (the “General Bar Date”); (ii)  December 2, 2019 at 5:00 p.m. (prevailing Eastern Time) as the deadline for all governmental units (as defined in section 101(27) of the Bankruptcy Code) to file proofs of claim in the Chapter 11 Cases (the “Governmental Bar Date”); (iii) the later of (a) the General Bar Date or the Governmental Bar Date, as applicable, and (b) 5:00 p.m. (prevailing Eastern Time) on the date that is thirty (30) days after entry of an order approving rejection of any executory contract or unexpired lease of the Debtors as the deadline by which persons or entities asserting claims resulting from such rejection must file proofs of claim in the Chapter 11 Cases (the “Rejection Damages Bar Date”); and (iv) the later of the (a) General Bar Date or the Governmental Bar Date, as applicable, and (b) 5:00 p.m. (prevailing Eastern Time) on the date that is thirty (30) days from the date on which the Debtors provide notice of a previously unfiled Schedule or an amendment or supplement to a Schedule as the deadline by which persons or entities affected by such filing, amendment, or supplement must file proofs of claim in the Chapter 11 Cases (the “Amended Schedules Bar Date”).

G. Lease Rejection Motion

On July 18, 2019, the Debtors filed a motion seeking authority to (i) reject certain unexpired leases of non-residential real property in New York, New Jersey, and California (with such rejection effective as of July 31, 2019) and (ii) abandon certain property in connection therewith (ECF No. 236), which was granted on August 1, 2019 (ECF No. 281). The Debtors may elect, in their sole discretion, to file additional motions to reject non-residential real property on or after the Date of the Disclosure Statement.

H. Litigation Matters

In the ordinary course of business, the Debtors are involved in disputes with a variety of different parties. The Company is also subject to regulatory and governmental examinations, information requests and subpoenas, inquiries, investigations, and threatened legal actions and proceedings. In connection with formal and informal inquiries, the Company receives occasional requests in connection with various aspects of the Company’s activities.

1. GrandSlam Capital Master Fund, Ltd. v. Rosen et al.

On June 7, 2019, a U.S. federal securities class action was filed in the Southern District of New York against the following current and former officers of the Company, Matthew D. Rosen, Kevin M. Dotts, and Keith Soldan. This case, captioned GrandSlam Capital Master Fund, Ltd. v. Rosen et al., No. 1:19-cv-05362-PGG, asserts claims for monetary relief under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, during a class period alleged to range from May 11, 2018 to April 2, 2019. On July 23, 2019, the court appointed a lead plaintiff and lead counsel in this action. A class has not yet been certified in this action.

2. Lingo Dispute

Lingo and the Company are involved in a dispute regarding (i) the value of assets transferred to Lingo in connection with the Company’s closing of the Birch Merger and (ii) Lingo’s failure to remit payments owed to the Company in connection with certain services the Company has provided to Lingo since the Birch Merger pursuant to a transition services agreement and a carrier services agreement. As of the Commencement Date, outstanding amounts remain due and owing to the Company. The Company has sent a litigation hold notice, demands for payment, and advised Lingo it will end service to Lingo absent payment. No litigation has commenced and the parties are still attempting to informally resolve the dispute.

3. Other Litigation

As mentioned above, in the ordinary course of business, the Company is involved in occasional disputes, including pending class action cases with the potential to result in high amounts of damages assessed against the Company. All actions and claims asserted against the Debtors in such actions are stayed pursuant to section 362 of the Bankruptcy Code during the pendency of the Chapter 11 Cases. On August 16, 2019, the Debtors filed a motion with the Court seeking an order approving a stipulation between the Debtors and 75 Broad, LLC that will lift the automatic stay solely with respect to a certain enumerated lawsuit between Fusion Telecommunications International, Inc. and 75 Broad LLC (ECF No. 336).

I. Marketing Process and Bidding Procedures

In support of the Marketing Process, the Debtors and their advisors developed bidding and auction procedures for the marketing and sale of their business in the Chapter 11 Cases in an orderly and value maximizing manner (the “Bidding Procedures”). Pursuant to the Bidding Procedures, parties had the opportunity to submit bids for the purchase of the U.S. Business, the Canadian Business, or the U.S. Business and the Canadian Business on a consolidated basis in accordance with the terms of the Bidding Procedures. The Bidding Procedures are filed at ECF No. 36.

J. Plan Settlement Negotiations and the Global Settlement

The Debtors filed the Initial Plan on July 1, 2019 with the support of the First Lien Lender Group. The Creditors’ Committee, however, raised a number of informal concerns and potential objections with respect thereto. Since filing the Initial Plan, the Debtors and the First Lien Lender Group engaged the Creditors’ Committee regarding Plan-related issues to work towards a chapter 11 plan supported by the Creditors’ Committee. The Debtors, the Creditors’ Committee, and the First Lien Lender Group have reached a Global Settlement, the terms of which are incorporated in the Amended Plan filed contemporaneously herewith. Pursuant to the Global Settlement, the Debtors, the Creditors’ Committee, and the First Lien Lender Group have agreed to the following:

i.
the establishment of the Litigation Trust in accordance with Section 5.16 of the Amended Plan, and the governance and administration of the Litigation Trust with the Litigation Trust Agreement;

ii.
on the Effective Date, the Reorganized Debtors will transfer the Litigation Trust Causes of Action and the Litigation Trust Debtor Causes of Action and the Litigation Trust Initial Funding to the Litigation Trust, the proceeds of which (if any) will benefit holders of Allowed Second Lien Claims and Allowed General Unsecured Claims, and holders of Allowed First Lien Claims shall be deemed to transfer to the Litigation Trust any direct Causes of Action they may assert solely in their capacities as Lenders under the Prepetition First Lien Credit Agreement relating to the Debtors, which, for the avoidance of doubt, shall not include any Cause of Action against any Prepetition First Lien Lender or the Prepetition First Lien Administrative Agent, to the extent such Causes of Action are not released or subject to the exculpation provisions under the Amended Plan, each free and clear of all Liens, charges, Claims, encumbrances, and interests, in accordance with Section 1141 of the Bankruptcy Code;

iii.
on the Effective Date, the Reorganized Debtors will issue an interest-bearing loan in the amount of $3,500,000 to the Litigation Trust and will invest cash in the amount of $1,500,000 in the Litigation Trust, and the Litigation Trust Loan shall accrue payment-in-kind interest at the same rate as the New First Lien Credit Facility;

iv.
on the Effective Date, all Preference Action against any Entity other than a Non-Released Party that the Debtors or the Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Person shall be deemed conclusively, absolutely, unconditionally, irrevocably and forever released;

v.
the Litigation Trust will be overseen and controlled by the Litigation Trust Oversight Committee in accordance with the Litigation Trust Agreement, and shall (a) have the authority to determine whether to enforce, settle, release, or compromise the Litigation Trust Causes of Action, and (b) be solely responsible for selecting and retaining advisors to the Litigation Trust;

vi.
the Litigation Trust Assets will be distributed to the Reorganized Debtors and the holders of the Litigation Trust Interests in accordance with the waterfall provision set forth in Section 5.2(b)(vi) of the Amended Plan;

vii.
holders of Second Lien Claims, on account of the Second Lien Deficiency Claim (subject to the terms and conditions of the Prepetition Intercreditor Agreement), and General Unsecured Claims shall be entitled to share Pro Rata in the Litigation Trust Assets that are not paid to Reorganized FCI. Holders of Allowed First Lien Claims will not be entitled to receive a distribution from the Litigation Trust on account of the Term Loan Deficiency Claim other than on account of the turnover provision of the Prepetition Intercreditor Agreement;

viii.
Upon entry of the Confirmation Order, the Challenge Period (as defined in the Final DIP Order) will be deemed expired;

ix.
The Litigation Trust may be terminated in accordance with Section 5.16 of the Amended Plan and the Litigation Trust Agreement;

x.
The Litigation Trust shall have the authority and right on behalf of each of the Debtors, without the need for Bankruptcy Court approval (unless otherwise indicated), to, except to the extent Claims have been Allowed, control and effectuate the Claims reconciliation process of General Unsecured Claims, including to object to, seek to subordinate, compromise, or settle any and all General Unsecured Claims against the Debtors; and

xi.
as a condition precedent to consummation of the Global Settlement, the Creditors’ Committee and the First Lien Lender Group have agreed not to object to the Disclosure Statement or the Amended Plan, or take any other action that is inconsistent with or that would reasonably be expected to prevent, interfere with, delay, or impede the confirmation and consummation of the Amended Plan or approval of the Global Settlement.

V.
SUMMARY OF AMENDED PLAN

This section of the Disclosure Statement summarizes the Amended Plan, a copy of which is annexed hereto as Exhibit A.

A. Administrative Expense and Priority Claims.

1. Administrative Expense Claims.

Except as otherwise set forth in the Amended Plan, and except to the extent that a holder of an Allowed Administrative Expense Claim agrees to less favorable treatment, each holder of an Allowed Administrative Expense Claim (other than a Fee Claim, a DIP Claim, or a Restructuring Expense) shall receive, in full and final satisfaction of such Claim, Cash in an amount equal to such Allowed Administrative Expense Claim on, or as soon thereafter as is reasonably practicable, the later of (a) the Effective Date and (b) the first Business Day after the date that is thirty (30) calendar days after the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim; provided, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors, as Debtors in Possession, shall be paid by the Debtors or the Reorganized Debtors, as applicable, in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any course of dealing or agreements governing, instruments evidencing, or other documents relating to such transactions.

2. Fee Claims.

(a)           All Entities seeking an award by the Bankruptcy Court of Fee Claims shall file and serve on counsel to the Debtors or the Creditors’ Committee, as applicable, the U.S. Trustee, and counsel to the First Lien Lender Group, on or before the date that is forty-five (45) days after the Effective Date, their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred from the Commencement Date through the Effective Date. Objections to any Fee Claims must be filed and served on counsel to the Debtors, counsel to the First Lien Lender Group, and the requesting party no later than twenty-one (21) calendar days after the filing of the final applications for compensation or reimbursement (unless otherwise agreed by the Debtors or the Reorganized Debtors, as applicable, and the party requesting compensation of a Fee Claim).

(b)           Allowed Fee Claims shall be paid in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court (i) on the date upon which an order relating to any such Allowed Fee Claim is entered or as soon as reasonably practicable thereafter; or (ii) upon such other terms as may be mutually agreed upon between the holder of such an Allowed Fee Claim and the Debtors or the Reorganized Debtors, as applicable. Notwithstanding the foregoing, any Fee Claims that are authorized to be paid pursuant to any administrative orders entered by the Bankruptcy Court may be paid at the times and in the amounts authorized pursuant to such orders.

(c)           On or about the Effective Date, holders of Fee Claims shall provide a reasonable estimate of unpaid Fee Claims incurred in rendering services before the Effective Date to the Debtors, and the Debtors or Reorganized Debtors, as applicable, shall escrow such estimated amounts for the benefit of the holders of the Fee Claims until the fee applications related thereto are resolved by Final Order or agreement of the parties. If a holder of a Fee Claim does not provide an estimate, the Debtors or the Reorganized Debtors, as applicable, may estimate the unpaid and unbilled reasonable and necessary fees and out-of-pocket expenses of such holder of a Fee Claim. When all such Allowed Fee Claims have been paid in full, any remaining amount in such escrow shall promptly be released from such escrow and revert to, and ownership thereof shall vest in, the Reorganized Debtors without any further action or order of the Bankruptcy Court.

(d)           The Reorganized Debtors are authorized to pay compensation for services rendered or reimbursement of expenses incurred after the Effective Date in the ordinary course and without the need for Bankruptcy Court approval.

3. Priority Tax Claims.

Except to the extent that a holder of an Allowed Priority Tax Claim agrees to less favorable treatment, each holder of an Allowed Priority Tax Claim shall receive, in full and final satisfaction of such Allowed Priority Tax Claim, at the sole option of the Debtors or the Reorganized Debtors, as applicable, (a) Cash in an amount equal to such Allowed Priority Tax Claim on, or as soon thereafter as is reasonably practicable, the later of (i) the Effective Date, to the extent such Claim is an Allowed Priority Tax Claim on the Effective Date; (ii) the first Business Day after the date that is thirty (30) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim; and (iii) the date such Allowed Priority Tax Claim is due and payable in the ordinary course as such obligation becomes due; provided, that the Debtor reserves the right to prepay all or a portion of any such amounts at any time under this option without penalty or premium; or (b) equal annual Cash payments in an aggregate amount equal to the amount of such Allowed Priority Tax Claim, together with interest at the applicable rate under section 511 of the Bankruptcy Code, over a period not exceeding five (5) years from and after the Commencement Date.

4. DIP Claims.

As of the Effective Date, the DIP Claims shall be Allowed in the full amount outstanding under the DIP Credit Agreement, including principal, interest, fees, and expenses. On the Effective Date, in full and final satisfaction of the DIP Claims, such claims shall be paid in full in Cash from the proceeds of the New Exit Facility. Notwithstanding anything to the contrary in the Amended Plan or the Confirmation Order, (i) the Contingent DIP Obligations shall survive the Effective Date and shall not be discharged or released pursuant to the Amended Plan or the Confirmation Order, and (ii) the DIP Documents shall continue in full force and effect after the Effective Date with respect to any obligations thereunder governing (1) the Contingent DIP Obligations and (2) the relationships among the DIP Agent and the DIP Lenders.

On the later of (1) the Effective Date and (2) the date on which such fees, expenses, or disbursements would be required to be paid under the terms of the DIP Order, the Debtors or Reorganized Debtors (as applicable) shall pay all fees, expenses, and disbursements of the DIP Agent and DIP Lenders, in each case that have accrued and are unpaid as of the Effective Date and are required to be paid under or pursuant to the DIP Order. After the Effective Date, the Reorganized Debtors shall continue to reimburse the DIP Agent and the DIP Lenders for the reasonable fees and expenses (including reasonable and documented legal fees and expenses) incurred by the DIP Agent and the DIP Lenders after the Effective Date in accordance with the terms thereof and/or the DIP Order. The Reorganized Debtors shall pay all of the amounts that may become payable to the DIP Agent or any of the DIP Lenders on account of any Contingent DIP Obligations in accordance with the terms of the DIP Documents and the DIP Order.

5. Restructuring Expenses.

During the period commencing on the Commencement Date through the Effective Date, the Debtors will promptly pay in full in Cash any Restructuring Expenses in accordance with the terms of the RSA. Without limiting the foregoing, to the extent that any Restructuring Expenses remain unpaid as of the Business Day prior to the Effective Date, on the Effective Date, the Reorganized Debtors shall pay in full in Cash any outstanding Restructuring Expenses that are invoiced without the requirement for the filing of retention applications, fee applications, or any other applications in the Chapter 11 Cases, and without any requirement for further notice or Bankruptcy Court review or approval. For the avoidance of doubt, any Restructuring Expenses invoiced after the Effective Date shall be paid promptly, but no later than ten (10) business days of receiving an invoice.

B. Classification of Claims and Interests.

1. Classification in General.

A Claim or Interest is placed in a particular Class for all purposes, including voting, confirmation, and distribution under the Amended Plan and under sections 1122 and 1123(a)(1) of the Bankruptcy Code; provided, that a Claim or Interest is placed in a particular Class for the purpose of receiving distributions pursuant to the Amended Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Allowed Claim or Allowed Interest has not been satisfied, released, or otherwise settled prior to the Effective Date.

2. Summary of Classification.

The following table designates the Classes of Claims against and Interests in the Debtor and specifies which of those Classes are (a) Impaired or Unimpaired by the Amended Plan; (b) entitled to vote to accept or reject the Amended Plan in accordance with section 1126 of the Bankruptcy Code; and (c) deemed to accept or reject the Amended Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims have not been classified.

Class	Designation	Treatment	Entitled to Vote
1	Priority Non-Tax Claims	Unimpaired	No (Presumed to accept)
2	Other Secured Claims	Unimpaired	No (Presumed to accept)
3	First Lien Claims	Impaired	Yes
4	Second Lien Claims	Impaired	Yes
5	General Unsecured Claims	Impaired	Yes
6	Intercompany Claims	Unimpaired	No (Presumed to accept)
7	Intercompany Interests	Unimpaired	No (Presumed to accept)
8	Parent Equity Interests	Impaired	No (Deemed to reject)
9	Subordinated Securities Claims	Impaired	No (Deemed to reject)

3. Special Provision Governing Unimpaired Claims.

Nothing under the Amended Plan shall affect the rights of the Debtors or the Reorganized Debtors, as applicable, in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

4. Elimination of Vacant Classes.

Any Class of Claims against or Interests in the Debtors that, as of the commencement of the Confirmation Hearing, does not have at least one holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes shall be considered vacant, deemed eliminated from the Amended Plan for purposes of voting to accept or reject the Amended Plan, and disregarded for purposes of determining whether the Amended Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to that Class.

C. Treatment of Claims and Interests.

1. Priority Non-Tax Claims (Class 1).

(a)           Classification: Class 1 consists of Priority Non-Tax Claims.

(b)           Treatment: Except to the extent that a holder of an Allowed Priority Non-Tax Claim against the Debtors agrees to a less favorable treatment of such Claim, in full and final satisfaction of such Allowed Priority Non-Tax Claim, at the sole option of the Debtors or the Reorganized Debtors, as applicable: (i) each such holder shall receive payment in Cash in an amount equal to such Claim, payable on the later of the Effective Date and the date that is ten (10) Business Days after the date on which such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is reasonably practicable; (ii) such holder’s Allowed Priority Non-Tax Claim shall be Reinstated; or (iii) such holder shall receive such other treatment so as to render such holder’s Allowed Priority Non-Tax Claim Unimpaired.

(c)           Voting: Class 1 is Unimpaired, and holders of Priority Non-Tax Claims are conclusively presumed to have accepted the Amended Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Priority Non-Tax Claims are not entitled to vote to accept or reject the Amended Plan, and the votes of such holders will not be solicited with respect to Priority Non-Tax Claims.

2. Other Secured Claims (Class 2).

(a)           Classification: Class 2 consists of the Other Secured Claims. To the extent that Other Secured Claims are secured by different collateral or different interests in the same collateral, such Claims shall be treated as separate subclasses of Class 2 for purposes of voting to accept or reject the Amended Plan and receiving distributions under the Amended Plan.

(b)           Treatment: Except to the extent that a holder of an Allowed Other Secured Claim agrees to different treatment, on the later of the Effective Date and the date that is ten (10) Business Days after the date such Other Secured Claim becomes an Allowed Claim, or as soon thereafter as is reasonably practicable, each holder of an Allowed Other Secured Claim will receive, on account of such Allowed Claim, at the sole option of the Debtors or the Reorganized Debtors, as applicable: (i) Cash in an amount equal to the Allowed amount of such Claim; (ii) Reinstatement of such holder’s Allowed Other Secured Claim; (iii) such other treatment sufficient to render such holder’s Allowed Other Secured Claim Unimpaired; or (iv) return of the applicable collateral in satisfaction of the Allowed amount of such Other Secured Claim.

(c)           Voting: Class 2 is Unimpaired, and holders of Other Secured Claims are conclusively presumed to have accepted the Amended Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Other Secured Claims are not entitled to vote to accept or reject the Amended Plan, and the votes of such holders will not be solicited with respect to such Other Secured Claims.

3. First Lien Claims (Class 3).

(a)           Classification: Class 3 consists of First Lien Claims.

(b)           Allowance: The First Lien Claims are Allowed pursuant to section 506(a) of the Bankruptcy Code against the Debtors in the aggregate principal amount of $585,481,310.80 consisting of (i) $545,150,569.11 in aggregate outstanding principal amount of term loans, (ii) $39,818,694.44 in aggregate outstanding principal amount of revolving loans, and (iii) $512,047.25 in aggregate outstanding face amount of letters of credit issued, in each case, under the Prepetition First Lien Credit Agreement, plus accrued and unpaid prepetition interest, accrued and unpaid post-petition interest, fees, expenses and other amounts arising under the Prepetition First Lien Credit Agreement.

(c)           Treatment: Except to the extent that a holder of a First Lien Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for such First Lien Claim, each such holder thereof (or, with respect to any New Equity Interests to be issued pursuant to the First Lien Lender Equity Distribution, such holder’s permitted designee) shall receive on the Effective Date such holder’s Pro Rata share of (a) the First Lien Lender Equity Distribution; provided, that notwithstanding anything in the Amended Plan to the contrary, the distribution of the First Lien Lender Equity Distribution shall be made pursuant to, and subject to the terms and conditions of, the Equity Allocation Mechanism, less any New Equity Interests and/or Special Warrants distributable to other classes of Claims in order for the Bankruptcy Court to determine that the Amended Plan satisfies section 1129(a)(7) of the Bankruptcy Code; (b) the loans under the New First Lien Credit Facility; and (c) cash or other proceeds, if any, from the sale of the Debtors’ Canadian business unless otherwise agreed to by the Requisite First Lien Lenders.

For the avoidance of doubt, on the Effective Date, the Prepetition First Lien Credit Agreement shall be deemed cancelled (except as set forth in Section 5.10 hereof) without further action by or order of the Bankruptcy Court.

(d)           Voting: Class 3 is Impaired, and holders of First Lien Claims in Class 3 are entitled to vote to accept or reject the Amended Plan.

4. Second Lien Claims (Class 4).

(a)           Classification: Class 4 consists of Second Lien Claims in the aggregate principal amount of $85,000,000 of term loans issued under the Prepetition Second Lien Credit Agreement, plus interest, fees, expenses and other amounts arising under the Prepetition Second Lien Credit Agreement.

(b)           Treatment: Except to the extent that a holder of an Allowed Second Lien Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for an Allowed Second Lien Claim, on the Effective Date each such holder thereof shall receive:

(i)           if Class 4 is an Accepting Class, holders of First Lien Claims shall be deemed to have consented to a distribution to holders of Second Lien Claims of, and each holder of a Second Lien Claim and Second Lien Deficiency Claim shall receive on the Effective Date, in full satisfaction of its Allowed Second Lien Claim and Second Lien Deficiency Claim, such holder’s Pro Rata share of Second Lien Warrants; provided, that, notwithstanding anything in the Amended Plan to the contrary, the distribution of the Second Lien Warrants to the holders of Second Lien Claims shall be made pursuant to and subject to Communications Act and the rules and regulations of the FCC as well as applicable state laws and the rules and regulations of the State PUCs; or

(ii)           if Class 4 is not an Accepting Class, then each holder of a Second Lien Claim will receive its Pro Rata share of (x) the Litigation Trust Interests on account of its Second Lien Deficiency Claim (subject to the terms and conditions of the Prepetition Intercreditor Agreement) and (y) the percentage of the New Equity Interests and/or Special Warrants in accordance with the Equity Allocation Mechanism, as determined by the Bankruptcy Court to satisfy section 1129(a)(7) of the Bankruptcy Code as to holders of Second Lien Claims (if any).

For the avoidance of doubt, on the Effective Date, the Prepetition Second Lien Credit Agreement shall be deemed cancelled (except as set forth in Section 5.10 hereof) without further action by or order of the Bankruptcy Court.

(c)           Voting: Class 4 is Impaired, and holders of Second Lien Claims are entitled to vote to accept or reject the Amended Plan.

5. General Unsecured Claims (Class 5).

(a)           Classification: Class 5 consists of General Unsecured Claims.

(b)           Treatment: Except to the extent that a holder of an Allowed General Unsecured Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for an Allowed General Unsecured Claim, each such holder thereof shall receive such holder’s Pro Rata share of the Litigation Trust Interests on the Effective Date.

(c)           Voting: Class 5 is Impaired, and holders of General Unsecured Claims are entitled to vote to accept or reject the Amended Plan.

6. Intercompany Claims (Class 6).

(a)           Classification: Class 6 consists of Intercompany Claims.

(b)           Treatment: On or after the Effective Date, all Intercompany Claims will be adjusted, continued, settled, reinstated, discharged, or eliminated as determined by the Debtors or the Reorganized Debtors, as applicable, and the Requisite First Lien Lenders, in their respective reasonable discretion, but not paid in Cash.

(c)           Voting: Class 6 is Unimpaired, and holders of Intercompany Claims are conclusively presumed to have accepted the Amended Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Intercompany Claims are not entitled to vote to accept or reject the Amended Plan, and the votes of such holders will not be solicited with respect to such Intercompany Claims.

7. Intercompany Interests (Class 7).

(a)           Classification: Class 7 consists of Intercompany Interests.

(b)           Treatment: On or after the Effective Date, all Intercompany Interests shall be cancelled, reinstated, or receive such other treatment as determined by the Debtors or the Reorganized Debtors, as applicable, and the Requisite First Lien Lenders, in their respective reasonable discretion.

(c)           Voting: Class 7 is Unimpaired, and holders of Intercompany Interests are conclusively presumed to have accepted the Amended Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Intercompany Interests are not entitled to vote to accept or reject the Amended Plan, and the votes of such holders will not be solicited with respect to such Intercompany Interests.

8. Parent Equity Interests (Class 8).

(a)           Classification: Class 8 consists of Parent Equity Interests.

(b)           Treatment: on the Effective Date, all Parent Equity Interests shall be deemed cancelled without further action by or order of the Bankruptcy Court, and shall be of no further force and effect, whether surrendered for cancellation or otherwise. To the extent permitted by applicable law, on or promptly after the Effective Date, the Reorganized Debtors shall file with the SEC a Form 15 for the purpose of terminating the registration of any of FCI’s publicly traded securities.

(c)           Voting: Class 8 is Impaired, and holders of Parent Equity Interests are conclusively deemed to have rejected the Amended Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, holders of Parent Equity Interests are not entitled to vote to accept or reject the Amended Plan, and the votes of such holders will not be solicited with respect to such Parent Equity Interests.

9. Subordinated Securities Claims (Class 9).

(a)           Classification: Class 9 consists of Subordinated Securities Claims.

(b)           Treatment: Holders of Subordinated Securities Claims shall not receive or retain any property under the Amended Plan on account of such Subordinated Securities Claims. On the Effective Date, all Subordinated Securities Claims shall be deemed cancelled without further action by or order of the Bankruptcy Court, and shall be of no further force and effect, whether surrendered for cancellation or otherwise.

(c)           Voting: Class 9 is Impaired, and the holders of Subordinated Securities Claims are conclusively deemed to have rejected the Amended Plan. Therefore, holders of Subordinated Securities Claims are not entitled to vote to accept or reject the Amended Plan, and the votes of such holders of Subordinated Securities Claims will not be solicited.

D. Means for Implementation.

1. No Substantive Consolidation.

The Plan is being proposed as a joint plan of reorganization of the Debtors for administrative purposes only and constitutes a separate chapter 11 plan of reorganization for each Debtor. The Plan is not premised upon the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in the Amended Plan.

2. Compromise and Settlement of Claims, Interests, and Controversies.

(a)           Pursuant to sections 363 and 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Amended Plan, the provisions of the Amended Plan and the Global Settlement shall constitute a good faith compromise of Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a creditor or an Interest holder may have with respect to any Claim or Interest or any distribution to be made on account of an Allowed Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and holders of such Claims and Interests, and is fair, equitable, and reasonable.

(b)           The Plan incorporates and reflects the following compromise and settlement by and among the Debtors, the Creditors’ Committee, and the Consenting First Lien Lenders (the “Global Settlement”).

(i)           On the Effective Date, the Litigation Trust shall be established in accordance with Section 5.16 of the Amended Plan and shall be governed and administered in accordance with the Litigation Trust Agreement.

(ii)           On the Effective Date, or as soon as reasonably practicable thereafter, (1) the Debtors shall be deemed to transfer to the Litigation Trust the Litigation Trust Debtor Causes of Action, (2) the Reorganized Debtors shall transfer to the Litigation Trust the Litigation Trust Initial Funding and (3) holders of Allowed First Lien Claims shall be deemed to transfer to the Litigation Trust any direct Cause of Action they may assert solely in their capacities as lenders under the Prepetition First Lien Credit Agreement relating to the Debtors, which, for the avoidance of doubt, shall not include any Cause of Action against any Prepetition First Lien Lender or the Prepetition First Lien Administrative Agent, to the extent such Causes of Action are not released or subject to the exculpation provisions under the Amended Plan (the “Litigation Trust First Lien Lender Causes of Action”), each free and clear of all Liens, charges, Claims, encumbrances, and interests, in accordance with Section 1141 of the Bankruptcy Code. All of the Litigation Trust Assets, as well as the rights and powers of the Debtors’ Estates applicable to the Litigation Trust Assets, shall vest in the Litigation Trust, for the benefit of the holders of Litigation Trust Interests and Reorganized FCI.

(iii)           On the Effective Date, or as soon as reasonably practicable thereafter, the Reorganized Debtors and Litigation Trust shall enter into the Litigation Trust Loan Agreement pursuant to which the Reorganized Debtors shall agree to lend the Litigation Trust Loan Proceeds to the Litigation Trust. The Litigation Trust Loan Proceeds shall be available to be drawn in $1,000,000 installments six (6) and twelve (12) months after the Effective Date, and $500,000 installments eighteen (18), twenty-four (24), and thirty (30) months after the Effective Date. The Litigation Trust Loan shall accrue payment-in-kind interest at same rate as the New First Lien Credit Facility. The amount of the Litigation Trust Loan may be increased post-Effective Date upon the agreement of the Reorganized Debtors and the Litigation Trust. In the event the Reorganized Debtors fail to honor a Litigation Trust Loan draw installment when due, such failure shall be deemed to be an automatic exercise of the Termination Right (as defined below) without the consent of the member the Creditors’ Committee appointed to the Litigation Trust Oversight Committee.

(iv)           On the Effective Date, all Preference Actions against any Entity other than a Non-Released Party that the Debtors or the Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Person shall be deemed conclusively, absolutely, unconditionally, irrevocably and forever, released.

(v)           The Litigation Trust shall be overseen and controlled by the Litigation Trust Oversight Committee in accordance with the Litigation Trust Agreement. The Litigation Trust Oversight Committee shall have the authority to determine whether to enforce, settle, release, or compromise the Litigation Trust Causes of Action (or decline to do any of the foregoing). The Litigation Trust Oversight Committee shall be solely responsible for selecting and retaining advisors to the Litigation Trust.

(vi)           In accordance with the Litigation Trust Agreement, payment of Litigation Trust Expenses shall be deemed to be made first from the Litigation Trust Initial Funding and then from the Litigation Trust Loan Proceeds. The Litigation Trust shall be deemed to be prohibited from using any Litigation Trust Loan Proceeds until no portion of the Litigation Trust Initial Funding is remaining.

(vii)           After payment of Litigation Trust Expenses pursuant to the Litigation Trust Agreement, the Litigation Trust Assets (other than any proceeds of the Litigation Trust First Lien Lender Causes of Action) shall be shared and distributed as follows: first, payment in full in Cash of all amounts due to the Reorganized Debtors under the Litigation Trust Loan; second, distribution to the Litigation Trust for the benefit of the holders of Litigation Trust Interests in accordance with the Amended Plan of up to $1,500,000 (the “GUC Payment”); third, to the extent the remaining Litigation Trust Assets are equal to or less than $20,000,000, seventy percent (70%) of such Litigation Trust Assets shall be distributed to Reorganized FCI and thirty percent (30%) of such Litigation Trust Assets shall be distributed to the Litigation Trust for the benefit of the holders of Litigation Trust Interests in accordance with the Amended Plan; and fourth, to the extent there are any remaining Litigation Trust Assets greater than $20,000,000, fifty percent (50%) of such Litigation Trust Assets shall be distributed to the Reorganized FCI and fifty percent (50%) of such Litigation Trust Assets shall be distributed to the Litigation Trust for the benefit of the holders of Litigation Trust Interests in accordance with the Amended Plan.

(viii)                      After payment of Litigation Trust Expenses pursuant to the Litigation Trust Agreement, any Litigation Trust Assets that are proceeds of the Litigation Trust First Lien Lender Causes of Action shall be shared and distributed as follows: first, payment in full in Cash of all amounts due to the Reorganized Debtors under the Litigation Trust Loan; second, eighty-five percent (85%) of such Litigation Trust Assets shall be distributed to the Reorganized FCI and fifteen percent (15%) of such Litigation Trust Assets shall be distributed to the Litigation Trust for the benefit of the holders of Litigation Trust Interests in accordance with the Amended Plan.

(ix)           Holders of Second Lien Claims, on account of the Second Lien Deficiency Claims (subject to the terms and conditions of the Prepetition Intercreditor Agreement), and General Unsecured Claims shall be entitled to share Pro Rata in the Litigation Trust Assets that are not paid to Reorganized FCI. Holders of Allowed First Lien Claims shall not be entitled to receive a distribution from the Litigation Trust on account of the Term Loan Deficiency Claim other than on account of the turnover provision of the Prepetition Intercreditor Agreement, which the Prepetition First Lien Administrative Agent shall use commercially reasonable efforts to enforce with respect to any distributions made by the Litigation Trust; in the event that holders of Allowed First Lien Claims receive a distribution from the Litigation Trust on account of the Term Loan Deficiency Claim, such distribution shall be credited against, and reduce, on a dollar-for-dollar basis, any distribution of Litigation Trust Assets that are distributable to Reorganized FCI.

(x)           Upon entry of the Confirmation Order, the Challenge Period (as defined in the DIP Order) shall be deemed expired.

(xi)           The Litigation Trust may be terminated in accordance with Section 5.16 of the Amended Plan and the Litigation Trust Agreement.

(xii)           The Litigation Trust shall have the authority and right on behalf of each of the Debtors, without the need for Bankruptcy Court approval (unless otherwise indicated), to, except to the extent Claims have been Allowed, control and effectuate the Claims reconciliation process of General Unsecured Claims, including to object to, seek to subordinate, compromise or settle any and all General Unsecured Claims against the Debtors.

(xiii)                      As a condition precedent to consummation of the Global Settlement, the Creditors’ Committee and/or the First Lien Lender Group shall not object to the Disclosure Statement or the Amended Plan, or take any other action that is inconsistent with or that would reasonably be expected to prevent, interfere with, delay, or impede the confirmation and consummation of the Amended Plan or approval of the Global Settlement.

3. Sources of Consideration for Plan Distributions Implementing the Reorganization Transaction.

The Debtors shall fund distributions and satisfy applicable Allowed Claims and Allowed Interests under the Amended Plan with Cash on hand, the proceeds of the New Exit Facility, loans under the New First Lien Credit Facility, the New Equity Interests, the Special Warrants, and the Second Lien Warrants (if any) and through the issuance and distribution of the Litigation Trust Interests.

4. Reorganization Transaction.

(a)           The Debtors shall implement the Reorganization Transaction as set forth in the Amended Plan.

(b)           New First Lien Credit Facility.

(i)           On the Effective Date, the New First Lien Credit Agreement shall be executed and delivered, and the Reorganized Debtors shall be authorized to execute, deliver and enter into, the New First Lien Credit Documents, without the need for any further corporate, limited liability partnership or limited liability company action and without further action by the holders of Claims or Interests.

(ii)           The obligations arising under the New First Lien Credit Agreement shall be secured by a senior priority perfected security interest (junior to the liens securing the New Exit Facility Credit Agreement) in substantially all present and after acquired property (whether tangible, intangible, real, personal or mixed) of the Reorganized Debtors, wherever located, including, without limitation, all accounts, inventory, equipment, capital stock in subsidiaries of the Reorganized Debtors, investment property, instruments, chattel paper, real estate, leasehold interests, contracts, patents, copyrights, trademarks and other general intangibles, and all products and proceeds thereof, subject to any exceptions and materiality thresholds reasonably acceptable to the Requisite New First Lien Lenders (as defined in the New First Lien Term Sheet).

(iii)           The Reorganized Debtors shall be authorized to execute, deliver, and enter into and perform under the New First Lien Credit Agreement without the need for any further corporate, limited liability partnership or limited liability company action and without further action by the holders of Claims or Interests.

(c)           New Exit Facility.

On the Effective Date, the Reorganized Debtors shall be authorized to execute, deliver, enter into and perform under the New Exit Facility Credit Agreement without the need for any further corporate, limited liability partnership or limited liability company action and without further action by the holders of Claims or Interests.

(d)           Authorization and Issuance of New Equity Interests, Special Warrants, and Second Lien Warrants.

(i)           On the Effective Date, the Debtors or the Reorganized Debtors, as applicable, are authorized to issue or cause to be issued and shall issue the New Equity Interests, Special Warrants and Second Lien Warrants (if any) in accordance with the terms of the Amended Plan, the Amended Organizational Documents, the Special Warrant Agreement, the Second Lien Warrant Agreement (if any), and the Equity Allocation Mechanism without the need for any further corporate or stockholder action. All of the New Equity Interests issuable under the Amended Plan, when so issued, shall be duly authorized, validly issued, fully paid, and non-assessable, the Special Warrants issued pursuant to the Amended Plan shall be duly authorized and validly issued and the Second Lien Warrants (if any) issued pursuant to the Amended Plan shall be duly authorized and validly issued. For the avoidance of doubt, the acceptance of New Equity Interests and/or Special Warrants by a holder of an Allowed First Lien Claim shall be deemed as such holder’s agreement to the Amended Organizational Documents and/or the Special Warrant Agreement, as applicable, as each may be amended or modified from time to time following the Effective Date in accordance with the terms of such documents and for the avoidance of doubt, the acceptance of Second Lien Warrants (if any) by a holder of an Allowed Second Lien Claim shall be deemed as such holder’s agreement to the Amended Organizational Documents and/or the Second Lien Warrant Agreement, as applicable, as each may be amended or modified from time to time following the Effective Date in accordance with the terms of such documents.

(ii)           The distribution of the New Equity Interests, Special Warrants and Second Lien Warrants (if any) pursuant to the Amended Plan may be made by means of book-entry registration on the books of a transfer agent for shares of New Equity Interests, Special Warrants and Second Lien Warrants (if any) or by means of book-entry exchange through the facilities of a transfer agent reasonably satisfactory to the Debtors, in accordance with the customary practices of such agent, as and to the extent practicable.

(e)           Continued Corporate Existence.

(i)           The Debtors shall continue to exist after the Effective Date as Reorganized Debtors as a private company in accordance with the applicable laws of the respective jurisdictions in which they are incorporated or organized and pursuant to the Amended Organizational Documents unless otherwise determined in accordance with Section 5.10 of the Amended Plan.

(ii)           On or after the Effective Date, the Reorganized Debtors may take such reasonable action that may be necessary or appropriate as permitted by applicable law and the Amended Organizational Documents, as the Reorganized Debtors may reasonably determine is reasonable and appropriate to effect any transaction described in, approved by, or necessary or appropriate to effectuate the Amended Plan, including, without limitation, taking necessary steps to dissolve or merge out of existence any of the Reorganized Debtors that are reasonably determined to be unnecessary for the continued successful performance of the Reorganized Debtors.

(f)           Officers and Board of Directors.

(i)           Upon the Effective Date, the New Board shall consist of seven (7) directors. If known, the identities of the directors and officers of the Reorganized Debtors shall be disclosed prior to the Confirmation Hearing in accordance with section 1129(a)(5) of the Bankruptcy Code.

(ii)           Except to the extent that a member of the board of directors, managers, or limited partners, as applicable, of a Debtor continues to serve as a director, manager, or limited partner of such Debtor on and after the Effective Date, the members of the board of directors, managers, or limited partners of each Debtor prior to the Effective Date, in their capacities as such, shall have no continuing obligations to the Reorganized Debtors on or after the Effective Date and each such director, manager or limited partner will be deemed to have resigned or shall otherwise cease to be a director, manager or limited partner of the applicable Debtor on the Effective Date.

(g)           Reorganized Debtors’ Authority.

(i)           The Reorganized Debtors shall have the authority and right on behalf of each of the Debtors, without the need for Bankruptcy Court approval (unless otherwise indicated), to carry out and implement all provisions of the Amended Plan, including, without limitation, to: (a) except to the extent Claims have been previously Allowed, control and effectuate the Claims reconciliation process, including to object to, seek to subordinate, compromise or settle any and all Claims against the Debtors, other than with respect to General Unsecured Claims; (b) make distributions to holders of Allowed Claims in accordance with the Amended Plan, other than with respect to General Unsecured Claims; (c) prosecute all Causes of Action on behalf of the Debtors, elect not to pursue any Causes of Action, and determine whether and when to compromise, settle, abandon, dismiss, or otherwise dispose of any such Causes of Action, other than with respect to the Litigation Trust Causes of Action; (d) retain professionals to assist in performing their duties under the Amended Plan; (e) maintain the books, records, and accounts of the Debtors; (f) complete and file, as necessary, all final or otherwise required federal, state, and local tax returns for the Debtors; and (g) perform other duties and functions that are consistent with the implementation of the Amended Plan.

(ii)           After the Effective Date, the Reorganized Debtors may operate the Debtors’ business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

5. FCC Licenses and State PUC Authorizations

The required FCC Applications were filed prior to the date of the Amended Plan, as were applications seeking the consent of State PUCs with jurisdiction over the Reorganized Debtors to the transactions contemplated by the Reorganization Transaction (which, for the avoidance of doubt, excludes any transactions which may occur on or after the Exercise Date, as defined in the Equity Allocation Mechanism). As a result, any Entity that acquires a First Lien Claim may be issued Special Warrants in lieu of any New Equity Interests that would otherwise be issued to such Entity under the Amended Plan. In addition, the Debtors may request that the Bankruptcy Court implement restrictions on trading of Claims and Interests that might adversely affect the FCC approval or State PUC approval processes that will be sought on or prior to the Effective Date.

The Petition for Declaratory Ruling and the FCC and/or state transfer of control applications necessary to enable the exercise of the Special Warrants (the “Post-Effective Date Transfer Applications”) shall be filed as promptly as practicable following the Effective Date. The Debtors or the Reorganized Debtors, as applicable, shall diligently prosecute all FCC Applications and the State PUC Applications associated with the Reorganization Transaction and, after the Effective Date, the Post-Effective Date Transfer Applications and the Petition for Declaratory Ruling. The Debtors or Reorganized Debtors, as applicable, shall promptly provide such additional documents or information requested by the FCC or any State PUC in connection with the respective agencies’ review of the foregoing applications.

6. Employee Matters.

(a)           Subject to Section 5.6(c) of the Amended Plan, on the Effective Date, the Reorganized Debtors shall be deemed (i) to have assumed all Benefit Plans and (ii) to have rejected any employment agreements, offer letters, or award letters to which the Debtors are a party (collectively, the “Employee Arrangements”), unless set forth on the Assumption Schedule. With respect to any Benefit Plan and Employee Arrangement that is set forth on the Assumption Schedule, upon the Effective Date such Benefit Plan and Employee Arrangement shall be deemed to be amended where applicable to provide and clarify that the consummation of the Reorganization Transaction and any associated organizational changes shall not constitute a “Change in Control,” be considered a “Good Reason” event, or serve as a basis to trigger any rights or benefits under such Benefit Plan or Employee Arrangement.  To the extent that the Benefit Plans or any Employee Arrangements set forth on the Assumption Schedule are executory contracts, pursuant to sections 365 and 1123 of the Bankruptcy Code, unless an Assumption Dispute is timely filed and properly served, each of them will be deemed assumed (as modified or terminated) as of the Effective Date with a Cure Amount of zero dollars. However, notwithstanding anything else in the Amended Plan, the assumed Benefit Plans and Employee Arrangements, if any, shall be subject to modification in accordance with the terms thereof at the discretion of the Reorganized Debtors.

(b)           Following the Effective Date, the applicable Reorganized Debtors shall enter into the Management Incentive Plan. All awards issued under the Management Incentive Plan will be dilutive of all other New Equity Interests issued pursuant to the Amended Plan (including those issued upon the exercise of any Special Warrants).

(c)           For the avoidance of doubt, if an Employee Arrangement or a Benefit Plan provides for an award or potential award of Interests or consideration based on the value of Interests prior to the Effective Date, such Interest shall be treated in accordance with Section 4.8 of the Amended Plan and cancelled notwithstanding assumption of the applicable Employee Arrangement or Benefit Plan.

(d)           On the Effective Date, the Reorganized Debtors shall be deemed to have assumed all prepetition Key Employee Retention Agreements. Notwithstanding anything to the contrary in Section 5.6(a), the consummation of the Restructuring Transactions and any associated organizational changes shall constitute a “Change of Control” under all prepetition Key Employee Retention Agreements.

7. Effectuating Documents; Further Transactions.

(a)           On or as soon as practicable after the Effective Date, the Reorganized Debtors shall take such reasonable actions as may be or become necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Amended Plan and the Global Settlement, including (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, financing, conversion, disposition, transfer, dissolution, or liquidation containing terms that are consistent with the terms of the Amended Plan and that satisfy the applicable requirements of applicable law and any other terms to which the applicable Entities may determine; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any Asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Amended Plan and having other terms to which the applicable parties agree; (iii) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, or dissolution and the Amended Organizational Documents pursuant to applicable state law; (iv) the issuance of securities, all of which shall be authorized and approved in all respects, in each case, without further action being required under applicable law, regulation, order, or rule; (v) the execution, delivery, or filing of contracts, instruments, releases, and other agreements to effectuate and implement the distribution of the Litigation Trust Interests to be issued pursuant hereto without the need for any approvals, authorizations, actions, or consents; and (vi) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law or to reincorporate in another jurisdiction, subject, in each case, to the Amended Organizational Documents.

(b)           Each officer, manager, limited partner or member of the board of directors of the Debtors is (and each officer, manager, limited partner or member of the board of directors of the Reorganized Debtors shall be) authorized and directed to issue, execute, deliver, file, or record such contracts, securities, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Amended Plan and the securities issued pursuant to the Amended Plan in the name of and on behalf of the Reorganized Debtors, all of which shall be authorized and approved in all respects, in each case, without the need for any approvals, authorization, consents, or any further action required under applicable law, regulation, order, or rule (including, without limitation, any action by the stockholders, limited partners, directors or managers of the Debtors, the Reorganized Debtors) except for those expressly required pursuant to the Amended Plan.

(c)           In order to preserve the Reorganized Debtors’ ability to utilize certain tax attributes that exist as of the Effective Date, the charter, bylaws, and other organizational documents may restrict certain transfers of the New Equity Interests.

(d)           The Reorganization Transaction and the Global Settlement, including the creation of the Litigation Trust, shall be conducted in a manner that, in the business judgment of the Debtors, with the consent of the Requisite First Lien Lenders (which consent shall not be unreasonably withheld), ensures that the Reorganized Debtors receive favorable and efficient tax treatment, given the totality of the circumstances.

(e)           All matters provided for in the Amended Plan involving the corporate structure of the Debtors, Reorganized Debtors, to the extent applicable, or any corporate or related action required by the Debtors, or the Reorganized Debtors in connection herewith shall be deemed to have occurred and shall be in effect, without any requirement of further action by the stockholders, members, limited partners, directors or managers of the Debtors or Reorganized Debtors, and with like effect as though such action had been taken unanimously by the stockholders, members, limited partners, directors, managers, or officers, as applicable, of the Debtors, or the Reorganized Debtors.

8. Section 1145 Exemption.

(a)           The offer, issuance, and distribution of (i) the New Equity Interests and the Special Warrants to holders of the First Lien Claims under Section 4.3 of the Amended Plan (ii) the Second Lien Warrants (if any) to holders of the Second Lien Claims (if applicable) and (iii) the Litigation Trust Interests (to the extent they are deemed to be securities) to holders of General Unsecured Claims and holders of Second Lien Claims (if applicable) shall be exempt, pursuant to section 1145 of the Bankruptcy Code, without further act or action by any Entity, from registration under (a) the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder and (b) any state or local law requiring registration for the offer, issuance, or distribution of Securities.

(b)           The New Equity Interests shall be freely tradable by the recipients thereof, subject to (i) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act of 1933; (ii) compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments; (iii) any reasonable restrictions, to the extent necessary for the Debtors to preserve their ability to utilize certain tax attributes that exist as of the Effective Date, on the transferability and ownership of New Equity Interests; (iv) applicable regulatory approval; (v) the Stockholders Agreement; (vi) the Amended Organizational Documents and (vii) any other applicable law.

(c)           The Debtors do not intend for the Litigation Trust Interests to be “securities” under applicable laws. Notwithstanding this intention, to the extent such units are deemed to be “securities,” the issuance of such units under the Amended Plan is exempt, pursuant to (i) section 1145 of the Bankruptcy Code (except with respect to an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code) or (ii) pursuant to section 4(a)(2) under the Securities Act and/or Regulation D thereunder (including with respect to an entity that is an “underwriter”).

9. Cancellation of Existing Securities and Agreements.

(a)           Except for the purpose of evidencing a right to a distribution under the Amended Plan and except as otherwise set forth in the Amended Plan, including with respect to executory contracts or unexpired leases that shall be assumed by the Reorganized Debtors, and subject in all respects to the Prepetition Intercreditor Agreement (as applicable), on the Effective Date, all agreements, instruments, and other documents evidencing or issued pursuant to the DIP Documents, the Prepetition First Lien Credit Documents, the Prepetition Second Lien Credit Agreement and any other “Credit Document” as defined tin the Amended Plan, the Prepetition Subordinated Notes, or any indebtedness or other obligations thereunder, and any Interest in any of the Debtors (other than Intercompany Interests), or any other certificate, share, note, bond, indenture, purchase right, option, warrant, call, put, award, commitment, registration rights, preemptive right, right of first refusal, right of first offer, co-sale right, investor rights, or other instrument or document of any character directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest, and any rights of any holder in respect thereof, shall be deemed cancelled, discharged, and of no force or effect, and the obligations of the Debtors thereunder shall be deemed fully satisfied, released, and discharged.

(b)           Notwithstanding such cancellation and discharge, the DIP Documents, the Prepetition First Lien Credit Documents and the Prepetition Second Lien Credit Agreement, the Prepetition Subordinated Notes and any other indenture or agreement that governs the rights of a holder of an Allowed Claim shall continue in effect to the extent necessary (i) to allow the holders of such Claims to receive distributions under the Amended Plan; (ii) to allow the Debtors, the Reorganized Debtors, the DIP Agent, the Prepetition First Lien Administrative Agent, and the Prepetition Second Lien Administrative Agent to make post-Effective Date distributions or take such other action pursuant to the Amended Plan on account of such Claims and to otherwise exercise their rights and discharge their obligations relating to the interests of the holders of such Claims; (iii) to allow holders of Claims to retain their respective rights and obligations vis-à-vis other holders of Claims pursuant to any applicable loan document or other agreement; (iv) to allow the DIP Agent, the Prepetition First Lien Administrative Agent and the Prepetition Second Lien Administrative Agent to enforce their rights, claims, and interests vis-à-vis any party other than the Debtors, including any rights with respect to priority of payment and/or to exercise charging liens; (v) to preserve any rights of the DIP Agent, the Prepetition First Lien Administrative Agent and the Prepetition Second Lien Administrative Agent to payment of fees, expenses, and indemnification obligations as against any money or property distributable to lenders under the DIP Documents, the Prepetition First Lien Credit Agreement and the Prepetition Second Lien Credit Agreement, as applicable, including any rights to priority of payment and/or to exercise charging liens; (vi) to allow the DIP Agent, the Prepetition First Lien Administrative Agent and the Prepetition Second Lien Administrative Agent to enforce any obligations owed to it under the Amended Plan; (vii) to allow the DIP Agent, the Prepetition First Lien Administrative Agent and the Prepetition Second Lien Administrative Agent to exercise rights and obligations relating to the interests of lenders under the DIP Documents, the Prepetition First Lien Credit Agreement and the Prepetition Second Lien Credit Agreement, as applicable; (viii) to permit the DIP Agent, the Prepetition First Lien Administrative Agent and the Prepetition Second Lien Administrative Agent to perform any function necessary to effectuate the foregoing; (ix) to allow the DIP Agent, the Prepetition First Lien Administrative Agent and the Prepetition Second Lien Administrative Agent to appear in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court relating to the DIP Documents, the Prepetition First Lien Credit Agreement or the Prepetition Second Lien Credit Agreement; provided that, nothing in Section 5.10 of the Amended Plan shall affect the discharge of Claims pursuant to the Bankruptcy Code, the Confirmation Order, or the Amended Plan; and (x) to preserve all rights of the Prepetition First Lien Lenders to the extent necessary for the Litigation Trust to pursue the Litigation Trust First Lien Lender Causes of Action.

(c)           Except for the foregoing, subsequent to the performance by the DIP Agent of its obligations pursuant to the Amended Plan, the DIP Agent and its agents shall be relieved of all further duties and responsibilities related to the DIP Documents. Nothing in Section 5.10 of the Amended Plan shall in any way affect or diminish the rights of the DIP Agent to exercise any charging lien against distributions to holders of DIP Claims with respect to any unpaid fees.

(d)           Except for the foregoing, subsequent to the performance by the Prepetition First Lien Administrative Agent of its obligations pursuant to the Amended Plan, the Prepetition First Lien Administrative Agent and its agents shall be relieved of all further duties and responsibilities related to the Prepetition First Lien Credit Agreement. Nothing in Section 5.9 of the Amended Plan shall in any way affect or diminish the rights of the Prepetition First Lien Administrative Agent to exercise any charging lien against distributions to holders of First Lien Claims with respect to any unpaid fees.

(e)           Except for the foregoing, subsequent to the performance by the Prepetition Second Lien Administrative Agent of its obligations pursuant to the Amended Plan, the Prepetition Second Lien Administrative Agent and its agents shall be relieved of all further duties and responsibilities related to the Prepetition Second Lien Credit Agreement. Nothing in Section 5.9 of the Amended Plan shall in any way affect or diminish the rights of the Prepetition Second Lien Administrative Agent to exercise any charging lien against distributions to holders of Second Lien Claims with respect to any unpaid fees.

(f)           Notwithstanding anything to the contrary in the Amended Plan, all rights under the Prepetition First Lien Credit Agreement and the Prepetition Second Lien Credit Agreement shall remain subject to the Prepetition Intercreditor Agreement.

(g)           Notwithstanding the foregoing, any provision in any document, instrument, lease, or other agreement that causes or effectuates, or purports to cause or effectuate, a default, termination, waiver, or other forfeiture of, or by, the Debtors as a result of the cancellations, terminations, satisfaction, releases, or discharges provided for in the Amended Plan shall be deemed null and void and shall be of no force and effect. Nothing contained in the Amended Plan shall be deemed to cancel, terminate, release, or discharge the obligation of the Debtors or any of their counterparties under any executory contract or unexpired lease to the extent such executory contract or unexpired lease has been assumed by the Debtors pursuant to a Final Order of the Bankruptcy Court or hereunder.

10. Cancellation of Liens.

Except as otherwise specifically provided in the Amended Plan, on the Effective Date, any Lien securing an Allowed Claim that is paid in full, in Cash, shall be deemed released, and the holder of such Other Secured Claim shall be authorized and directed to release any collateral or other property of the Debtors (including any Cash collateral) held by such holder and to take such actions as may be requested by the Reorganized Debtors, to evidence the release of such Lien, including the execution, delivery and filing or recording of such releases as may be requested by the Reorganized Debtors.

11. Subordination Agreements.

Pursuant to section 510(a) of the Bankruptcy Code, all subordination agreements, including but not limited to, the Prepetition Intercreditor Agreement, governing Claims or Interests shall be enforced in accordance with such agreement’s terms.

12. Nonconsensual Confirmation.

The Debtors intend to undertake to have the Bankruptcy Court confirm the Amended Plan under section 1129(b) of the Bankruptcy Code as to any Classes that reject or are deemed to reject the Amended Plan.

13. Closing of Chapter 11 Cases.

After an Estate has been fully administered, the Reorganized Debtors shall seek authority from the Bankruptcy Court to close the applicable Chapter 11 Case(s) in accordance with the Bankruptcy Code and Bankruptcy Rules.

14. Notice of Effective Date.

As soon as practicable, but not later than three (3) Business Days following the Effective Date, the Debtors shall file a notice of the occurrence of the Effective Date with the Bankruptcy Court.

15. Separability.

Notwithstanding the combination of the separate plans of reorganization for the Debtors set forth in the Amended Plan for purposes of economy and efficiency, the Amended Plan constitutes a separate chapter 11 plan for each Debtor. Accordingly, if the Bankruptcy Court does not confirm the Amended Plan with respect to one or more Debtors, it may still, subject to the consent of the applicable Debtors, confirm the Amended Plan with respect to any other Debtor that satisfies the confirmation requirements of section 1129 of the Bankruptcy Code.

16. Litigation Trust

(a)           Interest in the Litigation Trust.

Any and all interests in the Litigation Trust will not constitute “securities” and will not be registered pursuant to the Securities Act, as amended, or any state securities law. However, if it should be determined that interests in the Litigation Trust constitute “securities,” the exemption provisions of Section 1145 of the Bankruptcy Code will apply to the interests in the Litigation Trust. Any and all interests in the Litigation Trust shall not be certificated, shall be subject to certain restrictions, and all interests shall be non-transferable other than if transferred by will, intestate succession, or otherwise by operation of law.

(b)           Creation and Governance of the Litigation Trust.

On the Effective Date, the Debtors shall be deemed to transfer the Litigation Trust Debtor Causes of Action to the Litigation Trust, the Reorganized Debtors shall transfer the Litigation Trust Initial Funding to the Litigation Trust, the holders of Allowed First Lien Claims shall be deemed to transfer the Litigation Trust First Lien Lender Causes of Action to the Litigation Trust and the Reorganized Debtors (solely in their capacity as successors to the Debtors), the Litigation Trust Oversight Committee and the Creditors’ Committee shall execute the Litigation Trust Agreement and shall take all steps necessary to establish the Litigation Trust in accordance with the Amended Plan and the beneficial interests tin the Amended Plan, which shall be for the benefit of the holders of Litigation Trust Interest and Reorganized FCI. In the event of any conflict between the terms of the Amended Plan and the terms of the Litigation Trust Agreement, the terms of the Amended Plan shall govern. Additionally, on the Effective Date, (1) the Debtors shall be deemed to transfer to the Litigation Trust all of their rights, title and interest in and to all of the Litigation Trust Debtor Causes of Action (2) the Reorganized Debtors shall transfer to the Litigation Trust all of their rights, title and interest in and to all of the Litigation Trust Initial Funding and (3) the holders of Allowed First Lien Claims shall be deemed to transfer to the Litigation Trust all of their rights, title and interest in and to all of the Litigation Trust First Lien Lender Causes of Action, and in accordance with section 1141 of the Bankruptcy Code, the Litigation Trust Debtor Causes of Action, the Litigation Trust Initial Funding and the Litigation Trust First Lien Lender Causes of Action shall automatically vest in the Litigation Trust free and clear of all Claims and Liens and such transfer shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar tax. The Litigation Trust Oversight Committee shall be the exclusive administrator of the assets of the Litigation Trust for purposes of 31 U.S.C. § 3713(b) and 26 U.S.C. § 6012(b)(3), as well as the representatives of the Estate of each of the Debtors appointed pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, solely for purposes of carrying out the Litigation Trust Oversight Committee’s duties under the Litigation Trust Agreement. Notwithstanding the foregoing, all net proceeds of such Litigation Trust Debtor Cause of Action shall be transferred to the Litigation Trust to be distributed in accordance with the Amended Plan. The Litigation Trust shall be governed by the Litigation Trust Agreement and administered by the Litigation Trust Oversight Committee. The powers, rights, and responsibilities of the Litigation Trust Oversight Committee shall be specified in the Litigation Trust Agreement and shall include the authority and responsibility to, among other things, take the actions set forth in Section 5.16 of the Amended Plan. The Litigation Trust Oversight Committee shall hold and distribute the Litigation Trust Assets in accordance with the provisions of the Amended Plan and the Litigation Trust Agreement. Other rights and duties of the Litigation Trust Oversight Committee shall be as set forth in the Litigation Trust Agreement. After the Effective Date, the Debtors and the Reorganized Debtors shall have no interest in the Litigation Trust Assets except as set forth in the Litigation Trust Agreement.

(c)           Litigation Trust Oversight Committee and Litigation Trust Agreement.

The Litigation Trust Agreement generally will provide for, among other things: (i) the transfer of the Litigation Trust Assets to the Litigation Trust; (ii) the payment of Litigation Trust Expenses; (iii) the retention of counsel, accountants, financial advisors, or other professionals; (iv) litigation of any Litigation Trust Causes of Action, which may include the prosecution, settlement, abandonment or dismissal of any such Causes of Action; and (v) making distributions to holders of Litigation Trust Interests and to Reorganized FCI, as provided in the Amended Plan and in the Litigation Trust Agreement. The Litigation Trust Oversight Committee, on behalf of the Litigation Trust, may employ, without further order of the Bankruptcy Court, professionals to assist in carrying out its duties hereunder and may compensate and reimburse the reasonable expenses of those professionals without further order of the Bankruptcy Court from the Litigation Trust Assets in accordance with the Amended Plan and the Litigation Trust Agreement. The Litigation Trust Agreement shall include reasonable and customary provisions that allow for indemnification of the Litigation Trust Oversight Committee by the Litigation Trust. Any such indemnification shall be the sole responsibility of the Litigation Trust and payable solely from the Litigation Trust Assets. The Litigation Trust Oversight Committee shall be responsible for all decisions and duties with respect to the Litigation Trust and the Litigation Trust Assets, except as otherwise provided in the Litigation Trust Agreement.

(d)           Cooperation of Reorganized Debtors.

The Reorganized Debtors shall reasonably cooperate with the Litigation Trust and its agents and representatives in the administration of the Litigation Trust, including, providing reasonable access to books and records and current employees and officers, including for interviews, deposition, or testimony, with respect to (i) the investigation, prosecution, compromise, and/or settlement of the Litigation Trust Causes of Action, (ii) contesting, settling, compromising, reconciling, and objecting to General Unsecured Claims, and (iii) administering the Litigation Trust (collectively, “Trust Responsibilities”) and in each case, the Litigation Trust agrees to reimburse reasonable out-of-pocket expenses incurred in connection with such cooperation. The Reorganized Debtors shall take all reasonable efforts to assist the Litigation Trust with the Trust Responsibilities and the Litigation Trust may enter into agreements with the Reorganized Debtors and/or the Creditors’ Committee in order to obtain information from the Reorganized Debtors and/or the Creditors’ Committee on a confidential basis, without being restricted by or waiving any applicable work product, attorney-client, or other privilege. For the avoidance of doubt, the Litigation Trust shall not be responsible for legal fees, if any, incurred by the Reorganized Debtors in fulfilling its obligations under this Section.

(e)           Cooperation Agreements.

To the extent requested by the Committee, with the consent of the First Lien Lender Group (not to be unreasonably withheld), any of the Specified Officers and Directors shall enter into an agreement prior to the Effective Date pursuant to which he will agree to cooperate with the Litigation Trust and provide reasonable assistance to the Litigation Trust until the Litigation Trust is terminated, regardless of whether he remains an officer of the Reorganized Debtors.

(f)           Litigation Trust Assets.

The Litigation Trust Oversight Committee shall have the exclusive right in respect of all Litigation Trust Causes of Action to institute, file, prosecute, enforce, settle, compromise, release, abandon, or withdraw any and all Litigation Trust Causes of Action without any further order of the Bankruptcy Court or consent of any other party, except as otherwise provided in the Amended Plan or in the Litigation Trust Agreement. From and after the Effective Date, the Litigation Trust Oversight Committee, in accordance with section 1123(b)(3) of the Bankruptcy Code, and on behalf of the Litigation Trust, shall serve as a representative of the Estates, solely for purposes of carrying out the Litigation Trust Oversight Committee’s duties under the Litigation Trust Agreement. In connection with the investigation, prosecution and/or compromise of the Litigation Trust Causes of Action, the Litigation Trust Oversight Committee may expend such portion of the Litigation Trust Assets as the Litigation Trust Oversight Committee deems necessary.

(g)           Litigation Trust Fees and Expenses.

From and after the Effective Date, the Litigation Trust, shall, in the ordinary course of business and without the necessity of any approval by the Bankruptcy Court, pay the Litigation Trust Expenses, including but not limited to reasonable fees and expenses of the Litigation Trust Oversight Committee and the fees and expenses of any professionals retained by the Litigation Trust from the Litigation Trust Assets, except as otherwise provided in the Litigation Trust Agreement. The Reorganized Debtors shall not be responsible for any costs, fees, or expenses of the Litigation Trust.

(h)           Tax Treatment.

In furtherance of Section 5.16 of the Amended Plan, (i) the Litigation Trust shall be structured to qualify as a “liquidating trust” within the meaning of Treasury Regulation section 301.7701-4(d) and in compliance with Revenue Procedure 94-45, 1994-2 C.B. 684, and, thus, as a “grantor trust” within the meaning of sections 671 through 679 of the Tax Code to the holders of Litigation Trust Interests, consistent with the terms of the Amended Plan; (ii) the sole purpose of the Litigation Trust shall be the liquidation and distribution of the Litigation Trust Assets in accordance with Treasury Regulation section 301.7701-4(d), including the resolution of General Unsecured Claims in accordance with the Amended Plan, with no objective to continue or engage in the conduct of a trade or business; (iii) all parties (including the Debtors and the Estates, holders of Litigation Trust Interests and the Litigation Trust Oversight Committee) shall report consistently with such treatment (including the deemed receipt of the underlying assets, subject to applicable liabilities and obligations, by the holders of Litigation Trust Interests, followed by the deemed transfer of such assets to the Litigation Trust); (iv) all parties shall report consistently with the valuation of the Litigation Trust Assets transferred to the Litigation Trust as determined by the Litigation Trust Oversight Committee (or its designee); (v) the Litigation Trust Oversight Committee shall be responsible for filing returns for the Litigation Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a); and (vi) the Litigation Trust Oversight Committee shall annually send to each holder of Litigation Trust Interests a separate statement regarding the receipts and expenditures of the trust as relevant for U.S. federal income tax purposes. Subject to definitive guidance from the Internal Revenue Service or a court of competent jurisdiction to the contrary (including the receipt by the Litigation Trust Oversight Committee of a private letter ruling if the Litigation Trust Oversight Committee so requests one, or the receipt of an adverse determination by the Internal Revenue Service upon audit if not contested by the Litigation Trust Oversight Committee), the Litigation Trust Oversight Committee, with the consent of the Requisite First Lien Lenders (which consent shall not be unreasonably withheld or delayed), may timely elect to (i) treat any portion of the Litigation Trust allocable to Disputed General Unsecured Claims as a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9 (and make any appropriate elections) and (ii) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes. If a “disputed ownership fund” election is made, all parties (including the Debtors and the Estates, holders of Litigation Trust Interests and the Litigation Trust Oversight Committee) shall report for United States federal, state, and local income tax purposes consistently with the foregoing. As to any assets allocable to, or retained on account of, Disputed General Unsecured Claims, all distributions shall be net of any expenses, including taxes, relating to the retention or disposition of such assets, and the Litigation Trust Oversight Committee shall be responsible for payment, out of the assets of such retained assets, of any taxes imposed on or in respect of such assets.  All parties (including, without limitation, the Debtors, the Reorganized Debtors, the Litigation Trust and the holders of Litigation Trust Interests) will be required to report for tax purposes consistently with the foregoing.

(i)           Termination and Dissolution of the Litigation Trust.

The Litigation Trust Oversight Committee shall have the right to terminate the Litigation Trust, when it determines, in its sole discretion, that the pursuit of additional Litigation Trust Causes of Action is not likely to yield sufficient additional proceeds to justify further pursuit of such claims (the “Termination Right”). The Litigation Trust Oversight Committee and the Litigation Trust shall be discharged or dissolved, as the case may be, at such time as (i) the Litigation Trust Oversight Committee exercises its Termination Right and (ii) all distributions required to be made by the Litigation Trust Oversight Committee under the Amended Plan and the Litigation Trust Agreement have been made. Upon termination and dissolution of the Litigation Trust, any remaining Litigation Trust Proceeds shall be distributed to holders of Litigation Trust Interests and Reorganized FCI in accordance with Section 5.2(b) of the Amended Plan and the Litigation Trust Agreement; provided, that in the event the Litigation Trust Oversight Committee exercises its Termination Right without the consent (which may not be unreasonably withheld, conditioned or delayed) of the member appointed by the Creditors’ Committee to the Litigation Trust Oversight Committee, the Litigation Trust shall distribute the GUC Payment before making any other distributions pursuant to Section 5.2 of the Amended Plan (with the GUC Payment deemed to have been made for purposes of the waterfall set forth in Section 5.2(b)(vi)); provided that the member appointed by the Creditors’ Committee to the Litigation Trust Oversight Committee may choose to use the GUC Payment to either (a) make a distribution to holders of Litigation Trust Interests that are holders of Allowed General Unsecured Claims or (b) continue the Litigation Trust and prosecute Litigation Trust Causes of Action for the sole benefit of holders of Litigation Trust Interests that are holders of Allowed General Unsecured Claims.

(j)           Single Satisfaction of Allowed Claims From Litigation Trust.

Notwithstanding anything to the contrary in the Amended Plan, in no event shall holders of Litigation Trust Interests recover more than the full amount of their Allowed Claims from the Litigation Trust.

E. Distributions.

1. Distributions Generally.

Except as otherwise provided in the Amended Plan and the Litigation Trust Agreement, one or more Disbursing Agents shall make all distributions under the Amended Plan to the appropriate holders of Allowed Claims in accordance with the terms of the Amended Plan.

2. Distribution Record Date.

As of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtors or their respective agents shall be deemed closed for purposes of determining whether a holder of such a Claim or Interest is a record holder entitled to distributions under the Amended Plan, and there shall be no further changes in the record holders or the permitted designees of any such Claims or Interests. The Debtors, the Reorganized Debtors, or the Litigation Trust Oversight Committee, as applicable, shall have no obligation to recognize any transfer or designation of such Claims or Interests occurring after the close of business on the Distribution Record Date. In addition, with respect to payment of any Cure Amounts or assumption disputes, neither the Debtors nor the Disbursing Agent shall have any obligation to recognize or deal with any party other than the non-Debtor party to the applicable executory contract or unexpired lease as of the close of business on the Distribution Record Date, even if such non-Debtor party has sold, assigned, or otherwise transferred its Claim for a Cure Amount.

3. Date of Distributions.

Except as otherwise provided in the Amended Plan and in the Litigation Trust Agreement, any distributions and deliveries to be made under the Amended Plan shall be made on the Effective Date or as otherwise determined in accordance with the Amended Plan, including, without limitation, the treatment provisions of Article IV of the Amended Plan, or as soon as practicable thereafter; provided, that the Litigation Trust Oversight Committee shall from time to time determine distribution dates of Litigation Trust Assets as and when they determine to be appropriate.

4. Disbursing Agent.

All distributions under the Amended Plan shall be made by the Disbursing Agent on and after the Effective Date as provided in the Amended Plan. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties. The Reorganized Debtors shall use all commercially reasonable efforts to provide the Disbursing Agent (if other than the Reorganized Debtors) with the amounts of Claims and the identities and addresses of holders of Claims, in each case, as set forth in the Debtors’ or the Reorganized Debtors’ books and records. The Reorganized Debtors shall cooperate in good faith with the applicable Disbursing Agent (if other than the Reorganized Debtors) to comply with the reporting and withholding requirements outlined in Section 6.19 of the Amended Plan.

5. Rights and Powers of Disbursing Agent.

(a)           From and after the Effective Date, the Disbursing Agent, solely in its capacity as Disbursing Agent, shall be exculpated by all Entities, including, without limitation, holders of Claims against and Interests in the Debtors and other parties in interest, from any and all Claims, Causes of Action, and other assertions of liability arising out of the discharge of the powers and duties conferred upon such Disbursing Agent by the Amended Plan or any order of the Bankruptcy Court entered pursuant to or in furtherance of the Amended Plan, or applicable law, except for actions or omissions to act arising out of the gross negligence or willful misconduct, fraud, malpractice, criminal conduct, or ultra vires acts of such Disbursing Agent. No holder of a Claim or Interest or other party in interest shall have or pursue any claim or Cause of Action against the Disbursing Agent, solely in its capacity as Disbursing Agent, for making distributions in accordance with the Amended Plan or for implementing provisions of the Amended Plan, except for actions or omissions to act arising out of the gross negligence or willful misconduct, fraud, malpractice, criminal conduct, or ultra vires acts of such Disbursing Agent.

(b)           A Disbursing Agent shall be empowered to (i) effect all reasonable actions and execute all agreements, instruments, and other documents necessary to perform its duties hereunder; (ii) make all distributions contemplated hereby; and (iii) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Amended Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of the Amended Plan.

6. Expenses of Disbursing Agent.

Except as otherwise ordered by the Bankruptcy Court, any reasonable and documented fees and expenses incurred by the Disbursing Agent acting in such capacity (including reasonable documented attorneys’ and other professional fees and expenses) on or after the Effective Date shall be paid in Cash.

7. No Postpetition Interest on Claims.

Except as otherwise provided in the Amended Plan, the Confirmation Order, the DIP Order, or another order of the Bankruptcy Court or required by the Bankruptcy Code (including postpetition interest in accordance with sections 506(b) and 726(a)(5) of the Bankruptcy Code), interest shall not accrue or be paid on any Claims on or after the Commencement Date; provided, that if interest is payable pursuant to the preceding sentence, interest shall accrue at the federal judgment rate pursuant to 28 U.S.C. § 1961 on a non-compounded basis from the date the obligation underlying the Claim becomes due and is not timely paid through the date of payment.

8. Delivery of Distributions.

(a)           Subject to Bankruptcy Rule 9010, all distributions to any holder or permitted designee, as applicable, of an Allowed Claim or Interest shall be made to a Disbursing Agent, who shall transmit such distribution to the applicable holders or permitted designees of Allowed Claims or Interests on behalf of the Debtors. In the event that any distribution to any holder or permitted designee is returned as undeliverable, no further distributions shall be made to such holder or such permitted designee unless and until such Disbursing Agent is notified in writing of such holder’s or permitted designee’s, as applicable, then-current address, at which time all currently-due, missed distributions shall be made to such holder as soon as reasonably practicable thereafter without interest. Nothing in the Amended Plan shall require the Disbursing Agent to attempt to locate holders or permitted designees, as applicable, of undeliverable distributions and, if located, assist such holders or permitted designees, as applicable, in complying with Section 6.19 of the Amended Plan.

(b)           Notwithstanding the foregoing, all distributions of Cash on account of First Lien Claims or Second Lien Claims, if any, shall be deposited with the Prepetition First Lien Administrative Agent and the Prepetition Second Lien Administrative Agent, as applicable, for distribution to holders of First Lien Claims or Second Lien Claims in accordance with the terms of the Prepetition Credit Agreement, the Prepetition Second Lien Credit Agreement and the Prepetition Intercreditor Agreement. All distributions other than of Cash on account of First Lien Claims or Second Lien Claims, if any, may, with the consent of the Prepetition First Lien Administrative Agent and the Prepetition Second Lien Administrative Agent, be made by the Disbursing Agent directly to holders of First Lien Claims and Second Lien Claims in accordance with the terms of the Amended Plan, the Prepetition First Lien Credit Agreement, the Prepetition Second Lien Credit Agreement and the Prepetition Intercreditor Agreement. To the extent the Prepetition First Lien Administrative Agent or the Prepetition Second Lien Administrative Agent effectuates, or is requested to effectuate, any distributions hereunder, the Prepetition First Lien Administrative Agent and the Prepetition Second Lien Administrative Agent shall be deemed a “Disbursing Agent” for purposes of the Amended Plan.

9. Distributions after Effective Date.

Distributions made after the Effective Date to holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be deemed to have been made on the Effective Date.

10. Unclaimed Property.

Undeliverable distributions or unclaimed distributions shall remain in the possession of the Debtors or the Litigation Trust, as applicable, until such time as a distribution becomes deliverable or holder accepts distribution, or such distribution reverts back to the Debtors, Reorganized Debtors, or Litigation Trust, as applicable, and shall not be supplemented with any interest, dividends, or other accruals of any kind. Such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of three hundred and sixty-five (365) days from the date of distribution. After such date all unclaimed property or interest in property shall revert to the Reorganized Debtors or Litigation Trust, as applicable, and the Claim of any other holder to such property or interest in property shall be discharged and forever barred.

11. Time Bar to Cash Payments.

Checks issued by the Disbursing Agent in respect of Allowed Claims shall be null and void if not negotiated within one hundred and twenty (120) days after the date of issuance thereof. Thereafter, the amount represented by such voided check shall irrevocably revert to the Reorganized Debtors or the Litigation Trust, as applicable, and any Claim in respect of such voided check shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary. Requests for re-issuance of any check shall be made to the Disbursing Agent or Litigation Trust Oversight Committee, as applicable, by the holder of the Allowed Claim to whom such check was originally issued.

12. Manner of Payment under Plan.

Except as otherwise specifically provided in the Amended Plan, at the option of the Debtors, the Reorganized Debtors, or Litigation Trust Oversight Committee, as applicable, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements or customary practices of the Debtors.

13. Satisfaction of Claims.

Except as otherwise specifically provided in the Amended Plan, any distributions and deliveries to be made on account of Allowed Claims under the Amended Plan shall be in complete and final satisfaction, settlement, and discharge of and exchange for such Allowed Claims.

14. Fractional Stock and Notes.

If any distributions of New Equity Interests pursuant to the Amended Plan would result in the issuance of a fractional share of New Equity Interests, then the number of shares of New Equity Interests to be issued in respect of such distribution will be calculated to one decimal place and rounded up or down to the closest whole share (with a half share or greater rounded up and less than a half share rounded down). The total number of shares of New Equity Interests to be distributed in connection with the Amended Plan shall be adjusted as necessary to account for the rounding provided for in Section 6.14 of the Amended Plan. No consideration shall be provided in lieu of fractional shares that are rounded down. Neither the Reorganized Debtors, nor the Disbursing Agent shall have any obligation to make a distribution that is less than one (1) share of New Equity Interests.

15. Minimum Cash Distributions.

The Disbursing Agent shall not be required to make any distribution of Cash less than One Hundred Dollars ($100) to any holder of an Allowed Claim; provided, that if any distribution is not made pursuant to Section 6.15 of the Amended Plan, such distribution shall be added to any subsequent distribution to be made on behalf of the holder’s Allowed Claim.

16. Setoffs and Recoupments.

The Debtors or the Reorganized Debtors, as applicable, or such entity’s designee (including, without limitation, the Disbursing Agent) may, but shall not be required to, set off or recoup against any Claim, and any distribution to be made on account of such Claim, any and all claims, rights, and Causes of Action of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the holder of such Claim pursuant to the Bankruptcy Code or applicable non-bankruptcy law; provided, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by a Debtor or Reorganized Debtor or its successor of any claims, rights, or Causes of Action that a Debtor or Reorganized Debtor or its successor or assign may possess against the holder of such Claim.

17. Allocation of Distributions between Principal and Interest.

Except as otherwise required by law (as reasonably determined by the Reorganized Debtors), distributions with respect to an Allowed Claim shall be allocated first to the principal portion of such Allowed Claim (as determined for United States federal income tax purposes) and, thereafter, to the remaining portion of such Allowed Claim, if any.

18. No Distribution in Excess of Amount of Allowed Claim.

Except as provided in Section 6.7 of the Amended Plan, no holder of an Allowed Claim shall receive, on account of such Allowed Claim, distributions in excess of the Allowed amount of such Claim.

19. Withholding and Reporting Requirements.

(a)           Withholding Rights.

In connection with the Amended Plan, any party issuing any instrument or making any distribution described in the Amended Plan shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all distributions pursuant to the Amended Plan and all related agreements shall be subject to any such withholding or reporting requirements. In the case of a non-Cash distribution that is subject to withholding, the distributing party may withhold an appropriate portion of such distributed property and either (i) sell such withheld property to generate Cash necessary to pay over the withholding tax (or reimburse the distributing party for any advance payment of the withholding tax), or (ii) pay the withholding tax using its own funds and retain such withheld property. Any amounts withheld pursuant to the preceding sentence shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Amended Plan. Notwithstanding the foregoing, each holder of an Allowed Claim or any other Entity that receives a distribution pursuant to the Amended Plan shall have responsibility for any taxes imposed by any governmental unit, including, without limitation, income, withholding, and other taxes, on account of such distribution. Any party issuing any instrument or making any distribution pursuant to the Amended Plan has the right, but not the obligation, to not make a distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations.

(b)           Forms.

Any party entitled to receive any property as an issuance or distribution under the Amended Plan shall, upon request, deliver to the Disbursing Agent or such other Entity designated by the Reorganized Debtors or Litigation Trust, as applicable (which Entity shall subsequently deliver to the Disbursing Agent any applicable IRS Form W-8 or Form W-9 received) an appropriate Form W-9 or (if the payee is a foreign Entity) Form W-8. If such request is made by the Reorganized Debtors, the Disbursing Agent, or such other Entity designated by the Reorganized Debtors or Disbursing Agent and the holder fails to comply before the earlier of (i) the date that is one hundred and eighty (180) days after the request is made and (ii) the date that is one hundred and eighty (180) days after the date of distribution, the amount of such distribution shall irrevocably revert to the applicable Reorganized Debtor and any Claim in respect of such distribution shall be discharged and forever barred from assertion against such Reorganized Debtor or its respective property.

F. Procedures for Disputed Claims.

1. Objections to Claims.

The Debtors, the Reorganized Debtors, or the Litigation Trust, as applicable, shall exclusively be entitled to object to Claims. After the Effective Date, the Reorganized Debtors or the Litigation Trust Oversight Committee, as applicable, shall have and retain any and all rights and defenses that the Debtors had with regard to any Claim to which they may object, except with respect to any Claim that is Allowed. Any objections to proofs of Claim shall be served and filed on or before the later of (a) one-hundred and eighty (180) days after the Effective Date, and (b) on such later date as may be fixed by the Bankruptcy Court, after notice and a hearing, upon a motion by the Reorganized Debtors that is filed before the date that is one-hundred and eighty (180) days after the Effective Date. The expiration of such period shall not limit or affect the Debtors’ or the Reorganized Debtors’ rights to dispute Claims asserted in the ordinary course of business other than through a proof of Claim.

2. Resolution of Disputed Claims.

On and after the Effective Date, (a) the Debtors or the Reorganized Debtors, as applicable, shall have the authority to compromise, settle, otherwise resolve, or withdraw any objections to Claims (other than General Unsecured Claims) without approval of the Bankruptcy Court, other than with respect to Fee Claims; and (b) upon the creation of the Litigation Trust, the Litigation Trust Oversight Committee shall have the exclusive authority to compromise, settle, otherwise resolve, or withdraw any objections to General Unsecured Claims without approval of the Bankruptcy Court. The Debtors or the Reorganized Debtors, as applicable, and the Litigation Trust Oversight Committee shall cooperate with respect to any objections to Claims that seek to convert Claims into General Unsecured Claims or General Unsecured Claims into other Claims. The rights and defenses of the Debtors, the Reorganized Debtors or the Litigation Trust, as applicable, to any such objections are fully preserved.

3. Payments and Distributions with Respect to Disputed Claims.

Notwithstanding anything in the Amended Plan to the contrary, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

4. Distributions after Allowance.

After such time as a Disputed Claim becomes, in whole or in part, an Allowed Claim, the holder thereof shall be entitled to distributions, if any, to which such holder is then entitled as provided in the Amended Plan, without interest, as provided in Section 7.9 of the Amended Plan. Such distributions shall be made as soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing such Disputed Claim (or portion thereof) becomes a Final Order.

5. Disallowance of Claims.

Except to the extent otherwise agreed to by the Debtors, the Reorganized Debtors, or the Litigation Trust Oversight Committee, as applicable, or as provided in Section .2(b) of the Amended Plan, any Claims held by Entities from which property is recoverable under sections 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, as determined by a Final Order, shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Final Order with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Debtors, the Reorganized Debtors, or the Litigation Trust Oversight Committee, as applicable.

6. Estimation of Claims.

The Debtors, the Reorganized Debtors, or the Litigation Trust Oversight Committee, as applicable, may (a) determine, resolve and otherwise adjudicate all contingent, unliquidated, and Disputed Claims in the Bankruptcy Court and (b) at any time request that the Bankruptcy Court estimate any contingent, unliquidated, or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. The Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated, or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Debtors, the Reorganized Debtors, or the Litigation Trust Oversight Committee, as applicable, may pursue supplementary proceedings to object to the allowance of such Claim; provided, that such limitation shall not apply to Claims requested by the Debtors to be estimated for voting purposes only.

7. No Distributions Pending Allowance.

If an objection, motion to estimate, or other challenge to a Claim is filed, no payment or distribution provided under the Amended Plan shall be made on account of such Claim unless and until (and only to the extent that) such Claim becomes an Allowed Claim.

8. Claim Resolution Procedures Cumulative.

All of the objection, estimation, and resolution procedures in the Amended Plan are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently settled, compromised, withdrawn, or resolved in accordance with the Amended Plan without further notice or Bankruptcy Court approval.

9. Interest.

To the extent that a Disputed Claim becomes an Allowed Claim after the Effective Date, the holder of such Claim shall not be entitled to any interest that accrued thereon from and after the Effective Date, except as provided in Section 6.7 of the Amended Plan.

10. Insured Claims.

If any portion of an Allowed Claim is an Insured Claim, no distributions under the Amended Plan shall be made on account of such Allowed Claim until the holder of such Allowed Claim has exhausted all remedies with respect to any applicable insurance policies. To the extent that the Debtors’ insurers agree to satisfy a Claim in whole or in part, then immediately upon such agreement, the portion of such Claim so satisfied may be expunged without an objection to such Claim having to be filed and without any further notice to or action, order or approval of the Court.

G. Executory Contracts and Unexpired Leases.

1. General Treatment.

(a)           As of and subject to the occurrence of the Effective Date, all executory contracts and unexpired leases to which any of the Debtors are parties shall be deemed rejected, unless such contract or lease (i) was previously assumed or rejected by the Debtors pursuant to an order of the Bankruptcy Court; (ii) previously expired or terminated pursuant to its own terms or by agreement of the parties thereto; (iii) is the subject of a motion to assume filed by the Debtors on or before the Confirmation Date; (iv) is identified in section 5.7(a) of the Amended Plan; (v) is identified in section 8.4 of the Amended Plan; or (vi) is identified for assumption on the Assumption Schedule included in the Plan Supplement.

(b)           Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the assumptions, assumptions and assignments, or rejections provided for in the Amended Plan pursuant to sections 365(a) and 1123 of the Bankruptcy Code and a determination by the Bankruptcy Court that the Reorganized Debtors or the Successful Bidder, as applicable, have provided adequate assurance of future performance under such assumed executory contracts and unexpired leases. Each executory contract and unexpired lease assumed or assumed and assigned pursuant to the Amended Plan shall vest in and be fully enforceable by the Reorganized Debtors or the Successful Bidder, as applicable, in accordance with its terms, except as modified by the provision of the Amended Plan, any order of the Bankruptcy Court authorizing and providing for its assumption, or applicable law.

2. Determination of Assumption Disputes and Deemed Consent.

(a)           Any Cure Amount shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the Cure Amount, as reflected in the applicable cure notice, in Cash on the Effective Date, subject to the limitations described below, or on such other terms as the parties to such executory contracts or unexpired leases and the Debtors may otherwise agree.

(b)           The Debtors shall file, as part of the Plan Supplement, the Assumption Schedule. The Debtors shall serve a notice on parties to executory contracts or unexpired leases to be assumed or assumed and assigned reflecting the Debtors’ intention to assume or assume and assign the contract or lease in connection with the Amended Plan and, where applicable, setting forth the proposed Cure Amount (if any), in accordance with the Disclosure Statement Order. Any objection by a counterparty to an executory contract or unexpired lease to the proposed assumption, assumption and assignment, or related Cure Amount must be filed and served in accordance with the Disclosure Statement Order. Any counterparty to an executory contract or unexpired lease that does not timely object to the notice of the proposed assumption of such executory contract or unexpired lease shall be deemed to have assented to assumption of the applicable executory contract or unexpired lease notwithstanding any provision thereof that purports to (i) prohibit, restrict, or condition the transfer or assignment of such contract or lease; (ii) terminate or modify, or permit the termination or modification of, a contract or lease as a result of any direct or indirect transfer or assignment of the rights of any Debtor under such contract or lease or a change, if any, in the ownership or control to the extent contemplated by the Amended Plan; (iii) increase, accelerate, or otherwise alter any obligations or liabilities of any Debtor or any Reorganized Debtor under such executory contract or unexpired lease; or (iv) create or impose a Lien upon any property or Asset of any Debtor or any Reorganized Debtor, as applicable. Each such provision shall be deemed to not apply to the assumption of such executory contract or unexpired lease pursuant to the Amended Plan and counterparties to assumed executory contracts or unexpired leases that fail to object to the proposed assumption in accordance with the terms set forth in Section 8.2(b) of the Amended Plan, shall forever be barred and enjoined from objecting to the proposed assumption or to the validity of such assumption (including with respect to any Cure Amounts or the provision of adequate assurance of future performance), or taking actions prohibited by the foregoing or the Bankruptcy Code on account of transactions contemplated by the Amended Plan.

(c)           If there is an Assumption Dispute pertaining to assumption of an executory contract or unexpired lease (other than a dispute pertaining to a Cure Amount), such dispute shall be heard by the Bankruptcy Court prior to such assumption being effective, provided, that the Debtors or the Reorganized Debtors, as applicable, may settle any dispute regarding the Cure Amount or the nature thereof without any further notice to any party or any action, order, or approval of the Bankruptcy Court.

(d)           To the extent an Assumption Dispute relates solely to the Cure Amount, the Debtors may assume and/or assume and assign the applicable executory contract or unexpired lease prior to the resolution of such Assumption Dispute; provided, that the Debtors or the Reorganized Debtors reserve Cash in an amount sufficient to pay the full amount reasonably asserted as the required cure payment by the non-Debtor party to such executory contract or unexpired lease (or such smaller amount as may be fixed or estimated by the Bankruptcy Court or otherwise agreed to by such non-Debtor party and the applicable Reorganized Debtor).

(e)           Assumption or assumption and assignment of any executory contract or unexpired lease pursuant to the Amended Plan or otherwise shall result in the full release and satisfaction of any Claims against any Debtor or defaults by any Debtor, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed executory contract or unexpired lease at any time before the date that the Debtors assume or assume and assign such executory contract or unexpired lease. Any proofs of Claim filed with respect to an executory contract or unexpired lease that has been assumed or assumed and assigned shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity, upon the assumption of such executory contract or unexpired lease.

3. Rejection Damages Claims.

In the event that the rejection of an executory contract or unexpired lease hereunder results in damages to the other party or parties to such executory contract or unexpired lease, any Claim for such damages shall be classified and treated in Class 5 (General Unsecured Claims). Such Claim shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors, or the Litigation Trust, as applicable, or their respective Estates, properties or interests in property as agents, successors, or assigns, unless a proof of Claim is filed with the Bankruptcy Court and served upon counsel for the Debtors or the Reorganized Debtors, as applicable, no later than forty-five (45) days after the filing and service of the notice of the occurrence of the Effective Date.

4. Insurance Policies.

Notwithstanding anything to the contrary in the Definitive Documents, the Amended Plan, the Plan Supplement, any bar date notice or claim objection, and any other document related to any of the foregoing, all insurance policies pursuant to which the Debtors have any obligations in effect as of the Effective Date shall be deemed and treated as executory contracts pursuant to the Amended Plan and shall be assumed by the Debtors or the Reorganized Debtors, as applicable, and shall continue in full force and effect thereafter in accordance with their respective terms. All other insurance policies shall vest in the Reorganized Debtors.

5. Intellectual Property Licenses and Agreements.

Notwithstanding anything to the contrary in the Definitive Documents, the Amended Plan, the Plan Supplement, any bar date notice or claim objection, and any other document related to any of the foregoing, all intellectual property contracts, licenses, royalties, or other similar agreements to which the Debtors have any rights or obligations in effect as of the date of the Confirmation Order shall be deemed and treated as executory contracts pursuant to the Amended Plan and shall, with the consent of the Requisite First Lien Lenders (which consent shall not be unreasonably withheld), be assumed by the Debtors and Reorganized Debtors and shall continue in full force and effect unless any such intellectual property contract, license, royalty, or other similar agreement otherwise is specifically rejected pursuant to a separate order of the Bankruptcy Court or is the subject of a separate rejection motion filed by the Debtors in accordance with Section 8.1 of the Amended Plan. Unless otherwise noted hereunder, all other intellectual property contracts, licenses, royalties, or other similar agreements shall vest in the Reorganized Debtors and the Reorganized Debtors may take all actions as may be necessary or appropriate to ensure such vesting as contemplated in the Amended Plan.

6. Tax Agreements.

Notwithstanding anything to the contrary in the Definitive Documents, the Amended Plan, the Plan Supplement, any bar date notice or claim objection, and any other document related to any of the foregoing, any tax sharing agreements to which the Debtors are a party (of which the principal purpose is the allocation of taxes) in effect as of the date of the Confirmation Order shall be deemed and treated as executory contracts pursuant to the Amended Plan and, to the extent the Debtors determine, with the consent of the Requisite First Lien Lenders (which consent shall not be unreasonably withheld), that such agreements are beneficial to the Debtors, shall be assumed by the Debtors and Reorganized Debtors and shall continue in full force and effect thereafter in accordance with their respective terms, unless any such tax sharing agreement (of which the principal purpose is the allocation of taxes) otherwise is specifically rejected pursuant to a separate order of the Bankruptcy Court or is the subject of a separate rejection motion filed by the Debtors in accordance with Section 8.1 of the Amended Plan. Unless otherwise noted hereunder, all other tax sharing agreements to which the Debtors are a party (of which the principal purpose is the allocation of taxes) shall vest in the Reorganized Debtors and the Reorganized Debtors may take all actions as may be necessary or appropriate to ensure such vesting as contemplated in the Amended Plan.

7. Assignment.

To the extent provided under the Bankruptcy Code or other applicable law, any executory contract or unexpired lease transferred and assigned hereunder shall remain in full force and effect for the benefit of the transferee or assignee in accordance with its terms, notwithstanding any provision in such executory contract or unexpired lease (including those of the type set forth in section 365(b)(2) of the Bankruptcy Code) that prohibits, restricts, or conditions such transfer or assignment. To the extent provided under the Bankruptcy Code or other applicable law, any provision that prohibits, restricts, or conditions the assignment or transfer of any such executory contract or unexpired lease or that terminates or modifies such executory contract or unexpired lease or allows the counterparty to such executory contract or unexpired lease to terminate, modify, recapture, impose any penalty, condition renewal or extension, or modify any term or condition upon any such transfer and assignment, constitutes an unenforceable anti-assignment provision and is void and of no force or effect with respect to any assignment pursuant to the Amended Plan.

8. Modifications, Amendments, Supplements, Restatements, or Other Agreements.

Unless otherwise provided in the Amended Plan or by separate order of the Bankruptcy Court, each executory contract and unexpired lease that is assumed shall include any and all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument, or other document is listed in the notice of assumed contracts.

9. Reservation of Rights.

(a)           The Debtors, with the consent of the Requisite First Lien Lenders, which consent may not be unreasonably withheld, may amend the Assumption Schedule and any cure notice until the Business Day immediately prior to the commencement of the Confirmation Hearing in order to (i) add, delete, or reclassify any executory contract or unexpired lease or amend a proposed assignment and/or (ii) amend the proposed Cure Amount; provided, that if the Confirmation Hearing is adjourned for a period of more than two (2) consecutive calendar days, the Debtors’ right to amend such schedules and notices shall be extended to the Business Day immediately prior to the adjourned date of the Confirmation Hearing, with such extension applying in the case of any and all subsequent adjournments of the Confirmation Hearing. The Debtors shall provide notice of such amendment to any affected counterparty as soon as reasonably practicable.

(b)           Neither the exclusion nor inclusion of any contract or lease by the Debtors on any exhibit, schedule, or other annex to the Amended Plan or in the Plan Supplement, nor anything contained in the Amended Plan, will constitute an admission by the Debtors that any such contract or lease is or is not in fact an executory contract or unexpired lease or that the Debtors, the Reorganized Debtors or their respective Affiliates have any liability thereunder.

(c)           Except as otherwise provided in the Amended Plan, nothing in the Amended Plan shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, Claims, Causes of Action, or other rights of the Debtors and the Reorganized Debtors under any executory or non-executory contract or any unexpired or expired lease.

(d)           Nothing in the Amended Plan will increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtors or the Reorganized Debtors, as applicable, under any executory or non-executory contract or any unexpired or expired lease.

H. Conditions Precedent to Confirmation of Plan and Effective Date.

(a)           Conditions Precedent to Confirmation of Plan.

The following are conditions precedent to entry of the Confirmation Order:

i.
the Disclosure Statement Order shall have been entered and shall be in full force and effect and no stay thereof shall be in effect;

ii.
the Plan Supplement and all of the schedules, documents, and exhibits contained tin the Amended Plan shall have been filed;

iii.
the RSA shall not have been terminated and shall be in full force and effect; and

iv.
the DIP Order and the DIP Documents shall be in full force and effect in accordance with the terms thereof, and no event of default shall have occurred and be continuing thereunder.

(b)           Conditions Precedent to Effective Date.

i.
The following are conditions precedent to the Effective Date of the Amended Plan:

1.
the Confirmation Order shall have been entered and shall be in full force and effect and no stay thereof shall be in effect;

2.
no event of default under the DIP Documents shall have occurred or be continuing and an acceleration of the obligations or termination of the DIP Lenders’ commitments under the DIP Documents shall not have occurred;

3.
all actions, documents, and agreements necessary to implement and consummate the Amended Plan shall have been effected or executed and binding on all parties thereto and, to the extent required, filed with the applicable governmental units in accordance with applicable laws;

4.
all applicable governmental, regulatory and/or third-party approvals and consents, including FCC Approval, approval of State PUCs, and Bankruptcy Court approval, necessary in connection with the transactions contemplated by the Amended Plan shall have been obtained (including approval of the FCC Applications), not be subject to unfulfilled conditions, and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent, or otherwise impose materially adverse conditions on such transactions;

5.
the RSA shall not have been terminated and shall be in full force and effect, and no notice shall have been delivered in accordance with the RSA that, upon expiration of a cure period, would give rise to a Lender Termination Event (as defined in the RSA;

6.
all accrued and unpaid Restructuring Expenses shall have been paid in Cash to the extent invoiced at least two (2) business days prior to the Effective Date (or such shorter period as the Debtors may agree);

7.
the Global Settlement shall have been approved without material modification (unless the modification is consented to by the Debtors, the Requisite First Lien Lenders and the Creditors’ Committee);

8.
the Amended Organizational Documents shall have been filed with the appropriate governmental authority, as applicable;

9.
the Special Warrant Agreement shall have been executed and delivered, and any conditions precedent to effectiveness contained therein have been satisfied or waived in accordance therewith; and

10.
the New First Lien Credit Documents and the New Exit Facility Credit Documents, shall (i) have been (or deemed) executed and delivered, and any conditions precedent to effectiveness contained therein have been satisfied or waived in accordance therewith, (ii) be in full force and effect and binding upon the relevant parties; and (iii) contain terms and conditions consistent in all material respects with the RSA.

ii.
Notwithstanding when a condition precedent to the Effective Date occurs, for purposes of the Amended Plan, such condition precedent shall be deemed to have occurred simultaneously upon the occurrence of the applicable conditions precedent to the Effective Date; provided, that to the extent a condition precedent (a “Prerequisite Condition”) may be required to occur prior to another condition precedent (a “Subsequent Condition”) then, for purposes of the Amended Plan, the Prerequisite Condition shall be deemed to have occurred immediately prior to a Subsequent Condition regardless of when such Prerequisite Condition or Subsequent Condition shall have occurred.

(c)           Waiver of Conditions Precedent.

i.
Except as otherwise provided in the Amended Plan, all actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously and no such action shall be deemed to have occurred prior to the taking of any other such action. Each of the conditions precedent in Section 9.1 and Section 9.2 of the Amended Plan may be waived in writing by the Debtors with the prior written consent of (i) the Requisite First Lien Lenders, which consent shall not be unreasonably withheld (and, solely with respect to the condition set forth in Section 9.1(d) and 9.2(a)(ii) of the Amended Plan, with the consent of the DIP Agent, such consent not to be unreasonably withheld) without leave of or order of the Bankruptcy Court, and (ii) the Creditors’ Committee, with respect to Section 9.2(a)(vii) of the Amended Plan, which consent shall not be unreasonably withheld. If the Amended Plan is confirmed for fewer than all of the Debtors as provided for in Section 5.16 of the Amended Plan, only the conditions applicable to the Debtor or Debtors for which the Amended Plan is confirmed must be satisfied or waived for the Effective Date to occur as to such Debtors.

ii.
The stay of the Confirmation Order pursuant to Bankruptcy Rule 3020(e) shall be deemed waived by and upon the entry of the Confirmation Order, and the Confirmation Order shall take effect immediately upon its entry.

(d)           Effect of Failure of a Condition.

If the conditions listed in Section 9.2 of the Amended Plan are not satisfied or waived in accordance with Section  9.2(c)(1) of the Amended Plan on or before the first Business Day that is more than sixty (60) days after the date on which the Confirmation Order is entered or by such later date as set forth by the Debtors in a notice filed with the Bankruptcy Court prior to the expiration of such period, the Amended Plan shall be null and void in all respects and nothing contained in the Amended Plan or the Disclosure Statement shall (a) constitute a waiver or release of any Claims by or against or any Interests in the Debtors, (b) prejudice in any manner the rights of any Entity, or (c) constitute an admission, acknowledgement, offer, or undertaking by the Debtors, the Requisite First Lien Lenders, or any other Entity.

I. Effect of Confirmation of Plan.

(a)           Vesting of Assets.

On the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all remaining property of the Debtors’ Estates shall vest in the Reorganized Debtors free and clear of all Claims, Liens, encumbrances, charges, and other interests, except as provided pursuant to the Amended Plan, the Confirmation Order, the Litigation Trust Agreement, the New First Lien Credit Documents, or the New Exit Facility Credit Documents. On and after the Effective Date, the Reorganized Debtors may take any action, including, without limitation, the operation of its businesses; the use, acquisition, sale, lease and disposition of property; and the entry into transactions, agreements, understandings, or arrangements, whether in or other than in the ordinary course of business, and execute, deliver, implement, and fully perform any and all obligations, instruments, documents, and papers or otherwise in connection with any of the foregoing, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as expressly provided in the Amended Plan. Without limiting the foregoing, the Reorganized Debtors may pay the charges that they incur on or after the Effective Date for professional fees, disbursements, expenses, or related support services without application to the Bankruptcy Court.

(b)           Binding Effect.

As of the Effective Date, the Amended Plan shall bind all holders of Claims against and Interests in the Debtors and their respective successors and assigns, notwithstanding whether any such holders (a) were Impaired or Unimpaired under the Amended Plan; (b) were deemed to accept or reject the Amended Plan; (c) failed to vote to accept or reject the Amended Plan; (d) voted to reject the Amended Plan; or (e) received any distribution under the Amended Plan.

(c)           Discharge of Claims and Termination of Interests.

Upon the Effective Date, and in consideration of the distributions to be made hereunder, except as otherwise expressly provided under the Amended Plan, each holder (as well as any representatives, trustees, or agents on behalf of each holder) of a Claim or Interest and any Affiliate of such holder shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interest, rights, and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such Entities shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Interest in the Debtors against the Debtors, the Reorganized Debtors, or any of their Assets or property, whether or not such holder has filed a proof of Claim and whether or not the facts or legal bases therefor were known or existed prior to the Effective Date.

(d)           Term of Injunctions or Stays.

Unless otherwise provided under the Amended Plan, the Confirmation Order, or in a Final Order of the Bankruptcy Court, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

(e)           Injunction.

i.
Upon entry of the Confirmation Order, all holders of Claims and Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, and Affiliates, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Amended Plan in relation to any Claim or Interest extinguished, discharged, or released pursuant to the Amended Plan.

ii.
Except as expressly provided in the Amended Plan, the Confirmation Order, or a separate order of the Bankruptcy Court or as agreed to by the Debtors and a holder of a Claim against or Interest in the Debtors, all Entities who have held, hold, or may hold Claims against or Interests in the Debtors (whether proof of such Claims or Interests has been filed or not and whether or not such Entities vote in favor of, against or abstain from voting on the Amended Plan or are presumed to have accepted or deemed to have rejected the Amended Plan) and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, and Affiliates are permanently enjoined, on and after the Effective Date, solely with respect to any Claims, Interests, and Causes of Action that will be or are extinguished, discharged, or released pursuant to the Amended Plan from (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors, the Reorganized Debtors, or the Litigation Trust, or the property of any of the Debtors, the Reorganized Debtors, or the Litigation Trust; (ii) enforcing, levying, attaching (including, without limitation, any prejudgment attachment), collecting, or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree, or order against the Debtors, the Reorganized Debtors, or the Litigation Trust, or the property of any of the Debtors, the Reorganized Debtors, or the Litigation Trust; (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors, the Reorganized Debtors, or the Litigation Trust, or the property of any of the Debtors, the Reorganized Debtors, or the Litigation Trust; (iv) asserting any right of setoff, directly or indirectly, against any obligation due from the Debtors, the Reorganized Debtors, or the Litigation Trust, or against property or interests in property of any of the Debtors, the Reorganized Debtors, or the Litigation Trust, except as contemplated or Allowed by the Amended Plan; and (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Amended Plan.

iii.
Each holder of an Allowed Claim or Interest extinguished, discharged, or released pursuant to the Amended Plan will be deemed to have affirmatively and specifically consented to be bound by the Amended Plan, including, without limitation, the injunctions set forth in section 10.5 of the Amended Plan.

iv.
The injunctions in section 10.5 of the Amended Plan shall extend to any successors of the Debtors, the Reorganized Debtors, and the Litigation Trust, and their respective property and interests in property.

(f)           Releases.

i.
Estate Releases.

As of the Effective Date, pursuant to section 1123(b) of the Bankruptcy Code, except for the rights that remain in effect from and after the Effective Date to enforce the Amended Plan and the Definitive Documents, for good and valuable consideration, the adequacy of which is hereby confirmed, including, without limitation, the service of the Released Parties to facilitate the reorganization of the Debtors and the implementation of the restructuring, and except as otherwise provided in the Amended Plan or in the Confirmation Order, the Released Parties will be deemed expressly, conclusively, absolutely, unconditionally, irrevocably and forever released and discharged, to the maximum extent permitted by law, by the Debtors and their Estates, the Reorganized Debtors, and the Litigation Trust, from any and all Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, remedies, losses, and liabilities whatsoever, including any derivative claims, asserted or assertable on behalf of the Debtors, or the Reorganized Debtors, as applicable, the Litigation Trust, or the Estates, or their respective successors, predecessors, assigns, and representatives and any and all other Persons or Entities that may purport to assert any Cause of Action derivatively, by or through the foregoing, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity, contract, tort, by statute, violations of federal or state securities law, or otherwise, that the Debtors or the Reorganized Debtors (as applicable), the Litigation Trust, or the Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Person, based on or relating to, or in any manner arising prior to the Effective Date from, in whole or in part, the Debtors, the Chapter 11 Cases, the pre- and postpetition marketing and sale process, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Amended Plan, the Prepetition First Lien Credit Documents, the Prepetition Super Senior Credit Documents, the Forbearance Agreement (as defined in the RSA), the DIP Documents, the business or contractual arrangements between any of the Debtors and any Released Party, the restructuring, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, the Disclosure Statement, the RSA, and the Amended Plan (including, for the avoidance of doubt, the Plan Supplement) and related agreements, instruments, and other documents (including the Definitive Documents), and the negotiation, formulation, or preparation of any documents or transactions in connection with any of the foregoing, the solicitation of votes with respect to the Amended Plan, the pursuit of the confirmation and consummation of the Amended Plan, or any other act or omission, in all cases based upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date; provided, that nothing in Section 10.6(a) of the Amended Plan shall be construed to release the Released Parties from gross negligence, willful misconduct, or fraud as determined by a Final Order; provided, further, that nothing in Section 10.6(a) of the Amended Plan shall be construed to release the obligations of Vector SPV (as defined in the Prepetition First Lien Credit Agreement) arising under the Vector Subordinated Note (as defined in the Prepetition First Lien Credit Agreement). The Debtors, the Reorganized Debtors and their Estates, and the Litigation Trust, or their respective successors, predecessors, assigns, and representatives and any and all other Persons or Entities that may purport to assert any Cause of Action derivatively, by or through the foregoing, shall be permanently enjoined from prosecuting any of the foregoing Claims or Causes of Action released under Section 10.6(a) of the Amended Plan against each of the Released Parties. Notwithstanding anything to the contrary in the foregoing or in the Amended Plan, the releases set forth above do not release any post-Effective Date obligations of any Entity under the Amended Plan, the Confirmation Order, the Litigation Trust Agreement, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Amended Plan.

ii.
Consensual Releases by Holders of Impaired Claims.

As of the Effective Date, except (i) for the right to enforce the Amended Plan or any right or obligation arising under the Definitive Documents that remains in effect or becomes effective after the Effective Date or (ii) as otherwise expressly provided in the Amended Plan or in the Confirmation Order, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, including the obligations of the Debtors under the Amended Plan and the contributions of the Released Parties to facilitate and implement the Amended Plan, to the fullest extent permissible under applicable law, as such law may be extended or integrated after the Effective Date, the Released Parties shall be deemed expressly, conclusively, absolutely, unconditionally, irrevocably and forever, released, and discharged by:

a.
the holders of Impaired Claims who voted to accept the Amended Plan;

b.
the Consenting First Lien Lenders;

c.
the Creditors’ Committee and each of its members in their capacity as such; and

d.
with respect to any Entity in the foregoing clauses (a) through (c), such Entity’s (x) predecessors, successors and assigns, (y) subsidiaries, Affiliates, managed accounts or funds, managed or controlled by such Entity and (z) all Persons entitled to assert Claims through or on behalf of such Entities with respect to the matters for which the releasing entities are providing releases.

in each case, from any and all Claims, Interests, or Causes of Action whatsoever, including any derivative Claims asserted on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity, contract, tort, by statute, violation of federal or state securities law, or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based on, relating to, or arising prior to the Effective Date from, in whole or in part, the Debtors, the restructuring, the Chapter 11 Cases, the pre- and postpetition marketing and sale process, the purchase, sale or rescission of the purchase or sale of any security of the Debtors or Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Amended Plan, the Prepetition First Lien Credit Documents, the Prepetition Super Senior Credit Documents, the Forbearance Agreement (as defined in the RSA), the DIP Documents, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests before or during the Chapter 11 Cases, the negotiation, formulation, preparation, or consummation of the Amended Plan (including the Plan Supplement), the RSA, the Definitive Documents, or any related agreements, instruments, or other documents, the solicitation of votes with respect to the Amended Plan, the pursuit of the confirmation and consummation of the Amended Plan, in all cases based upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date; provided, that nothing in Section 10.6(b) of the Amended Plan shall be construed to release the Released Parties from gross negligence, willful misconduct, or fraud as determined by a Final Order. The Persons and Entities in (a) through (d) of Section 10.6(b) of the Amended Plan shall be permanently enjoined from prosecuting any of the foregoing Claims or Causes of Action released under Section 10.6(b) of the Amended Plan against each of the Released Parties. Notwithstanding anything to the contrary in the foregoing or in the Amended Plan, the releases set forth above do not release any post-Effective Date obligations of any Entity under the Amended Plan, the Confirmation Order, the Litigation Trust Agreement, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Amended Plan.

(g)           Exculpation.

To the maximum extent permitted by applicable law and without affecting or limiting either the estate release set forth in Section 10.5 or the consensual releases by holders of Impaired Claims set forth in Section 10.6, and notwithstanding anything in the Amended Plan to the contrary, no Exculpated Party will have or incur, and each Exculpated Party is hereby released and exculpated from, any claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, remedy, loss, and liability for any claim in connection with or arising out of the administration of the Chapter 11 Cases, the postpetition marketing and sale process, the postpetition purchase, sale, or rescission of the purchase or sale of any security of the Debtors; the negotiation and pursuit of the Disclosure Statement, the RSA, the Reorganization Transaction, the Amended Plan, the solicitation of votes for, or confirmation of, the Amended Plan or the Litigation Trust Agreement; the funding or consummation of the Amended Plan; the occurrence of the Effective Date; the administration of the Amended Plan or the property to be distributed under the Amended Plan, including but not limited to the issuance and distribution of the Litigation Trust Interests; the issuance of Securities under or in connection with the Amended Plan; or the transactions in furtherance of any of the foregoing; provided, that nothing in Section 10.7 of the Amended Plan shall be construed to release or exculpate an Exculpated Party from gross negligence, willful misconduct, or fraud as determined by a Final Order; provided, further, that nothing in Section 10.7 of the Amended Plan shall be construed to release the obligations of Vector SPV (as defined in the Prepetition First Lien Credit Agreement) arising under the Vector Subordinated Note (as defined in the Prepetition First Lien Credit Agreement). Each Exculpated Party has, and upon consummation of the Amended Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the restructuring of Claims and Interests in the Chapter 11 Cases and in connection with the Reorganization Transaction, the negotiation, formulation, or preparation of the agreements, instruments, or other documents pursuant to the Amended Plan, and the solicitation and distribution of the Amended Plan and, therefore, is not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Amended Plan or such distributions made pursuant to the Amended Plan.

(h)           Limitations on Executable Assets with Respect to Certain Causes of Action.

Any recovery by or on behalf of the Litigation Trust (and the beneficiaries thereof) on account of any Litigation Trust Causes of Action or the Reorganized Debtors on account of any Causes of Action against any Independent Director, solely in his capacity as a director of the Debtors prior to the Effective Date, including in each case by way of settlement or judgment, shall be limited to the Debtors’ available D&O Policies’ combined limits, after payment from such D&O Policies of any and all covered costs and expenses incurred by the covered parties in connection with the defense of any such Causes of Action (the “D&O Insurance Coverage”). No party, including the Litigation Trust or the Reorganized Debtors, shall execute, garnish or otherwise attempt to collect on any settlement or judgment upon any assets of the Independent Directors on account of any Litigation Trust Causes of Action or Causes of Action (other than D&O Insurance Coverage to the extent that is an asset of the Independent Directors). In the event D&O Insurance Coverage is denied for any settlement or judgment in the Litigation Trust’s or the Reorganized Debtors’ favor, the Independent Directors shall assign any claims for coverage or other rights of recovery they may have against the D&O Policy insurers to the Litigation Trust or the Reorganized Debtors, as applicable. In agreeing to this, the Independent Directors do not admit liability and can at no point confirm that there is D&O Insurance Coverage for any recovery by or on behalf of the Litigation Trust (and the beneficiaries thereof) on account of any Litigation Trust Causes of Action or the Reorganized Debtors on account of any Causes of Action against any Independent Director.

(i)           SEC Rights and Powers.

Notwithstanding any language to the contrary contained in the Amended Plan, Disclosure Statement or the Confirmation Order, no provision of the Amended Plan or the Confirmation Order shall (i) preclude the SEC from enforcing its police or regulatory powers; or (ii) enjoin, limit, impair or delay the SEC from commencing or continuing any claims, causes of action, proceedings or investigations against any non-Debtor person or non-Debtor entity in any forum.

(j)           FCC Rights and Powers.

No provision in the Amended Plan or the Confirmation Order relieves the Debtors or the Reorganized Debtors from their obligations to comply with the Communications Act of 1934, as amended, and the rules, regulations and orders promulgated thereunder by the FCC. No transfer of any FCC license or authorization held by Debtors or transfer of control of any Debtor, or transfer of control of a FCC licensee controlled by Debtors shall take place prior to the issuance of FCC regulatory approval for such transfer pursuant to applicable FCC regulations. The FCC’s rights and powers to take any action pursuant to its regulatory authority including, but not limited to, imposing any regulatory conditions on any of the above described transfers, are fully preserved, and nothing in the Amended Plan shall proscribe or constrain the FCC’s exercise of such power or authority.

(k)           Subordinated Claims.

The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Amended Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors (or the Litigation Trust, solely with respect to General Unsecured Claims) reserve the right, with the consent of the Required First Lien Lenders, which consent shall not be unreasonably withheld, to reclassify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

(l)           Retention of Causes of Action/Reservation of Rights.

Except as otherwise provided in Sections 10.5, 10.6, and 10.7 of the Amended Plan, nothing contained in the Amended Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights, Claims, Causes of Action (including, for the avoidance of doubt, Litigation Trust Causes of Action), rights of setoff or recoupment, or other legal or equitable defenses that the Debtors had immediately prior to the Effective Date on behalf of their Estates or itself in accordance with any provision of the Bankruptcy Code or any applicable non-bankruptcy law, including, without limitation, any affirmative Causes of Action against parties with a relationship with the Debtors including actions arising under chapter 5 of the Bankruptcy Code. Except as provided in any order entered by the Bankruptcy Court, the Reorganized Debtors or the Litigation Trust Oversight Committee, in connection with the pursuit of Litigation Trust Causes of Action or objection to General Unsecured Claims, shall have, retain, reserve, and be entitled to assert all such Claims, Causes of Action, rights of setoff or recoupment, and other legal or equitable defenses as fully as if the Chapter 11 Cases had not been commenced, and all of the Debtors’ legal and equitable rights in respect of any Unimpaired Claim may be asserted after the Confirmation Date and Effective Date to the same extent as if the Chapter 11 Cases had not been commenced. Notwithstanding the foregoing, the Debtors and the Reorganized Debtors shall not retain any Claims or Causes of Action released or barred pursuant to the Amended Plan against the Released Parties.

(m)           Solicitation of Plan.

As of and subject to the occurrence of the Confirmation Date: (a) the Debtors shall be deemed to have solicited acceptances of the Amended Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including without limitation, sections 1125(a) and (e) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation; and (b) the Debtors and each of their respective directors, officers, employees, Affiliates, agents, financial advisors, investment bankers, professionals, accountants, and attorneys shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Amended Plan, and therefore are not, and on account of such offer, issuance, and solicitation shall not be, liable at any time for any violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Amended Plan or the offer and issuance of any securities under the Amended Plan.

(n)           Corporate and Limited Liability Company Action.

Upon the Effective Date, all actions contemplated by the Amended Plan shall be deemed authorized and approved in all respects, including (a) those set forth in Sections 5.5 and 5.6 of the Amended Plan; (b) the performance of the RSA; and (c) all other actions contemplated by the Amended Plan (whether to occur before, on, or after the Effective Date), in each case, in accordance with and subject to the terms hereof. All matters provided for in the Amended Plan involving the corporate, limited liability company or partnership structure of the Debtors or the Reorganized Debtors, and any corporate, limited liability company or partnership action required by the Debtors or the Reorganized Debtors in connection with the Amended Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Security holders, directors, managers, limited partners or officers of the Debtors or the Reorganized Debtors. On or (as applicable) before the Effective Date, the authorized officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and directed to issue, execute, and deliver the agreements, documents, Securities, and instruments contemplated by the Amended Plan (or necessary or desirable to effect the transactions contemplated by the Amended Plan) in the name and on behalf of the Reorganized Debtors, including, but not limited to: (i) the Amended Organizational Documents; (ii) the New First Lien Credit Agreement; (iii) the New Exit Facility Credit Agreement; (iv) the Litigation Trust Agreement; and (v) any and all other agreements, documents, securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by Section 10.11 of the Amended Plan shall be effective notwithstanding any requirements under non-bankruptcy law.

J. Retention of Jurisdiction.

(a)           Retention of Jurisdiction.

On and after the Effective Date, the Bankruptcy Court shall retain non-exclusive jurisdiction over all matters arising in, arising under, and related to the Chapter 11 Cases for, among other things, the following purposes:

i.
to hear and determine motions and/or applications for the assumption or rejection of executory contracts or unexpired leases, including Assumption Disputes, and the allowance, classification, priority, compromise, estimation, or payment of Claims resulting therefrom;

ii.
to determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on or commenced after the Confirmation Date;

iii.
to ensure that distributions to holders of Allowed Claims are accomplished as provided for in the Amended Plan and Confirmation Order and to adjudicate any and all disputes arising from or relating to distributions under the Amended Plan, including, cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the holder of a Claim or Interest for amounts not timely paid;

iv.
to consider the allowance, classification, priority, compromise, estimation, or payment of any Claim;

v.
to resolve disputes concerning Disputed Claims or the administration thereof;

vi.
to hear and determine all Fee Claims and Restructuring Expenses;

vii.
to hear and resolve any dispute over the application to any Claim of any limit on the allowance of such Claim set forth in sections 502 or 503 of the Bankruptcy Code, other than defenses or limits that are asserted under non-bankruptcy law pursuant to section 502(b)(1) of the Bankruptcy Code;

viii.
to enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

ix.
to issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Entity with the consummation, implementation, or enforcement of the Amended Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

x.
to hear and determine any application to modify the Amended Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Amended Plan, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

xi.
to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Amended Plan, the Plan Supplement, the Global Settlement, the Litigation Trust Agreement, the Confirmation Order, or any agreement, instrument, or other document governing or relating to any of the foregoing;

xii.
to take any action and issue such orders as may be necessary to construe, interpret, enforce, implement, execute, and consummate the Amended Plan;

xiii.
to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

xiv.
to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including any requests for expedited determinations under section 505(b) of the Bankruptcy Code);

xv.
to hear, adjudicate, decide, or resolve any and all matters related to Article X of the Amended Plan, including, without limitation, the releases, discharge, exculpations, and injunctions issued thereunder;

xvi.
to recover all Assets of the Debtors and property of the Debtors’ Estates, wherever located;

xvii.
to resolve any disputes concerning whether an Entity had sufficient notice of the Chapter 11 Cases, the Disclosure Statement, any solicitation conducted in connection with the Chapter 11 Cases, any bar date established in the Chapter 11 Cases, or any deadline for responding or objecting to a Cure Amount, in each case, for the purpose of determining whether a Claim or Interest is discharged hereunder or for any other purpose;

xviii.
to hear and determine any rights, Claims, or Causes of Action held by or accruing to the Reorganized Debtors or the Litigation Trust pursuant to the Bankruptcy Code or pursuant to any federal statute or legal theory;

xix.
to enter one or more final decrees closing the Chapter 11 Cases; and

xx.
to hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code.

(b)           Courts of Competent Jurisdiction.

If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising out of the Amended Plan, such abstention, refusal, or failure of jurisdiction shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

K. Miscellaneous Amended Plan Provisions.

(a)           Payment of Statutory Fees.

On the Effective Date and thereafter as may be required, the Reorganized Debtors shall pay all fees incurred pursuant to sections 1911 through 1930 of chapter 123 of title 28 of the United States Code, together with interest, if any, pursuant to section 3717 of title 31 of the United States Code with the Chapter 11 Cases, or until such time as a final decree is entered closing the Chapter 11 Cases, a Final Order converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code is entered, or a Final Order dismissing the Chapter 11 Cases is entered.

(b)           Substantial Consummation of the Amended Plan.

On the Effective Date, the Amended Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

(c)           Plan Supplement.

The Plan Supplement shall be filed with the Clerk of the Bankruptcy Court. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Documents included in the Plan Supplement will be posted at the website of the Debtors’ notice, claims, and solicitation agent.

(d)           Request for Expedited Determination of Taxes.

The Debtors shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Commencement Date through the dissolution of the Debtors.

(e)           Exemption from Certain Transfer Taxes.

Pursuant to section 1146 of the Bankruptcy Code, (a) the issuance, transfer or exchange of any securities, instruments or documents, (b) the creation of any Lien, mortgage, deed of trust, or other security interest, (c) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of, or in connection with the Amended Plan, including, without limitation, any deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Amended Plan or the reinvesting, transfer, or sale of any real or personal property of the Debtors pursuant to, in implementation of or as contemplated in the Amended Plan (whether to one or more of the Reorganized Debtors or otherwise), (d) the grant of collateral under the New Exit Facility and the New First Lien Credit Facility, and (e) the issuance, renewal, modification, or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Amended Plan, including, without limitation, the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee, or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, sales tax, use tax, or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city, or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax, or similar tax.

(f)           Amendments.

i.
Plan Modifications. Subject to the terms of the RSA, (i) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Amended Plan prior to the entry of the Confirmation Order, including amendments or modifications to satisfy section 1129(b) of the Bankruptcy Code, and (ii) after entry of the Confirmation Order, the Debtors may, upon order of the Court, amend, modify or supplement the Amended Plan in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law, in each case without additional disclosure pursuant to section 1125 of the Bankruptcy Code. In addition, after the Confirmation Date, so long as such action does not materially and adversely affect the treatment of holders of Allowed Claims or Allowed Interests pursuant to the Amended Plan and subject to the reasonable consent of the Requisite First Lien Lenders (and the Creditors’ Committee, solely as it pertains to the Global Settlement or treatment of General Unsecured Claims), the Debtors may remedy any defect or omission or reconcile any inconsistencies in the Amended Plan or the Confirmation Order with respect to such matters as may be necessary to carry out the purposes or effects of the Amended Plan, and any holder of a Claim or Interest that has accepted the Amended Plan shall be deemed to have accepted the Amended Plan as amended, modified, or supplemented.

ii.
Other Amendments. Subject to the terms of the RSA, before the Effective Date, the Debtors may make appropriate technical adjustments and modifications to the Amended Plan and the documents contained in the Plan Supplement without further order or approval of the Bankruptcy Court.

(g)           Effectuating Documents and Further Transactions.

Each of the officers, managers, limited partners or members of the Reorganized Debtors is authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such reasonable actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Amended Plan.

(h)           Revocation or Withdrawal of Plan.

Subject to the terms of the RSA, the Debtors reserve the right to revoke or withdraw the Amended Plan prior to the Effective Date. If the Amended Plan has been revoked or withdrawn prior to the Effective Date, or if confirmation or the occurrence of the Effective Date does not occur, then: (a) the Amended Plan shall be null and void in all respects; (b) any settlement or compromise embodied in the Amended Plan (including the fixing or limiting to an amount any Claim or Interest or Class of Claims or Interests), assumption of executory contracts or unexpired leases affected by the Amended Plan, and any document or agreement executed pursuant to the Amended Plan shall be deemed null and void; and (c) nothing contained in the Amended Plan shall (i) constitute a waiver or release of any Claim by or against, or any Interest in, the Debtors or any other Entity; (ii) prejudice in any manner the rights of the Debtors or any other Entity; or (iii) constitute an admission of any sort by the Debtors, any Consenting First Lien Lenders, or any other Entity. This provision shall have no impact on the rights of the Consenting First Lien Lenders or the Debtors, as set forth in the RSA, in respect of any such revocation or withdrawal.

(i)           Dissolution of Statutory Committees.

On the Effective Date, any statutory committee (a “Committee”) formed in these Chapter 11 Cases shall dissolve and, on the Effective Date, each member (including each officer, director, employee, or agent thereof) of such Committee and each professional retained by such Committee shall be released and discharged from all rights, duties, responsibilities, and obligations arising from, or related to, the Debtors, their membership on such Committee, the Amended Plan, or the Chapter 11 Cases, except with respect to any matters concerning any Fee Claims held or asserted by any professional retained by such Committee.

(j)           Severability of Plan Provisions.

If, before the entry of the Confirmation Order, any term or provision of the Amended Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Amended Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Amended Plan, as it may have been altered or interpreted in accordance with the foregoing, is (a) valid and enforceable pursuant to its terms, (b) integral to the Amended Plan and may not be deleted or modified without the consent of the Debtors or the Reorganized Debtors (as the case may be), and (c) nonseverable and mutually dependent.

(k)           Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit hereto or a schedule in the Plan Supplement or a Definitive Document provides otherwise, the rights, duties, and obligations arising under the Amended Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof; provided, however, that corporate or entity governance matters relating to any Debtors or Reorganized Debtors shall be governed by the laws of the state of incorporation or organization of the applicable Debtors or Reorganized Debtors.

(l)           Time.

In computing any period of time prescribed or allowed by the Amended Plan, unless otherwise set forth in the Amended Plan or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

(m)           Dates of Actions to Implement the Amended Plan.

In the event that any payment or act under the Amended Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

(n)           Immediate Binding Effect.

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), 7062, or otherwise, upon the occurrence of the Effective Date, the terms of the Amended Plan and Plan Supplement shall be immediately effective and enforceable and deemed binding upon and inure to the benefit of the Debtors, the holders of Claims and Interests, the Released Parties, and each of their respective successors and assigns, including, without limitation, the Reorganized Debtors.

(o)           Deemed Acts.

Subject to and conditioned on the occurrence of the Effective Date, whenever an act or event is expressed under the Amended Plan to have been deemed done or to have occurred, it shall be deemed to have been done or to have occurred without any further act by any party, by virtue of the Amended Plan and the Confirmation Order.

(p)           Successor and Assigns.

The rights, benefits, and obligations of any Entity named or referred to in the Amended Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor, or permitted assign, if any, of each Entity.

(q)           Entire Agreement.

On the Effective Date, the Amended Plan, the Plan Supplement, and the Confirmation Order shall supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Amended Plan.

(r)           Exhibits to Plan.

All exhibits, schedules, supplements, and appendices to the Amended Plan (including the Plan Supplement) are incorporated into and are a part of the Amended Plan as if set forth in full in the Amended Plan.

(s)           Notices.

All notices, requests, and demands hereunder to be effective shall be in writing (including by electronic transmission) and, unless otherwise expressly provided in the Amended Plan, shall be deemed to have been duly given or made when actually delivered as follows:

i.
If to the Debtors or the Reorganized Debtors:

Fusion Connect, Inc.,
210 Interstate North Parkway, Suite 300,
Atlanta, Georgia 30339
Attn:	James P. Prenetta, Jr., Executive Vice President and General Counsel
Email:	JPrenetta@fusionconnect.com

-and-

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attn:	Gary T. Holtzer
Sunny Singh
Gaby Smith
Telephone:	(212) 310-8000
Email:	gary.holtzer@weil.com
sunny.singh@weil.com
gaby.smith@weil.com

ii.
If to the Consenting First Lien Lenders:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attn:	Damian S. Schaible
Adam L. Shpeen
Email:	damian.schaible@davispolk.com
adam.shpeen@davispolk.com

After the Effective Date, the Debtors have authority to send a notice to Entities providing that, to continue to receive documents pursuant to Bankruptcy Rule 2002, they must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Debtors and the Reorganized Debtors, as applicable, are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have filed such renewed requests.

VI.
TRANSFER RESTRICTIONS AND CONSEQUENCES UNDER FEDERAL SECURITIES LAWS

The offer, issuance, and distribution of the Special Warrants, the New Equity Interests, and the Second Lien Warrants (if any) shall be exempt, pursuant to section 1145 of the Bankruptcy Code, from registration under the Securities Act and all rules and regulations promulgated thereunder, and any state or local law requiring registration for the offer, issuance, and distribution of Securities.

Section 1145 of the Bankruptcy Code generally exempts from registration under the Securities Act the offer, issuance, or sale under a chapter 11 plan of a security of the debtor, of an affiliate participating in a joint plan with the debtor, or of a successor to the debtor under a plan, if such securities are offered or sold in exchange for a claim against, or an interest in, the debtor or such affiliate, or principally in such exchange and partly for cash. In reliance upon this exemption, the New Equity Interests, the Special Warrants, and the Second Lien Warrants, if applicable, will be exempt from the registration requirements of the Securities Act, and state and local securities laws. These securities may be resold without registration under the Securities Act or other federal or state securities laws pursuant to the exemption provided by Section 4(a)(1) of the Securities Act, unless the holder is an “underwriter” with respect to such securities, as that term is defined in section 1145(b) of the Bankruptcy Code. In addition, such section 1145 exempt securities generally may be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of the several states.

Section 1145(b) of the Bankruptcy Code defines “underwriter” for purposes of the Securities Act as one who, except with respect to ordinary trading transactions, (a) purchases a claim with a view to distribution of any security to be received in exchange for the claim, (b) offers to sell securities issued under a plan for the holders of such securities, (c) offers to buy securities issued under a plan from persons receiving such securities, if the offer to buy is made with a view to distribution or (d) is an issuer, as used in Section 2(a)(11) of the Securities Act, with respect to such securities, which includes control persons of the issuer. Further, based on the legislative history of Section 1145 of the Bankruptcy Code, a creditor who owns 10% or more of the voting securities of a reorganized debtor and/or has the right to appoint a director to the board of directors of a reorganized debtor may be presumed to be a control person, and therefore, an underwriter.

Notwithstanding the foregoing, control person underwriters may be able to sell securities without registration pursuant to the resale limitations of Rule 144 of the Securities Act which, in effect, permit the resale of securities received by such underwriters pursuant to a chapter 11 plan, subject to applicable volume limitations, notice and manner of sale requirements, and certain other conditions. Parties who believe they may be statutory underwriters as defined in section 1145 of the Bankruptcy Code are advised to consult with their own legal advisers as to the availability of the exemption provided by Rule 144.

In any case, recipients of New Equity Interests, Special Warrants, and/or Second Lien Warrants, if applicable, issued under the Amended Plan are advised to consult with their own legal advisers as to the availability of any such exemption from registration under state law in any given instance and as to any applicable requirements or conditions to such availability. In order to preserve the ability to utilize tax attributes following the Effective Date, the charter, bylaws, and other organizational documents, as applicable, of the Reorganized Debtors may restrict certain transfers of the New Equity Interests and/or Special Warrants, and Second Lien Warrants, if applicable.

Legends. To the extent certificated, certificates evidencing New Equity Interests, Special Warrants, and Second Lien Warrants, if applicable, held by holders of 10% or more of the outstanding New Equity Interests, Special Warrants and Second Lien Warrants, if applicable, or who are otherwise underwriters as defined in Section 1145(b) of the Bankruptcy Code, will bear a legend substantially in the form below:

THE NEW EQUITY INTERESTS, SPECIAL WARRANTS, AND SECOND LIEN WARRANTS, IF APPLICABLE, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS FUSION CONNECT RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

VII.
REGULATORY MATTERS

The Debtors’ operations are subject to varying degrees of regulation by the FCC under the Communications Act and the FCC rules and regulations promulgated thereunder, as well as by the State PUCs and their respective authorizing statutes and regulations. Obtaining approval from the FCC and a number of State PUCs is generally required for the issuance, renewal, transfer of control, assignment, or modification of operating licenses.

The Fusion Licensees were required to submit applications notifying the FCC upon entry into chapter 11. Following the Commencement Date, the Fusion Licensees filed the requisite applications informing the FCC of the pro forma transfer of the FCC licenses to the Fusion Licensees as “debtors in possession” under chapter 11. The FCC provided notice of those filings in a Public Notice dated June 13, 2019 and labeled as Report No. TEL-01964, DA No. 19-552.11

On the Effective Date, Telecom Holdings, LLC (“Telecom Holdings”) will acquire over fifty percent (50%) of the New Equity Interests, resulting in de jure control of Reorganized FCI. Consequently, the emergence transaction will effect a transfer of control of the Fusion Licensees. The New Equity Interests that are not issued to Telecom Holdings will be held by certain other holders of First Lien Claims, none of whom will hold New Equity Interests that represent voting or equity interests of ten percent (10%) or more of Reorganized FCI. On July 24, 2019 and August 2, 2019, 2019, the Fusion Licensees and Telecom Holdings submitted applications to the FCC to obtain its consent for the proposed transfer of control of the Fusion Licensees and separately filed applications to the requisite State PUCs on or prior to August 9, 2019.

Following its review of the FCC Applications submitted by the Fusion Licensees, the FCC will issue a public notice (or notices) announcing the acceptance of the FCC Applications for filing (each, a “Public Notice”). For purposes of the wireless licenses, pursuant to Section 309(d) of the Communications Act and related FCC rules, any party that qualifies as a “party in interest” may file a “petition to deny” the FCC Applications within thirty (30) days of the date of a Public Notice. If such petitions to deny are filed, the Fusion Licensees will have the opportunity to file oppositions and the petitioners will have the opportunity to reply, with the formal pleading cycle closing approximately fifteen (15) days following the deadline for petitions to deny (unless a different schedule is set by the FCC).

Pursuant to Section 214 of the Communications Act and related FCC rules, a party may file comments or file a petition to deny the international and domestic Section 214 applications within fourteen (14) days of the Public Notice. For domestic Section 214 applications, parties are also permitted to file reply comments within twenty-one (21) days of the Public Notice. The Fusion Licensees will have the opportunity to respond to any such comments. Thereafter, unless the FCC notifies the Fusion Licensees otherwise, the Fusion Licensees may consummate the transfer of control on the thirty-first day (31st) after the Public Notice with respect to the domestic Section 214 authority and on the fourteenth day (14th) after the Public Notice with respect to the international Section 214 authority.

11
As a consequence of entry into chapter 11, the wireless licenses held by FCS were assigned FCS, as debtor in possession, in File Nos. 000868350 and 0008686355, effective as of July 9, 2019.

As a practical matter, however, the FCC is not expected to grant any of the applications until after all required periods for the FCC Applications have passed. In any event, the Reorganization Transaction cannot be consummated until, among other things, all required FCC Approvals have been obtained.

Following the Debtors’ emergence from Chapter 11 on the Effective Date, the proposed exercise of Special Warrants or any other conditional interests issued pursuant to the Amended Plan will result in (i) a second transfer of control of the Fusion Licensees because Telecom Holdings’ interests in Reorganized FCI will drop below fifty (50) percent, constituting a “negative transfer of control” for FCC purposes. Moreover, the exercise of the Special Warrants on the Exercise Date will result in the aggregate foreign ownership of the Fusion Licensees exceeding twenty-five percent (25%), which is prohibited by federal law unless the FCC issues a declaratory ruling as discussed below. Therefore, as soon as practicable following the Effective Date, the Fusion Licensees and Telecom Holdings will file an additional set of applications with the FCC and State PUCs (as required), as well as a Petition for Declaratory Ruling seeking FCC approval for the proposed foreign ownership of the Fusion Licensees that will take place on the Exercise Date. Consistent with the Amended Plan, no Special Warrants or other conditional interests in Reorganized FCI that are issued on the Effective Date may be exercised until all of the conditions for the Exercise Date have been met.

A.
State Public Service Commissions.

The Fusion Licensees were required to notify certain State PUCs upon entry into chapter 11. Following the Commencement Date, therefore, the Fusion Licensees filed notices informing the State PUCs in all states where the Fusion Licensees operate of the Fusion Licensees’ status as debtors in possession under chapter 11.

The Fusion Licensees and Telecom Holdings were also required to submit applications to certain State PUCs to request approval of the transfer of control of the Fusion Licensees to Telecom Holdings. The Fusion Licensees and Telecom Holdings filed the requisite State PUC Applications in California, Colorado, the District of Columbia Georgia, Hawaii, Indiana, Louisiana, Maryland, Minnesota, Mississippi, Nebraska, New Jersey, New York, Ohio, Pennsylvania, Texas, Virginia and West Virginia on behalf of each entity that holds intrastate telecommunications authority in these states. The level of review undertaken by the State PUCs, and the length of time until an approval of a State PUC Application will be granted, will vary by state. One or more State PUCs may issue its grant of approval contingent upon issuance of approvals by the FCC and/or the Bankruptcy Court.

In order to comply with any applicable regulatory requirements in states where approval of a transfer of control is not required and where a Fusion Licensee holds authority to provide telecommunications services, the Fusion Licensees (together with Telecom Holdings) are filing the State PUC Notices with the respective State PUCs regarding the transfer of control that will occur as a result of the Reorganization Transaction.

In connection with the exercise of Special Warrants on the Exercise Date, and the resulting material change to the ownership of the Fusion Licensees, advance approvals will have to be obtained from certain State PUCs. Prior to the Exercise Date but after the Effective Date, the Fusion Licensees and Telecom Holdings will file additional State PUC applications for such approvals as required and will file additional State PUC notices in the states where notice (but not approval) is required for the change to ownership. Consistent with the Amended Plan, no Special Warrants or other conditional interests in Reorganized FCI that may be exercised until all of the conditions for the Exercise Date have been met.

The following is important information concerning the FCC approval process and the ownership requirements and restrictions that must be met in order for parties to hold equity interests in Reorganized FCI. The following summary of certain FCC rules and policies is for informational purposes only and is not a substitute for careful planning and advice based upon the individual circumstances pertaining to a Holder of an Allowed First Lien Claim. Holders of Allowed First Lien Claims are urged to consult their own advisors as to FCC ownership issues and other consequences of the Amended Plan.

B.
Information Required from Prospective Stockholders of Reorganized FCI.

In processing applications for consent to a transfer of control or assignment of FCC licenses, the FCC considers, among other things, whether the prospective owners or new licensee, as applicable, possess the legal, character, and other qualifications to hold FCC licenses in a manner consistent with the public interest.

As described in the Equity Allocation Mechanism, Holders of Allowed First Lien Claims will receive New Equity Interests and/or Special Warrants on account of such Claims. In accordance with the terms of the Special Warrant Agreement, the Special Warrants will automatically be exercised for New Equity Interests, to the extent legally permissible, upon the Exercise Date, which will not occur until all prerequisites are met, including upon obtaining a declaratory ruling from the FCC and grants of approvals of the transfer of control of Reorganized FCI from the FCC and applicable State PUC approvals.

Each holder of an Allowed First Lien Claim must submit an Ownership Certification providing information regarding the prospective stockholder to establish that issuance of the New Equity Interests and/or Special Warrants to such holder would not result in a violation of law, impair the qualifications of the Reorganized Debtors to hold FCC Licenses, or impede the grant of any FCC Applications on behalf of the Reorganized Debtors.

Each holder of an Allowed First Lien Claim will be required to provide information regarding the extent of their direct and indirect ownership and control by non-U.S. persons sufficient to establish whether any non-U.S. persons will hold a direct or indirect ownership interest in Reorganized FCI. Based on the Results of the Ownership Certifications, holders will receive a mix of New Equity Interests and Special Warrants as set forth in the Warrant Agreement and the Equity Allocation Mechanism.

Consistent with the Equity Allocation Mechanism and the Special Warrant Agreement, holders of Allowed First Lien Claims that are directly or indirectly owned or controlled by a non-U.S. individual or entity will only be permitted to exercise Special Warrants upon the Exercise Date, at which time, such holder may only exercise Special Warrants and/or other conditional interest insofar as permitted by the FCC’s Declaratory Ruling. For the avoidance of doubt, holders of Allowed First Lien Claims shall not be permitted to exercise Special Warrants if the non-U.S. ownership or voting percentage of such prospective holders, as calculated in accordance with FCC rules, would result in an amount in excess of the foreign ownership amount permitted by the Declaratory Ruling.
On September 3, 2019, and concurrently hereto, the Debtors are filing the Motion of Debtors for Authority to Establish Procedures for Compliance with Federal Communications Law (the “Foreign Ownership Procedures Motion”) for entry of an order (i) approving procedures to comply with foreign ownership restrictions and other ownership disclosure requirement of the federal communications law and the FCC12 including the forms of Ownership Certification and Notice of Ownership Certification Procedures and deadlines by which holders of Allowed First Lien Claims must submit an Ownership Certification to Prime Clerk as the Certification Agent to facilitate the allocation of New Equity Interests and Special Warrants under the Amended Plan; and (ii) authorizing Prime Clerk to serve as the Certification Agent and to perform the relevant services related to the certification process (each as defined in the Foreign Ownership Procedures Motion).

12
See, e.g., 47 C.F.R. § 1.5000 et seq. (implementing the Ownership Limitations of Section 310 of the Communications Act for broadcast, common carrier, aeronautical en route, and aeronautical fixed radio station licensees and common carrier spectrum lessees); 47 C.F.R. § 63.04, 18) (requiring disclosure of certain equity ownership and voting interest in Section 214 transfer of control applications).

Any holder that fails to timely provide an Ownership Certification by October 17, 2019 (the “Ownership Certification Deadline”) or that fails to deliver an Ownership Certification that allows the Debtors to clearly determine such holder’s foreign ownership in compliance with the limitations set forth in the Equity Allocation Mechanism will be treated as a one hundred percent (100%) foreign-owned, non-U.S. holder, unless the Debtors, in their sole discretion, elect to treat an Ownership Certification delivered after the Ownership Certification Deadline (but prior to the Effective Date) as if such Ownership Certification had been delivered prior to the Ownership Certification Deadline.

A hearing to approve the Ownership Certification Procedures Motion is currently scheduled to occur on September 10, 2019.

C.
FCC Foreign Ownership Restrictions and Ownership Disclosure Requirements.

On the Effective Date, Telecom Holdings will hold over fifty percent (50%) of the New Equity Interests. The membership interests in Telecom Holdings on the Effective Date will be held by twelve (12) U.S. Holders (as defined herein), none of whom will hold a direct or indirect economic interest in Reorganized FCI of ten percent (10%) or more.

Section 310 of the Communications Act prohibits foreign individuals and foreign entities from having direct or indirect ownership or voting rights totaling in the aggregate more than twenty-five percent (25%) in a U.S. corporation that controls a U.S. broadcast, common carrier, or aeronautical fixed or en route radio station licensee (“Licensee”). The FCC, which has adopted rules to implement Section 310(b), may authorize aggregate foreign equity ownership or voting interests to exceed the twenty-five percent (25%) limitation by granting a declaratory ruling in response to the filing of a Petition for Declaratory Ruling by the applicable Licensee. In addition, if the parent company of a Licensee already has, or proposes to have, foreign ownership that exceeds the twenty-five percent (25%) Ownership Limitations, any entity (including entities subject to aggregation under applicable FCC rules) that has or would receive in excess of either five percent (5%) or, in certain cases, ten percent (10%) of the equity ownership or voting rights in the Licensee’s parent company must receive specific approval from the FCC (a “Specific Approval”). The determination of whether the five percent (5%) or ten percent (10%) Specific Approval threshold applies to an entity is determined pursuant to the FCC’s foreign ownership rules.

To ensure compliance with the twenty-five percent (25%) limitation, the distribution of New Equity Interests to holders of Allowed First Lien Claims is being structured in a manner that will prevent the aggregate foreign equity ownership or aggregate foreign voting percentage in Reorganized FCI from exceeding twenty-two and one-half percent (22.5%) (the “22.5 Percent Limitation”). Any distribution of New Equity Interests on the Effective Date in contravention of the preceding sentence will be deemed automatically adjusted to the minimum extent necessary to comply with this limitation. Historically, warrants and other future or conditional interests have not been taken into account in determining foreign ownership compliance.

Ownership Limitations also apply to partnerships and limited liability companies. The FCC historically has treated partnerships with foreign partners as foreign-controlled if there are any foreign general partners. The interests of any foreign limited partners or foreign members of limited liability companies are considered in determining the equity ownership and voting rights held by such entities. The interests of limited partners or limited liability company members that are not properly insulated from active involvement in the management or operation of the company are considered to have the same voting interest in the licensee as the entity itself. Limited partners and members of limited liability companies that are properly insulated are deemed to have a voting interest that is the same as their own equity interest.

The FCC’s rules implementing Section 214 of the Communications Act require a U.S. company that holds domestic and international Section 214 telecommunications service authority to disclose the identity of all direct or indirect holders of ten percent (10%) or more of the voting or equity ownership in such company when applying for authority or consent to a transfer of control or assignment. To ensure that the FCC Applications have disclosed all such holders, with the exception of distributions to Telecom Holdings, the distribution of New Equity Interests to any holders of Allowed First Lien Claims is being limited to nine and three-quarters percent (9.75%) of the equity or voting percentage of Reorganized FCI (the “9.75 Percent Limitation”). Holders that are subject to restriction pursuant to the 9.75 Percent Limitation will receive a mix of New Equity Interests and Special Warrants. Any distribution of New Equity Interests on the Effective Date that would contravene the 9.75 Percent Limitation will be deemed automatically adjusted to the minimum extent necessary to comply with this limitation.

In order to ensure Reorganized FCI’s compliance with the FCC’s foreign ownership rules, the Equity Allocation Mechanism provides for the distribution of New Equity Interests and Special Warrants on the Effective Date to Holders. Holders that receive Special Warrants will be permitted to exercise their Special Warrants only in accordance with the terms of the Equity Allocation Mechanism on the Exercise Date, which is a date occurring within five (5) business days of the satisfaction of the following conditions: (i) the FCC has issued all requisite approvals for the transfer of control of Reorganized FCI that will result from the exercise of the Special Warrants; (ii) for any common carrier radio station licenses held by FCS on the Exercise Date, the FCC has granted the requisite approvals under Section 310 of the Communications Act for the transfer of control of a wireless license that will arise from the exercise of the Special Warrants; (iii) the FCC has granted the Declaratory Ruling allowing Reorganized FCI or its affiliates, as applicable, to exceed twenty-five percent (25%) foreign ownership; and (iii) the State PUCs grant any requisite approvals for the change of ownership that will arise from the exercise of the Special Warrants.

As set forth in the Equity Allocation Mechanism, if the FCC adopts a Declaratory Ruling allowing one hundred percent (100%) foreign ownership of Reorganized FCI (the “100% Declaratory Ruling”), then, subject to having received any needed Specific Approval, all Non-U.S. Holders that complete and deliver an Ownership Certification that is satisfactory to Reorganized FCI will be deemed to have exercised their Special Warrants on the Exercise Date and will receive the corresponding number of New Equity Interests; provided, however, that a Non-U.S. Holder of Special Warrants may not hold more than five percent (5%) of the New Equity Interests until the requisite Specific Approval has been obtained from the FCC.

If the FCC adopts a Declaratory Ruling allowing foreign ownership of Reorganized FCI between twenty-five percent (25%) and ninety-nine and nine-tenths percent (99.9%) (the “Partial Declaratory Ruling Percentage” and the “Partial Declaratory Ruling”), then, subject to having received any needed Specific Approval, each Non-U.S. Holder of Special Warrants that completes and delivers an Ownership Certification that is satisfactory to Reorganized FCI will have all or a portion of its Special Warrants exercised and converted into New Equity Interests on the Exercise Date, according to the following principles: (i) each such Non-U.S. Holder’s ownership of New Equity Interests will be maximized to the extent possible taking into account such Non-U.S. Holder’s foreign equity and voting percentage and Reorganized FCI’s aggregate foreign equity percentage upon completion of all such exercises; provided, however, that Non-U.S. Holders of Special Warrants may not hold more than five percent (5%) of the New Equity Interests until the requisite Specific Approval has been obtained from the FCC; (ii) each such Non-U.S. Holder shall be entitled to receive New Equity Interests corresponding to its domestic equity percentage and/or its domestic voting percentage, as determined by Reorganized FCI; and (iii) after taking into account the exercise of the Special Warrants described above, the remaining Special Warrants held by each such Non-U.S. Holder will be exercised on a pro rata basis based upon the aggregate number of Special Warrants held by all such Non-U.S. Holders.

If the FCC does not issue a Declaratory Ruling, then Non-U.S. Holders may not elect to exercise their Special Warrants and must either hold such Special Warrants or transfer them, except to the extent that Reorganized FCI reasonably determines that such exercise will not cause a violation of the 22.5 Percent Limitation, 9.75 Percent Limitation, or any other limitations on equity ownership set forth in the Special Warrants.

 Because the proposed exercise of Special Warrants will cause Telecom Holdings to hold less than fifty percent (50%) of the ownership of Reorganized FCI, Reorganized FCI and Telecom Holdings shall file the requisite applications under Sections 214 and 310 of the Communications Act and any requisite State PUC applications for consent to the transfer of control. If the exercise of the Special Warrants would result in any holder, besides Telecom Holdings, holding ten percent (10%) or more of the New Equity Interests, Reorganized FCI, and Telecom Holdings shall also disclose the identity or identities of such holder(s) in the requisite applications. The FCC and applicable State PUCs must grant such applications as a condition to such holders of a Special Warrant(s) to exercise its rights to exchange its Special Warrant(s) for New Equity Interests.

D.
Commitment to Obtain Approvals.

The Debtors have agreed to use reasonable best efforts to file all notices and obtain all consents and approvals of any governmental entity or third party required in connection with the Reorganization Transaction. Regulators may object to the Reorganization Transaction and/or impose conditions or restrictions on approvals that are materially adverse to the Debtors, Reorganized Debtors, and/or Telecom Holdings. In no event will the Debtors, Reorganized Debtors, Telecom Holdings, or any of their affiliates be required (i) to divest or hold separate assets, including any assets acquired by the Debtors, Reorganized Debtors, Telecom Holdings, or any of their respective affiliates in connection with the Reorganization Transaction, or agree to limit their future activities, method or place of doing business, (ii) to commence any litigation against any person in order to facilitate the consummation of the Reorganization Transaction, or (iii) to defend against any litigation filed with or brought by any governmental entity seeking to prevent the consummation of, or impose limitations on, any of the transactions contemplated by the Reorganization Transaction.

E.
Receipt of Regulatory Approvals.

The Debtors estimate that the requisite regulatory approvals to effectuate the Reorganization Transaction pursuant to the Amended Plan will be obtained no later than December 30, 2019, although the receipt of such approvals cannot be assured or guaranteed.

VIII.
CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF AMENDED PLAN

The following discussion summarizes certain material U.S. federal income tax consequences of the implementation of the Amended Plan to the Debtors (which, as used herein, includes the Reorganized Debtors) and to holders of certain Claims. This discussion does not address the U.S. federal income tax consequences to holders of Claims or equity interests who are unimpaired or deemed to reject the Amended Plan (e.g., the holders of Parent Equity Interests).

The discussion of U.S. federal income tax consequences below is based on the Internal Revenue Code of 1986, as amended (the “Tax Code”), the Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial authorities, published positions of the IRS, and other applicable authorities, all as in effect on the date of this Disclosure Statement and all of which are subject to change or differing interpretations (possibly with retroactive effect). The U.S. federal income tax consequences of the contemplated transactions are complex and subject to significant uncertainties. The Debtors have not requested an opinion of counsel or a ruling from the IRS or any other taxing authority with respect to any of the tax aspects of the contemplated transactions, and the discussion below is not binding upon the IRS or any court. No assurance can be given that the IRS will not assert, or that a court will not sustain, a different position than any position discussed herein.

This summary does not address non-U.S., state, or local tax consequences of the contemplated transactions, nor does it purport to address the U.S. federal income tax consequences of the transactions to special classes of taxpayers (e.g., non-U.S. taxpayers, small business investment companies, regulated investment companies, real estate investment trusts, banks and certain other financial institutions, insurance companies, tax-exempt organizations, retirement plans, individual retirement and other tax-deferred accounts, holders that are, or hold their Claims through, S corporations, partnerships or other pass-through entities for U.S. federal income tax purposes, persons whose functional currency is not the U.S. dollar, dealers in securities or foreign currency, traders that mark-to-market their securities, persons subject to the “Medicare” tax on net investment income, persons subject to special accounting rules under Section 451(b) of the Tax Code, and persons whose Claims are part of a straddle, hedging, constructive sale, or conversion transaction). In addition, this discussion does not address U.S. federal taxes other than income taxes, nor does it apply to any person that acquires any of the New Equity Interests or New First Lien Term Loans in the secondary market, unless otherwise provided herein.

For purposes of the discussion below, all references to New Equity Interests are intended to apply equally to the Special Warrants, which are economically equivalent to, and thus generally should be treated the same as, the New Equity Interests for U.S. federal income tax purposes (unless otherwise indicated).

This discussion also assumes that the New Equity Interests, the New First Lien Term Loans, and the Second Lien Warrants will be held as “capital assets” (generally, property held for investment) within the meaning of section 1221 of the Tax Code, and that the various debt and other arrangements to which any of the Debtors is a party will be respected for U.S. federal income tax purposes in accordance with their form.

The following summary of certain U.S. federal income tax consequences is for informational purposes only and is not a substitute for careful tax planning and advice based upon the individual circumstances of Claim holders. Holders are urged to consult their own tax advisor for the U.S. federal, state, local, non-U.S., and other tax consequences applicable under the Amended Plan.

A. Consequences to the Debtors.

For U.S. federal income tax purposes, Fusion Connect is a common parent of an affiliated group of companies that files a single consolidated U.S. federal income tax return (the “Fusion Tax Group”), of which the other Debtors are members or are disregarded entities directly or indirectly wholly-owned by a member of the group. The Debtors estimate that, as of the Commencement Date, the Fusion Tax Group had available net operating loss (“NOL”) carryforwards of at least approximately $150 million (which is subject to certain existing annual and other limitations) and disallowed business interest carryforwards of at least approximately $29 million, that may be used to offset current or future taxable income. Technically, the Fusion Tax Group also has estimated additional NOL carryforwards of at least $500 million; however, due to existing limitations, such NOLs are effectively unusable against future taxable income but are an available tax attribute for purposes of reduction under the cancellation of debt (“COD”) rules, which are discussed below.

The amount of any NOL carryforwards and other tax attributes, as well as the application of any limitations, remain subject to review and adjustment by the IRS. In addition, equity trading activity and certain other actions prior to the Effective Date could result in an ownership change of Fusion Connect independent of the Amended Plan which could adversely affect the ability to utilize the Fusion Tax Group’s NOL carryforwards. In an attempt to minimize the likelihood of such an ownership change occurring, at the inception of the Chapter 11 Cases the Debtors obtained an interim order from the Bankruptcy Court authorizing certain protective equity trading and worthless stock deduction claim procedures (ECF No. 52).

As discussed below, in connection with the implementation of the Reorganization Transaction, the Debtors expect that the amount of the Fusion Tax Group’s NOLs, and possibly certain other tax attributes, will be reduced. In addition, the subsequent utilization of any remaining NOLs and other tax attributes remaining following the Effective Date may be severely restricted.

1. Cancellation of Debt

In general, the Tax Code provides that a debtor in a bankruptcy case must reduce certain of its tax attributes — such as NOL carryforwards (whether or not such NOLs can otherwise be used to offset future taxable income) and current year NOLs, capital loss carryforwards, certain tax credits, and tax basis in assets — by the amount of any COD incurred pursuant to a confirmed chapter 11 plan. Although not free from doubt, it is expected that carryover of disallowed business interest expense would not be a tax attribute subject to such reduction. In applying the attribute reduction rule to the tax basis in assets, the tax law limits the reduction in tax basis to the amount by which the tax basis immediately following the discharge exceeds the debtor’s post-emergence liabilities. The amount of COD incurred is generally the amount by which the indebtedness discharged exceeds the value of any consideration given in exchange therefor. Certain statutory or judicial exceptions may apply to limit the amount of COD incurred for U.S. federal income tax purposes. If advantageous, the debtor can elect to reduce the basis of depreciable property prior to any reduction in its NOL carryforwards or other tax attributes. Where the debtor joins in the filing of a consolidated U.S. federal income tax return, applicable Treasury Regulations require, in certain circumstances, that the tax attributes of the consolidated subsidiaries of the debtor and other members of the group must also be reduced. Any reduction in tax attributes in respect of COD generally does not occur until after the determination of the debtor’s net income or loss for the taxable year in which the COD is incurred.

The Debtors expect to incur a substantial amount of COD as a result of the implementation of the Amended Plan. The amount of such COD and resulting tax attribute reduction will depend primarily on the fair market value of the New Equity Interests, the issue price (as defined below) of the New First Lien Term Loan and the amount of any Net Cash Proceeds. Aside from any current year NOLs, the Debtors expect that a significant portion of the required attribute reduction will reduce NOL carryforwards that would otherwise be unusable. Accordingly, the Debtors expect that a substantial portion of the NOL carryforwards and other tax attributes of the Fusion Tax Group currently available to offset future taxable income will be unaffected by the required attribute reduction.

2. Limitation of NOL Carryforwards and Other Tax Attributes

Following the Effective Date, any NOL carryforwards and certain other tax attributes (collectively, “Pre-Change Losses”) may be subject to additional limitations under section 382 and 383 of the Tax Code. Any such limitation applies in addition to, and not in lieu of, the reduction of tax attributes that results from COD income arising in connection with the Amended Plan.

Under section 382 of the Tax Code, if a corporation (or consolidated group) undergoes an “ownership change” and the corporation does not qualify for (or elects out of) the special bankruptcy exception in section 382(l)(5) of the Tax Code discussed below, the amount of its Pre-Change Losses that may be utilized to offset future taxable income or tax liability is subject to an annual limitation. The Debtors anticipate that the distribution of the New Equity Interests pursuant to the Amended Plan will result in an “ownership change” of the Fusion Tax Group.

In general, the amount of the annual limitation to which a corporation that undergoes an “ownership change” will be subject is equal to the product of (a) the fair market value of the stock of the corporation immediately before the “ownership change” (with certain adjustments) multiplied by (b) the “long-term tax-exempt rate” in effect for the month in which the ownership change occurs (e.g., 1.89% for ownership changes in September 2019). As discussed below, this annual limitation potentially may be increased in the event the corporation (or consolidated group) has an overall “built-in” gain in its assets at the time of the ownership change. For a corporation (or consolidated group) in bankruptcy that undergoes an ownership change pursuant to a confirmed bankruptcy plan, the fair market value of the stock of the corporation (or the parent of the consolidated group) is generally determined immediately after (rather than before) the ownership change, but subject to certain adjustments; in no event, however, can the stock value for this purpose exceed the pre-change gross value of the corporation’s assets.

If the loss corporation (or consolidated group) has a net unrealized “built-in” gain at the time of an ownership change (taking into account most assets and items of “built-in” income and deductions), any built-in gains recognized (or, according to an IRS notice, treated as recognized) during the sixty (60) month period following the ownership change (up to the amount of the original net unrealized built-in gain) generally will increase the annual limitation in the year recognized, such that the loss corporation (or consolidated group) would be permitted to use its Pre-Change Losses against such built-in gain income in addition to its regular annual allowance. Alternatively, if a corporation (or consolidated group) has a net unrealized built-in loss at the time of an ownership change (taking into account most assets and items of “built-in” income and deductions), then built-in losses (including, but not limited to, amortization or depreciation deductions attributable to such built-in losses) recognized during the sixty (60) month period following the “ownership change” (up to the amount of the original net unrealized built-in loss) generally will be treated as Pre-Change Losses, the deductibility of which will be subject to the annual limitation. Although the rule applicable to net unrealized built-in losses generally applies to consolidated groups on a consolidated basis, certain corporations that joined the consolidated group within the preceding five (5) years may not be able to be taken into account in the group computation of net unrealized built-in loss. Such corporations would nevertheless still be taken into account in determining whether the consolidated group has a net unrealized built-in gain. In general, a corporation’s (or consolidated group’s) net unrealized built-in loss will be deemed to be zero unless it is greater than the lesser of (a) $10,000,000 or (b) fifteen percent (15%) of the fair market value of its assets (with certain adjustments) before the ownership change. It is currently uncertain whether the Fusion Tax Group will have a net unrealized built-in loss or a net unrealized built-in gain as of the Effective Date.

Any unused annual limitation may be carried forward and therefore available to be utilized in a subsequent taxable year. However, if the corporation (or consolidated group) does not continue its historic business or use a significant portion of its historic assets in a new business for at least two (2) years after the ownership change, the regular annual limitation resulting from the ownership change is reduced to zero, thereby precluding any utilization of the corporation’s Pre-Change Losses, absent any increases due to recognized built-in gains. Where a corporation (or consolidated group) is subject to one or more prior annual limitations, each annual limitation applies, effectively subjecting any Pre-Change Losses which pre-date the prior ownership change to the more restrictive of the limitations.

Under section 382(l)(5) of the Tax Code, an exception to the foregoing annual limitation rules generally applies where qualified creditors of a debtor corporation receive, in respect of their claims, at least fifty percent (50%) of the vote and value of the stock of the reorganized debtor (or a controlling corporation if also in bankruptcy) pursuant to a confirmed chapter 11 plan. The Debtors do not anticipate that such exception will apply in the present case.

3. Transfer of Assets to, and Continuing Interest in, the Litigation Trust

Pursuant to the Amended Plan, on the Effective Date, the Debtors will transfer the Litigation Trust Assets (including all of the Debtors’ right, title and interest in the Litigation Causes of Action) to the Litigation Trust, on behalf of the holders of Allowed Second Lien Claims (if applicable) and Allowed General Unsecured Claims. In addition, the Debtors will retain an interest in the Litigation Trust Assets. As structured, the Litigation Trust is intended to be treated as a “liquidating trust” for federal income tax purposes, and the transfer of the Litigation Trust Assets by the Debtors to the Litigation Trust (other than the Litigation Trust First Lien Lender Causes of Action) is intended to be treated as an exchange of an undivided interest in such assets to holders of Allowed Second Lien Claims (if applicable) and Allowed General Unsecured Claims in full or partial satisfaction of their Claims. See Section C, “Tax Treatment of Litigation Trust and Holders of Litigation Trust Interests,” below. Accordingly, the transfer of assets by the Debtors may result in the recognition of gain or income by the Debtors, depending in part on the value of such assets on the Effective Date and the Debtors’ tax basis in such assets, and thus a current tax liability to the Debtors, in the event or to the extent available NOL carryforwards are insufficient (due to existing limitations) to offset such income or gain. In addition, the Debtors may have additional income or gain over time in respect of its continued interest in the Litigation Trust Assets.

There is no assurance, however, that the IRS will not take a contrary position as to the ownership of the Litigation Trust Assets for U.S. federal income tax purposes, due to the retained interest. For example, it is possible that the Debtors could continue to be viewed for U.S. federal income tax purposes as owners of the Litigation Trust Assets (other than possibly the Litigation Trust First Lien Lender Causes of Action), with an obligation to make contingent payments to the holders of Claims that received Litigation Trust Interests. In such event, the U.S. federal income tax treatment to the Debtors would differ from those described, in that the Debtors could have increased income or gain over time as the underlying causes of action are resolved (rather than recognizing any income or gain on the exchange date), potentially with partially offsetting deductions in respect of any contingent amounts actually payable to holders of Allowed Second Lien Claims and Allowed General Unsecured Claims. All holders of Claims are urged to consult their tax advisors regarding the U.S. federal income tax treatment of the Litigation Trust.

B. Consequences to Holders of Certain Claims

This summary discusses the U.S. federal income tax consequences to holders of Allowed First Lien Claims, Allowed Second Lien Claims, and Allowed General Unsecured Claims who are U.S. Holders and does not discuss tax consequences for those who are not U.S. Holders. As used herein, the term “U.S. Holder” means a beneficial owner that is, for U.S. federal income tax purposes:

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an individual who is a citizen or resident of the United States;

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a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust, if a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have authority to control all of its substantial decisions, or if the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

If a partnership or other entity or arrangement taxable as a partnership for U.S. federal income tax purposes holds First Lien Claims, Second Lien Claims, General Unsecured Claims, New First Lien Term Loans, Second Lien Warrants, or New Equity Interests, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Any partner in such a partnership holding any of such instruments should consult its own tax advisor.

The U.S. federal income tax consequences of the Amended Plan to a U.S. Holder of Allowed First Lien Claims depends, in part, on whether such Claim constitutes a “security” of Fusion Connect for U.S. federal income tax purposes – which can differ for the Revolving Loans, the Tranche A Term Loans and the Tranche B Term Loans – and whether the New First Lien Term Loan constitutes a “security” of Fusion Connect. Similarly, the U.S. federal income tax consequences to a U.S. Holder of an Allowed Second Lien Claim depends, in part, on whether such Claim constitutes a “security” of Fusion Connect for U.S. federal income tax purposes. See “—1. Consequences to Holders of First Lien Claims” and “—2. Consequences to Holders of Second Lien Claims and General Unsecured Claims,” below.

The term “security” is not defined in the Tax Code or in the Treasury regulations and has not been clearly defined by judicial decisions. The determination of whether a particular debt obligation constitutes a “security” depends on an overall evaluation of the nature of the debt, including whether the holder of such debt obligation is subject to a material level of entrepreneurial risk and whether a continuing proprietary interest is intended or not. One of the most significant factors considered in determining whether a particular debt obligation is a security is its original term. In general, debt obligations issued with a weighted average maturity at issuance of less than five (5) years do not constitute securities, whereas debt obligations with a weighted average maturity at issuance of ten (10) years or more constitute securities. Additionally, the IRS has ruled that new debt obligations with a term of less than five (5) years issued in exchange for and bearing the same terms (other than interest rate) as securities should also be classified as securities for this purpose, since the new debt represents a continuation of the holder’s investment in the corporation in substantially the same form. The Tranche A Term Loans and the Revolving Loans had a four (4) year maturity at original issuance and the Tranche B Term Loans had a five (5) year maturity at the time of original issuance. Such loans, however, underwent a deemed reissuance for U.S. federal income tax purposes in mid-April 2019 as a result of certain modifications.

Although the determination of whether a new instrument issued in exchange for an original instrument constitutes a security is generally made by looking to the terms of the new instrument, based on the IRS ruling mentioned above, that determination may be governed by whether the original instrument constituted a security. The Second Lien Term Loans had a five and a half (5 1/2) year maturity at original issuance. The discussion herein takes no position as to whether any of the First Lien Claims or Second Lien Claims constitutes a security, but does assume that the New First Lien Term Loans (which will have a four (4) year maturity) do not constitute a security. Each holder of a First Lien Claim or / and a Second Lien Claim is urged to consult its own tax advisor regarding the appropriate status for U.S. federal income tax purposes of its Claim and, if applicable, the New First Lien Term Loan.

As indicated above, the Special Warrants are economically equivalent to, and generally should be treated the same, as New Equity Interests for U.S. federal income tax purposes; thus, for purposes of the tax discussion herein, all references to New Equity Interests are intended to apply equally to the Special Warrants (unless otherwise indicated).

1. Consequences to Holders of First Lien Claims

Pursuant to the Amended Plan, holders of Allowed First Lien Claims generally will receive New Equity Interests (and/or Special Warrants) and New First Lien Term Loans in complete and final satisfaction of their First Lien Claims. A holder of an Allowed First Lien Claim that would otherwise receive Special Warrants may, in lieu thereof, receive an alternative distribution; the following discussion assumes that each holder receives New Equity Interests and/or Special Warrants.

As mentioned above, the U.S. federal income tax consequences of the Amended Plan to a U.S. Holder of Allowed First Lien Claims depends, in part, on whether such Claim constitutes a “security” of Fusion Connect for U.S. federal income tax purposes – which can differ for the Revolving Loans, the Tranche A Term Loans and the Tranche B Term Loans – and whether the New First Lien Term Loan constitutes a “security” of Fusion Connect. If an Allowed First Lien Claim does not constitute a security, the receipt of consideration in satisfaction of such Claim will be a fully taxable transaction. Alternatively, if the Claim is a security of Fusion Connect, the transaction will qualify for “recapitalization” treatment for U.S. federal income tax purposes. Each of these alternatives is discussed below.

(a) Fully Taxable Transaction—First Lien Claim that does not constitute a Security. If an Allowed First Lien Claim does not constitute a security, the distribution to such U.S. Holder will be a fully taxable transaction. In such event, a U.S. Holder of an Allowed First Lien Claim should generally recognize gain or loss in an amount equal to the difference, if any, between (i) the sum of the fair market value of the New Equity Interests received, the amount of cash received and either (a) the issue price (as defined below) of the New First Lien Term Loan received or (b) in the event the New First Lien Term Loan is considered a contingent payment debt obligation (as discussed below in B.7.b. — “Ownership and Disposition of the New First Lien Term Loan – Treatment as a Contingent Payment Debt Instrument”), the issue price of the New First Lien Term Loan increased by the fair market value of any contingent payments on the New First Lien Term Loan (other than any consideration received in respect of a First Lien Claim for accrued but unpaid interest and possibly accrued original issue discount, “OID”), and (ii) the holder’s adjusted tax basis in the Allowed First Lien Claim exchanged (other than any tax basis attributable to accrued but unpaid interest and possibly accrued OID). See B.4 — “Character of Gain or Loss,” below. In addition, a U.S. Holder of an Allowed First Lien Claim will have ordinary interest income to the extent of any exchange consideration allocable to accrued but unpaid interest (or accrued OID) not previously included in income. See B.3 — “Distributions in Discharge of Accrued Interest,” below.

The “issue price” of the New First Lien Term Loan for U.S. federal income tax purposes depends on whether, at any time during the 31-day period ending 15 days after the Effective Date, the New First Lien Term Loan or the Tranche B Term Loan (regardless whether the holder’s Claim is a Tranche B Term Loan) is considered traded on an “established market.” Pursuant to applicable Treasury regulations, an “established market” need not be a formal market. It is sufficient if there is a readily available sales price for an executed purchase or sale of the New First Lien Term Loan or the Tranche B Term Loan, or if there are one or more “firm quotes” or “indicative quotes” with respect to the New First Lien Term Loan or for the Tranche B Term Loan, in each case as such terms are defined in applicable Treasury Regulations. If the New First Lien Term Loan received is considered traded on an established market, the issue price of the New First Lien Term Loan for U.S. federal income tax purposes will equal its fair market value as of the Effective Date. If the New First Lien Term Loan is not considered traded on an established market but the Tranche B Term Loan is so treated, the issue price of the New First Lien Term Loan will be based on the fair market value of the Tranche B Term Loan (with appropriate adjustments, such as for the fair market value of the New Equity Interests and any cash received). Alternatively, if neither the New First Lien Term Loan nor the Tranche B Term Loan is considered traded on an established market, the issue price of the New First Lien Term Loan generally will be its stated principal amount. If the Debtors determine that the New First Lien Term Loan or the Tranche B Term Loan is traded on an established market, such determination and the determination of issue price will be binding on a U.S. Holder unless such holder discloses, on a timely-filed U.S. federal income tax return for the taxable year that includes the Effective Date that such holder’s determination is different from Debtors’ determination, the reasons for such holder’s different determination and, if applicable, how such holder determined the fair market value.

In the case of a taxable exchange, a U.S. Holder of an Allowed First Lien Claim will have a tax basis in the New First Lien Term Loan received equal to its issue price and a tax basis in the New Equity Interests received equal to their fair market value. The U.S. Holder’s holding period in such New First Lien Term Loan and New Equity Interests received should begin on the day following the exchange date.

(b)
Recapitalization Treatment—First Lien Claim that Constitutes a Security. If an Allowed First Lien Claim constitutes a security for U.S. federal income tax purposes, the distribution to such U.S. Holder will qualify for recapitalization treatment for U.S. federal income tax purposes. In such event, a U.S. Holder of an Allowed First Lien Claim generally will not recognize loss, but will recognize gain (computed as described above in the case of a fully taxable exchange) to the extent of any “boot” received, i.e., any consideration other than stock or “securities” of Fusion Connect. In the present case, the boot received would equal the sum of the amount of any cash received and the amount taken into account with respect to the New First Lien Term Loan in determining the amount of gain or loss in a fully taxable exchange (assuming, for purposes of the discussion herein as indicated above, that the New First Lien Term Loan does not constitute a “security”). See B.1.a. — “Consequences to Holders of First Lien Claims – Fully Taxable Transaction”. In addition, even within an otherwise tax-free exchange, a U.S. Holder will have interest income to the extent of any exchange consideration allocable to accrued but unpaid interest (or OID) not previously included in income. See B.3 — “Distributions in Discharge of Accrued Interest,” below.

In a recapitalization exchange, a U.S. Holder’s aggregate tax basis in the New Equity Interests will equal such holder’s aggregate adjusted tax basis in its Allowed First Lien Claim exchanged therefor, increased by any gain or interest income recognized in the exchange and decreased by the amount of boot received in the exchange and any deductions claimed in respect of any previously accrued but unpaid interest or OID. The U.S. Holder’s holding period in the New Equity Interests will include its holding period in the Allowed First Lien Claim exchanged therefor, except to the extent of any exchange consideration received in respect of accrued but unpaid interest (and possibly OID, depending on whether the increase in a holder’s adjusted basis for recently accrued OID retains its short-term character for holding period purposes).

The U.S. Holder will have a tax basis in the New First Lien Term Loan received equal to the amount taken into account as boot with respect to the New First Lien Term Loan. The holding period in the New First Lien Term Loan received generally will begin on the day following the Effective Date.

2. Consequences to Holders of Second Lien Claims and General Unsecured Claims

Pursuant to the Amended Plan:

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holders of Allowed Second Lien Claims will receive Second Lien Warrants or, alternatively, if the class of Second Lien Claims do not vote to accept the Amended Plan, Litigation Trust Interests and New Equity Interests (and/or Special Warrants), in complete and final satisfaction of their Second Lien Claims; and

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holders of Allowed General Unsecured Claims will receive Litigation Trust Interests in complete and final satisfaction of their General Unsecured Claims.

As discussed below (see Section C, “Tax Treatment of Litigation Trust and Holders of Litigation Trust Interests”), the Litigation Trust has been structured to qualify as a “grantor trust” for U.S. federal income tax purposes. Accordingly, each holder of an Allowed Claim receiving a Litigation Trust Interest is intended to be treated for U.S. federal income tax purposes as directly receiving, and as a direct owner of, an undivided interest in the Litigation Trust Assets (consistent with its economic rights in the trust). Accordingly, the following discussion assumes such treatment. However, due to the Debtors’ retained interest in the Litigation Trust Assets (other than the Litigation Trust First Lien Lender Causes of Action), it is possible that the Debtors could continue to be viewed for U.S. federal income tax purposes as the owners of such assets, with an obligation to make contingent payments to the Litigation Trust. Each holder of a Second Lien Claim and General Unsecured Claim is urged to consult its tax advisor regarding the U.S. federal income tax treatment of the Litigation Trust. Pursuant to the Amended Plan, the Litigation Trust Oversight Committee will determine the fair market value of the non-cash assets transferred to the Liquidating Trust, and all parties to the Liquidating Trust (including holders of Allowed Claims receiving Liquidating Trust Interests) must consistently use such valuation for all U.S. federal income tax purposes.

After the Effective Date, a holder’s share of any recoveries received on the assets of the Litigation Trust (other than as a result of the subsequent disallowance of Disputed Claims) should not be included, for federal income tax purposes, in the holder’s amount realized in respect of its Allowed Claim but should be separately treated as amounts realized in respect of such holder's ownership interest in the underlying assets of the Liquidating Trust.

As mentioned above, the U.S. federal income tax consequences to a U.S. Holder of an Allowed Second Lien Claim depends, in part, on whether such Claim constitutes a “security” of Fusion Connect for U.S. federal income tax purposes. If an Allowed Second Lien Claim does not constitute a security, the receipt of consideration in satisfaction of such Claim will be a fully taxable transaction. Alternatively, if the Claim is a security of Fusion Connect, the transaction will qualify for “recapitalization” treatment for U.S. federal income tax purposes. Each of these alternatives is discussed below.

In addition, the U.S. federal income tax consequences to U.S. Holders of an Allowed General Unsecured Claim and, if receiving Litigation Trust Interests, Allowed Second Lien Claims depends, in part, on the treatment of such holders’ receipt of an undivided interest in the Litigation Trust First Lien Lender Causes of Action. Pursuant to the Amended Plan, holders of Allowed First Lien Claims will transfer such causes of actions to the Litigation Trust. It is possible that the fair market value of the undivided interest received in such causes of action may be treated as ordinary income to U.S. Holders of Allowed General Unsecured Claims and, if receiving Litigation Trust Interests, Allowed Second Lien Claims as some form of payment to accept or not to object to the Amended Plan, rather than as additional consideration in respect of their Claim for purposes of determining gain or loss. The following discussion assumes such amounts are treated as additional consideration in respect of their Claims, but each holder should consult its own tax advisor.

(a) Fully Taxable Transaction—Second Lien Claim that Does Not Constitute a Security and General Unsecured Claims. A U.S. Holder of an Allowed Second Lien Claim that does not constitute a security for U.S. federal income tax purposes and a U.S. Holder of an Allowed General Unsecured Claim generally should recognize gain or loss in an amount equal to the difference, if any, between (i) the sum of the fair market value of any Second Lien Warrants or New Equity Interests received and, with respect to any Litigation Trust Interests received, the amount of any cash and the fair market value of the undivided interest in the Litigation Trust Causes of Action deemed received by the holder for U.S. federal income tax purposes (other than any consideration received in respect of a Claim for accrued but unpaid interest and possibly accrued OID), and (ii) the holder’s adjusted tax basis in the Claim exchanged (other than any tax basis attributable to accrued but unpaid interest and possibly accrued OID). See B.4 — “Character of Gain or Loss,” below. In addition, a U.S. Holder of an Allowed Claim will have ordinary interest income to the extent of any exchange consideration allocable to accrued but unpaid interest (or accrued OID) not previously included in income. See B.3 — “Distributions in Discharge of Accrued Interest,” below.

In the event of the subsequent disallowance of any Disputed General Unsecured Claim, it is possible that a holder of a previously Allowed Second Lien Claim (if also receiving Litigation Trust Interests) and a holder of a previously Allowed General Unsecured Claim may receive additional distributions in respect of its Claim. Accordingly, it is possible that the recognition of any loss realized by a holder with respect to an Allowed Second Lien Claim or Allowed General Unsecured Claim may be deferred until all General Unsecured Claims are Allowed or Disallowed. Alternatively, it is possible that a holder will have additional gain in respect of any additional distributions received due to the disallowance of a Disputed General Unsecured Claim. See also Section C, “Tax Treatment of Litigation Trust and Holders of Litigation Trust Interests,” below.

In the case of a taxable exchange, a U.S. Holder of Allowed Second Lien Claims will have a tax basis in the New Second Lien Warrants or New Equity Interests received equal to their fair market value. A U.S. holder’s aggregate tax basis in its undivided interest in the Litigation Trust Assets will equal the fair market value of such interest increased by its share of the Debtors’ liabilities to which such assets remain subject upon transfer to the Litigation Trust. A U.S. Holder’s holding period in any such Second Lien Warrants, New Equity Interests and Litigation Trust Assets generally will begin the day following the exchange date.

(b)
Recapitalization Treatment—Second Lien Claim Constitutes a Security. If an Allowed Second Lien Claim constitutes a security for U.S. federal income tax purposes, the distribution to such U.S. Holder will qualify for recapitalization treatment for U.S. federal income tax purposes. In such event, a U.S. Holder of an Allowed Second Lien Claim generally will not recognize loss, but will recognize gain (computed as described above in the case of a fully taxable exchange) to the extent of any “boot” received, i.e., the amount of cash and the fair market value of its undivided interest in the Litigation Trust Causes of Action deemed received. In addition, even within an otherwise tax-free exchange, a U.S. Holder will have interest income to the extent of any exchange consideration allocable to accrued but unpaid interest (or OID) not previously included in income. See B.3 — “Distributions in Discharge of Accrued Interest,” below.

In the event of the subsequent disallowance of any Disputed General Unsecured Claim, it is possible that a holder of a previously Allowed Second Lien Claim (if also receiving Litigation Trust Interests) and a holder of a previously Allowed General Unsecured Claim may receive additional distributions in respect of its Claim. Accordingly, it is possible that a holder will have additional gain in respect of any additional distributions received due to the disallowance of a Disputed General Unsecured Claim. See also Section C, “Tax Treatment of Litigation Trust and Holders of Litigation Trust Interests,” below.

In a recapitalization exchange, a U.S. Holder’s aggregate tax basis in the Second Lien Warrants or New Equity Interests will equal such holder’s aggregate adjusted tax basis in its Allowed Second Lien Claim exchanged therefor, increased by any gain or interest income recognized in the exchange and decreased by the amount of boot received in the exchange and any deductions claimed in respect of any previously accrued but unpaid interest or OID. The U.S. Holder’s holding period in the Second Lien Warrants or New Equity Interests will include its holding period in the Allowed Second Lien Claim exchanged therefor, except to the extent of any exchange consideration received in respect of accrued but unpaid interest (and possibly OID, depending on whether the increase in a holder’s adjusted basis for recently accrued OID retains its short-term character for holding period purposes).

A U.S. Holder’s aggregate tax basis in its undivided interest in the Liquidating Trust Assets, if received, will equal the fair market value of such interest increased by its share of the Debtors’ liabilities to which such assets remain subject upon transfer to the Liquidating Trust, and a holder’s holding period generally will begin the day following the exchange date.

3. Distributions in Discharge of Accrued Interest

In general, to the extent that any exchange consideration received pursuant to the Amended Plan by a U.S. Holder of an Allowed First Lien Claim, Second Lien Claim or General Unsecured Claim (whether stock, notes or cash) is received in satisfaction of interest accrued during its holding period, such amount will be taxable to the holder as interest income (if not previously included in the holder’s gross income). Conversely, a U.S. Holder may be entitled to recognize a deductible loss to the extent any accrued interest or amortized OID was previously included in its gross income and is not paid in full. However, the IRS has privately ruled that a holder of a “security” of a corporate issuer, in an otherwise tax-free exchange, could not claim a current deduction with respect to any unpaid OID. Accordingly, it is also unclear whether, by analogy, a U.S. Holder of an Allowed First Lien Claim or an Allowed Second Lien Claim that does not constitute a “security” would be required to recognize a capital loss, rather than an ordinary loss, with respect to previously included OID that is not paid in full.

The Amended Plan provides that, except as otherwise required by law (as reasonably determined by the Debtors), consideration received in respect of an Allowed Claim is allocable first to the principal amount of the Allowed Claim (as determined for U.S. federal income tax purposes) and then, to the extent of any excess, to the remaining portion of the Allowed Claim. See Section 6.17 of the Amended Plan. There is no assurance that the IRS will respect such allocation for U.S. federal income tax purposes. Holders of Allowed Claims are urged to consult their own tax advisor regarding the allocation of consideration received under the Amended Plan, as well as the deductibility of accrued but unpaid interest (including OID) and the character of any loss claimed with respect to accrued but unpaid interest (including OID) previously included in gross income for U.S. federal income tax purposes.

4. Character of Gain or Loss

Where gain or loss is recognized by a U.S. Holder, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, whether the Claim constitutes a capital asset in the hands of the holder and how long it has been held, whether the Claim was acquired at a market discount, and whether and to what extent the holder previously claimed a bad debt deduction.

A U.S. Holder that purchased its Claims from a prior holder at a “market discount” (relative to the principal amount of the Claims at the time of acquisition) may be subject to the market discount rules of the Tax Code. In general, a debt instrument is considered to have been acquired with “market discount” if the U.S. Holder’s adjusted tax basis in the debt instrument is less than (i) its stated principal amount or (ii) in the case of a debt instrument issued with OID, its adjusted issue price, in each case, by at least a de minimis amount. Under these rules, any gain recognized on the exchange of Claims (other than in respect of a Claim for accrued but unpaid interest) generally will be treated as ordinary income to the extent of the market discount accrued (on a straight line basis or, at the election of the holder, on a constant yield basis) during the U.S. Holder’s period of ownership, unless the holder elected to include the market discount in income as it accrued. If a U.S. Holder of a Claim did not elect to include market discount in income as it accrued and, thus, under the market discount rules, was required to defer all or a portion of any deductions for interest on debt incurred or maintained to purchase or carry its Claim, such deferred amounts would become deductible at the time of the exchange but, if the exchange qualifies for recapitalization treatment, only up to the amount of gain that the holder recognizes in the exchange.

In the case of an exchange of an Allowed First Lien Claim or Allowed Second Lien Claim that qualifies for recapitalization treatment, the Tax Code indicates that any accrued market discount in respect of the Claim should not be currently includible in income under Treasury Regulations to be issued. Any accrued market discount that is not included in income should carry over to any nonrecognition property received in exchange therefor, i.e., to the New Equity Interests or Second Lien Warrants received. Any gain recognized by a U.S. Holder upon a subsequent disposition of such New Equity Interests or Second Lien Warrants (or disposition of any New Equity Interests received upon exercise of the Second Lien Warrants) should then be treated as ordinary income to the extent of any accrued market discount not previously included in income. To date, specific Treasury Regulations implementing this rule have not been issued.

5. Ownership and Disposition of Second Lien Warrants; Constructive Distributions to Holders of New Equity Interests

A U.S. Holder of a Second Lien Warrant generally will not recognize gain or loss upon the exercise of such warrant. A U.S. Holder’s tax basis in the New Equity Interests received upon exercise of a Second Lien Warrant will be equal to the sum of the holder’s tax basis in the Second Lien Warrant and the exercise price. The holder will commence a new holding period with respect to the New Equity Interests received.

If the terms of the Second Lien Warrant provide for any adjustment to the number of shares of New Equity Interests for which the Second Lien New Warrant may be exercised or to the exercise price of the Second Lien Warrants, such adjustment may, under certain circumstances, result in constructive distributions that could be taxable to the holder of the Second Lien Warrants. Conversely, the absence of an appropriate adjustment may result in a constructive distribution that could be taxable to the holders of the New Equity Interests.

Upon the lapse or disposition of a Second Lien Warrant, the U.S. Holder generally would recognize gain or loss equal to the difference between the amount received (zero in the case of a lapse) and its tax basis in the warrant. In general, such gain or loss would be a capital gain or loss, long-term or short-term, depending on whether the requisite holding period was satisfied.

6. Disposition of New Equity Interests

Unless a nonrecognition provision applies and subject to the discussion in the preceding section with respect to market discount and the discussion below, U.S. Holders generally will recognize capital gain or loss upon the sale or exchange of the New Equity Interests in an amount equal to the difference between (i) the holder’s adjusted tax basis in the New Equity Interests held and (ii) the sum of the cash and the fair market value of any property received from such disposition. Any such gain or loss generally should be long-term capital gain or loss if the U.S. Holder’s holding period for its New Equity Interests is more than one year at that time. A reduced tax rate on long-term capital gain may apply to non-corporate U.S. Holders. The deductibility of capital loss is subject to significant limitations.

In general, any gain recognized by a U.S. Holder upon a disposition of the New Equity Interests (or any stock or property received for such interests in a later tax-free exchange) received in exchange for an Allowed First Lien Claim or an Allowed Second Lien Claim will be treated as ordinary income for U.S. federal income tax purposes to the extent of (i) any ordinary loss deductions previously claimed as a result of the write-down of the Claim, decreased by any income (other than interest income) recognized by the holder upon exchange of the Claim, and (ii) with respect to a cash-basis holder and in addition to clause (i) above, any amounts which would have been included in its gross income if the holder’s Claim had been satisfied in full but which was not included by reason of the cash method of accounting.

7. Ownership and Disposition of the New First Lien Term Loan

Based on the preliminary terms of the New First Lien Term Loan that mandate its repayment, in whole or in part, upon the occurrence of certain contingencies (including excess cash flow), it is possible that, the New First Lien Term Loan may be treated as a “contingent payment debt instrument” under the applicable Treasury Regulations (unless such contingencies would be treated as “remote” thereunder). The terms of the New First Lien Term Loan remain under negotiation and thus are subject to change. Ultimately, the Debtors’ determination of whether the New First Lien Term Loan is a contingent payment debt instrument will be made based on the facts and circumstances as of the Effective Date. However, the Debtors’ treatment of the New First Lien Term Loan is not binding on the IRS. Accordingly, holders are urged to consult their tax advisors regarding the application of the contingent payment debt regulations to the New First Lien Term Loan.

The taxation of contingent payment debt instruments is complex. In general, the rules applicable to such instruments could require a U.S. Holder to accrue ordinary income at a higher rate than the stated interest rate and the rate that would otherwise be imputed under the OID rules, and to treat as ordinary income (rather than capital gain) any gain recognized on the taxable disposition of the New First Lien Term Loan.

(a)           Not Treated as a Contingent Payment Debt Instrument. If the New First Lien Term Loan is not treated as a contingent payment debt instrument, it will be subject to the OID provisions of the Tax Code. The amount of OID will be equal to the excess of the “stated redemption price at maturity” of such loan over its “issue price” (as defined above, see B.1.a. — Consequences to Holders of First Lien Claims – Fully Taxable Transaction”). For this purpose, the general rule is that the stated redemption price at maturity of a debt instrument is the sum of all payments provided by the debt instrument other than payments of “qualified stated interest”. Stated interest is “qualified stated interest” if it is payable in cash at least annually. All of the stated interest on the New First Lien Term Loan is payable in cash at a constant rate, and so all the interest is expected to be treated as qualified stated interest. Such portion will be includible in the U.S. Holder’s income in accordance with the holder’s regular method of accounting for U.S. federal income tax purposes. Accordingly, the New First Lien Term Loan will be considered to be issued with OID for U.S. federal income tax purposes only if the principal amount of the New First Lien Term Loan exceeds the issue price by at least a de minimis amount.

A U.S. Holder will be required to include any OID in income for U.S. federal income tax purposes as it accrues, regardless of its regular method of accounting, in accordance with a constant-yield method, before the receipt of cash payments attributable to this income. Under this method, a U.S. Holder generally will be required to include in income increasingly greater amounts of OID in successive accrual periods.

Upon the sale or other taxable disposition of a New First Lien Term Loan, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and its adjusted tax basis in the New First Lien Term Loan. A U.S. Holder’s adjusted tax basis in a New First Lien Term Loan generally will equal its initial tax basis in the New First Lien Term Loan, increased by any OID previously included in income with respect to the New First Lien Term Loan and decreased by payments on the New First Lien Term Loan other than payments of qualified stated interest. For these purposes, the amount realized does not include any amount attributable to accrued interest, which will be taxable as interest if not previously included in income. Gain or loss recognized on the sale or other taxable disposition of a New First Lien Term Loan will generally be capital gain or loss and will be long-term capital gain or loss if, at the time of sale or other taxable disposition, the New First Lien Term Loan is treated as held for more than one (1) year.

(b)           Treatment as a Contingent Payment Debt Instrument. If the New First Lien Term Loan is treated as a contingent payment debt instrument, the Debtors must construct a “projected payment schedule.” U.S. Holders of contingent payment debt instruments generally must recognize all interest income with respect to such loans (including stated interest) on a constant yield basis (regardless of their method of accounting) at a rate determined based on the “issue price” and the projected payment schedule for such loans, subject to certain adjustments if actual contingent payments differ from those projected. In the present case, the projected payment schedule generally will be determined by including each noncontingent payment and the “expected value” as of the issue date of each projected contingent payment of principal and interest on the contingent payment debt instrument, adjusted as necessary so that the projected payments discounted at the “comparable yield” (which is the greater of the yield at which the Debtors would issue a fixed-rate debt instrument with terms and conditions similar to those of the contingent payment debt instrument, as applicable, or the applicable federal rate) equals the issue price for such debt.

The amount of interest that is treated as accruing during an accrual period on a contingent payment debt instrument is the product of the “comparable yield” and debt’s adjusted issue price at the beginning of such accrual period. The “adjusted issue price” of a contingent payment debt instrument is the issue price of such debt increased by interest previously accrued on such instrument (determined without adjustments for differences between the projected payments and the actual payments on such debt), and decreased by the amount of any noncontingent payments and the projected amount of any contingent payments previously made on such debt.

Except for adjustments made for differences between actual and projected payments, the amount of interest included in income by a U.S. Holder of a contingent payment debt instrument is the portion that accrues while such holder holds such instrument (with the amount attributable to each accrual period allocated ratably to each day in such period). If actual payments differ from projected payments, then the U.S. Holder generally would be required in any given taxable year either to include additional interest in gross income (i.e., where the actual payments exceed projected payments in such taxable year) or to reduce the amount of interest income otherwise accounted for on the contingent payment debt instrument (i.e., where the actual payments are less than the projected payments in such taxable year), as applicable. If the negative adjustment exceeds the interest for the taxable year that otherwise would have been accounted for on the contingent payment debt instrument, the excess would be treated as ordinary loss. However, the amount treated as an ordinary loss in any taxable year is limited to the amount by which the U.S. Holder’s total interest inclusions on such contingent payment debt instrument exceed the total amount of the net negative adjustments the U.S. Holder treated as ordinary loss on such contingent payment debt instrument in prior taxable years. Any remaining excess would be a negative adjustment carryforward and may be used to offset interest income in succeeding years. If a contingent term loan is sold, exchanged or retired, any negative adjustment carryforward from the prior year would reduce the U.S. Holder’s amount realized on the sale, exchange or retirement.

The yield, timing and amounts set forth on the projected payment schedules are for U.S. federal income tax purposes only and are not assurances by the Debtors with respect to any aspect of the contingent payment debt instrument. After issuance, any holder of a contingent payment debt instrument may obtain the comparable yield, the projected payment schedule, the issue price, the amount of OID, and the issue date for the contingent payment debt instrument by writing to the Debtors. For U.S. federal income tax purposes, a U.S. Holder generally must use the Debtors’ comparable yield and projected payment schedule for a contingent payment debt instrument in determining the amount and accrual of OID on such loan unless such schedule is unreasonable and the U.S. Holder explicitly discloses in accordance with the contingent payment debt regulations its differing position and why the Debtors’ schedule is unreasonable. The IRS generally is bound by the Debtors’ comparable yield and projected payment schedule unless either is unreasonable.

Upon a disposition of the New First Lien Term Loans and unless a non-recognition provision applies, a U.S. Holder generally will recognize gain or loss upon the sale, redemption (including at maturity) or other taxable disposition of a contingent payment debt instrument equal to the difference, if any, between such holder’s adjusted tax basis in such debt and the amount realized on the sale, redemption or other disposition (with any negative adjustment carryforward from the prior year reducing such holder’s amount realized). Any gain recognized on the sale, redemption or other taxable disposition of a contingent payment debt instrument generally will be ordinary interest income, and any loss will be an ordinary loss to the extent a U.S. Holder’s total interest inclusions on such debt exceed the total amount of ordinary loss such holder took into account through the date of the disposition with respect to differences between actual payments and projected payments (and any additional loss generally will be a capital loss).

For purposes of computing gain or loss, a U.S. Holder’s adjusted tax basis in a contingent payment debt instrument generally will equal the holder’s initial tax basis in such debt, increased by the amount of any interest previously accrued on such debt (determined without adjustments for differences between the projected payment schedule and the actual payments on such debt) up through the date of the sale, redemption or taxable disposition, and decreased by the amount of any noncontingent payments and the projected amount of any contingent payments previously made on such debt.

Each holder of a New First Lien Term Loan is urged to consult its tax advisor regarding the application of the OID rules, including the contingent payment debt rules, to the New First Lien Term Loan.

8. Recent legislation

Pursuant to recent legislation, for taxable years beginning after December 31, 2017 (and for taxable years beginning after 2018 in the case of OID), an accrual method taxpayer that reports revenues on an applicable financial statement generally must recognize income for U.S. federal income tax purposes no later than the taxable year in which such income is taken into account as revenue in the applicable financial statement. It is unclear how this rule applies to U.S. Holders of debt instruments issued with OID or contingent payment debt instruments. Accordingly, this rule could potentially require such a taxpayer to recognize income for U.S. federal income tax purposes with respect to the New First Lien Term Loan prior to the time such income would otherwise have been recognized. Each holder is urged to consult its tax advisor regarding the possible application of the recent legislation to the New First Lien Term Loan.

C. Tax Treatment of Litigation Trust and Holders of Litigation Trust Interests

1. Classification of a Liquidating Trust

The Litigation Trust is intended to qualify as a “liquidating trust” for U.S. federal income tax purposes. In general, a liquidating trust is not a separate taxable entity but rather is treated for U.S. federal income tax purposes as a “grantor” trust (i.e., a pass-through entity). The IRS, in Revenue Procedure 94-45, 1994-2 C.B. 684, set forth the general criteria for obtaining an IRS ruling as to the grantor trust status of a liquidating trust under a chapter 11 plan. The Litigation Trust will be structured with the intention of complying with such general criteria. In conformity with Revenue Procedure 94-45, all parties (including, without limitation, the Debtors, the trustee of the Litigation Trust and holders of Allowed Claims that receive a beneficial interest in the Litigation Trust) are required pursuant to the Amended Plan to treat the transfer of assets to the Litigation Trust, except to the extent the Debtors retain an interest in the Litigation Trust, as (1) a transfer of the assets (subject to any obligations relating to those assets) directly to the holders of Allowed Claims that receive Litigation Trust Interests (other than to the extent any assets are allocable to Disputed Claims), followed by (2) the transfer of the assets by such holders to the Litigation Trust in exchange for Litigation Trust Interests. Accordingly, except in the event of contrary definitive guidance, holders of Litigation Trust Interests will be treated, and required to report, for U.S. federal income tax purposes as the grantors and direct owners of an undivided interest in their respective share of the underlying assets of the Litigation Trust (other than such assets as are allocable to Disputed Claims).

Although the following discussion assumes that the Litigation Trust will be respected as a liquidating trust for U.S. federal income tax purposes, no ruling is currently contemplated from the IRS concerning the tax status of the Litigation Trust as a grantor trust. If the IRS were to successfully challenge such classification, the U.S. federal income tax consequences to the trust and to U.S. Holders of Allowed Claims receiving Litigation Trust Interests could vary from those discussed herein. Each holder of a General Unsecured Claim and Second Lien Claim is urged to consult its own tax advisor regarding the receipt and ownership of a Litigation Trust Interest.

2. General Tax Reporting of a Liquidating Trust and Holders of Liquidating Trust Interests

All parties will be required to treat the Litigation Trust as a grantor trust for all applicable U.S. federal income tax purposes of which holders of Allowed Claims who receive Litigation Trust Interests are the owners and grantors. The trustee of the Litigation Trust will file tax returns treating the Litigation Trust as a grantor trust pursuant to section 1.671-4(a) of the Treasury Regulations. The trustee also will annually provide to each holder a separate statement regarding the receipts and expenditures of the Litigation Trust as relevant for U.S. federal income tax purposes.

Accordingly, each holder of a Litigation Trust Interest will be treated for U.S. federal income tax purposes as the direct owner of an undivided interest in the underlying assets of the Litigation Trust (other than any assets allocable to Disputed Claims), consistent with its economic interests therein. As discussed above, however, there is a risk that the Litigation Trust may be treated as owning a right to contingent payments from the Debtors, rather than having actual ownership of the Litigation Trust Assets (other than the Litigation Trust First Lien Lender Causes of Action). See Section B.2, “Consequences to Holders of Certain Claims – Consequences to Holders of Second Lien Claims and General Unsecured Claims,” above.

All taxable income and loss of the Litigation Trust will be allocated among, and treated as directly earned and incurred by, the holders of Litigation Trust Interests with respect to such holder’s interest in the assets of the Litigation Trust (and not as income or loss with respect to its prior Claims), with the possible exception of any taxable income and loss allocable to any assets allocable to, or retained on account of, Disputed Claims. The character of any income and the character and ability to use any loss would depend on the particular situation of the holder.

All parties will be required to report for U.S. federal income tax purposes consistent with the valuation of the assets (and the amount of cash assets) transferred to the Litigation Trust as determined by the Litigation Trust Oversight Committee (or its designee). The valuation will be made available, from time to time, as relevant for tax reporting purposes.

The U.S. federal income tax obligations of a holder of Litigation Trust Interests will not be dependent on the Litigation Trust distributing any cash or other proceeds. Thus, a holder may incur a U.S. federal income tax liability with respect to its allocable share of Litigation Trust income even if the Litigation Trust does not make a concurrent distribution to the holder. In general, other than in respect of cash retained on account of Disputed Claims, a distribution of cash by the Litigation Trust will not be separately taxable to a holder of Litigation Trust Interests since the holder will already be regarded for U.S. federal income tax purposes as owning the underlying assets (and will have been taxed at the time the cash was earned or received by the Litigation Trust). Holders of Allowed Claims are urged to consult their tax advisors regarding the appropriate U.S. federal income tax treatment of any subsequent distributions of cash originally retained by the Litigation Trust on account of Disputed Claims. See also “—3. Tax Reporting for Assets Allocable to Disputed General Unsecured Claims,” below.

The trustee of the Litigation Trust will comply with all applicable governmental withholding requirements (see section 6.19 of the Amended Plan).

3. Tax Reporting for Assets Allocable to Disputed General Unsecured Claims

Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Litigation Trust Oversight Committee of an IRS private letter ruling if the Litigation Trust Oversight Committee so requests, or the receipt of an adverse determination by the IRS upon audit if not contested by the Litigation Trust Oversight Committee), the Litigation Trust Oversight Committee, with the consent of the Requisite First Lien Lenders, which consent shall not be unreasonably withheld, (A) may elect to treat any Litigation Trust Assets allocable to, or retained on account of, Disputed General Unsecured Claims (herein referred to loosely as a reserve) as a “disputed ownership fund” governed by section 1.468B-9 of the Treasury Regulations, if applicable, and (B) to the extent permitted by applicable law, will report consistently for state and local income tax purposes.

Accordingly, if a “disputed ownership fund” election is made with respect to a Litigation Trust Assets allocable to, or retained on account of, Disputed General Unsecured Claims, such reserve will be subject to tax annually on a separate entity basis on any net income earned with respect to the Litigation Trust Assets (including any gain recognized upon the disposition of such assets). All distributions from such reserve (which distributions may be net of any expenses, including taxes, relating to the retention or disposition of such assets) will be treated as received by holders in respect of their Claims as if distributed by the Debtors. All parties (including, without limitation, the Debtors, the Litigation Trust and the holders of Litigation Trust Interests) will be required to report for tax purposes consistently with the foregoing.

The reserve will be responsible for payment, out of the assets of the reserve, of any taxes imposed on the reserve or its assets. In the event, and to the extent, any cash of the reserve is insufficient to pay the portion of any such taxes attributable to the taxable income arising from the assets of the reserve (including any income that may arise upon the distribution of the assets in such reserve), assets of the reserve may be sold to pay such taxes.

D. Information Reporting and Withholding

Payments of interest (including accruals of OID) or dividends and any other reportable payments, possibly including amounts received pursuant to the Amended Plan and payments of proceeds from the sale, retirement or other disposition of the exchange consideration, may be subject to “backup withholding” (currently at a rate of 24%) if a recipient of those payments fails to furnish to the payor certain identifying information and, in some cases, a certification that the recipient is not subject to backup withholding. Backup withholding is not an additional tax. Any amounts deducted and withheld generally should be allowed as a credit against that recipient’s U.S. federal income tax, provided that appropriate proof is timely provided under rules established by the IRS. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments who is required to supply information but who does not do so in the proper manner. Backup withholding generally should not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Information may also be required to be provided to the IRS concerning payments, unless an exemption applies. A holder of a Claim is urged to consult its own tax advisor regarding its qualification for exemption from backup withholding and information reporting and the procedures for obtaining such an exemption.

As indicated above, the foregoing discussion of the U.S. federal income tax consequences of the Amended Plan does not generally address the consequences to non-U.S. holders; accordingly, such holders should consult their tax advisors with respect to the U.S. federal income tax consequences of the Amended Plan, including owning Litigation Trust Interests.

The foregoing summary has been provided for informational purposes only and does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular holder of a Claim. All holders of Claims are urged to consult their tax advisors concerning the federal, state, local, non-U.S., and other tax consequences applicable under the Amended Plan.

IX.
CERTAIN RISK FACTORS TO BE CONSIDERED

Prior to voting to accept or reject the Amended Plan, holders of Claims and Interests should read and carefully consider the risk factors set forth below, in addition to the other information set forth in this Disclosure Statement including any attachments, exhibits, or documents incorporated by reference.

THIS SECTION PROVIDES INFORMATION REGARDING POTENTIAL RISKS IN CONNECTION WITH THE AMENDED PLAN. THE FACTORS BELOW SHOULD NOT BE REGARDED AS THE ONLY RISKS ASSOCIATED WITH THE AMENDED PLAN OR ITS IMPLEMENTATION. ADDITIONAL RISK FACTORS IDENTIFIED IN THE COMPANY’S PUBLIC FILINGS WITH THE SEC MAY ALSO BE APPLICABLE TO THE MATTERS SET OUT HEREIN AND SHOULD BE REVIEWED AND CONSIDERED IN CONJUNCTION WITH THIS DISCLOSURE STATEMENT, TO THE EXTENT APPLICABLE. THE RISK FACTORS SET FORTH IN FUSION CONNECT’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2017 FILED WITH THE SEC ON MARCH 22, 2018, AS UPDATED BY THE QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2018 FILED WITH THE SEC ON MAY 6, 2018, THE QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2018 FILED WITH THE SEC ON AUGUST 14, 2018, AND THE QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2018 FILED WITH THE SEC ON NOVEMBER 3, 2018 ARE HEREBY INCORPORATED BY REFERENCE. ANY CURRENT REPORTS ON FORM 8-K (OTHER THAN INFORMATION FURNISHED PURSUANT TO ITEMS 2.02 OR 7.01 AND ANY RELATED EXHIBITS OF ANY FORM 8-K, UNLESS EXPRESSLY STATED OTHERWISE THEREIN), QUARTERLY REPORTS ON FORM 10-Q OR ANNUAL REPORTS ON FORM 10-K FILED BY FUSION CONNECT WITH THE SEC AFTER THE DATE OF THIS DISCLOSURE STATEMENT MAY ALSO INCLUDE RISK FACTORS AND WILL BE CONSIDERED A PART OF THIS DISCLOSURE STATEMENT FROM THE DATE OF THE FILING OF SUCH DOCUMENTS. NEW FACTORS, RISKS AND UNCERTAINTIES EMERGE FROM TIME TO TIME AND IT IS NOT POSSIBLE TO PREDICT ALL SUCH FACTORS, RISKS AND UNCERTAINTIES.

A. Certain Bankruptcy Law Considerations

1. General

While the Debtors believe that the Chapter 11 Cases will be of short duration and will not be materially disruptive to the Company’s business, the Debtors cannot be certain that this will be the case. Although the Amended Plan is designed to minimize the length of the Chapter 11 Cases, it is impossible to predict with certainty the amount of time that the Debtors may spend in bankruptcy or to assure parties in interest that the Amended Plan will be confirmed. Even if confirmed on a timely basis, bankruptcy proceedings to confirm the Amended Plan could have an adverse effect on the Company’s business. Among other things, it is possible that bankruptcy proceedings could adversely affect the Company’s relationships with its key vendors, suppliers, customers and employees. In addition, the bankruptcy proceedings may divert some of the attention of the Debtors’ management away from business operations and the Company will incur additional expenses.

2. Risk of Non-Confirmation of Amended Plan

Although the Debtors believe that the Amended Plan will satisfy all requirements necessary for confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will reach the same conclusion or that modifications to the Amended Plan will not be required for confirmation or that such modifications will not necessitate re-solicitation of votes. Moreover, the Debtors can make no assurances that they will receive the requisite acceptances to confirm the Amended Plan, and even if the Voting Classes voted in favor of the Amended Plan or the requirements for “cramdown” are met with respect to any Class that rejected the Amended Plan, the Bankruptcy Court, which may exercise substantial discretion as a court of equity, may choose not to confirm the Amended Plan. If the Amended Plan is not confirmed, it is unclear what distributions (if any) holders of Claims or Interests ultimately would receive with respect to their Claims or Interests in a subsequent plan of reorganization.

3. Risk of Failing to Satisfy Vote Requirement

In the event that the Debtors are unable to obtain sufficient votes from the Voting Classes, the Debtors may seek to accomplish an alternative chapter 11 plan. There can be no assurance that the terms of any such alternative chapter 11 plan would be similar or as favorable to holders of Allowed Claims as those proposed in the Amended Plan.

4. Risk of Non-Consensual Confirmation

In the event that any impaired class of Claims or Interests does not accept or is deemed not to accept the Amended Plan, the Bankruptcy Court may nevertheless confirm such Amended Plan at the request of the Debtors if at least one impaired class has accepted the plan (with such acceptance being determined without including the vote of any “insider” in such class), and as to each impaired class that has not accepted the plan, the Bankruptcy Court determines that the plan “does not discriminate unfairly” and is “fair and equitable” with respect to the dissenting impaired classes. Should any Class vote to reject the Amended Plan, then these requirements must be satisfied with respect to such rejecting Classes. The Debtors believe that the Amended Plan satisfies these requirements.

5. Risk of Non-Occurrence of Effective Date

There can be no assurance as to the timing of the Effective Date. If the conditions precedent to the Effective Date set forth in the Amended Plan have not occurred or have not been waived as set forth in Section 9.3 of the Amended Plan, then the Confirmation Order may be vacated, in which event no distributions will be made under the Amended Plan, the Debtors and all holders of Claims or Interests will be restored to the status quo as of the day immediately preceding the Confirmation Date, and the Debtors’ obligations with respect to Claims and Interests would remain unchanged.

6. Risk of Termination of Restructuring Support Agreement

The Restructuring Support Agreement contains certain provisions that give the parties the ability to terminate the Restructuring Support Agreement if various conditions are not satisfied. As noted above, termination of the Restructuring Support Agreement could result in protracted Chapter 11 Cases, which could significantly and detrimentally impact the Company’s relationships with regulators, government agencies, vendors, suppliers, employees, and customers. If the Restructuring Support Agreement is terminated, each vote or any consent given by any Consenting First Lien Lender (as defined in the Restructuring Support Agreement) prior to such termination will be deemed null and void ab initio. If the termination of the Restructuring Support Agreement takes place when Bankruptcy Court approval is required for a Consenting First Lien Lender to change or withdraw its vote to accept the Amended Plan, the Company has agreed to support and not oppose any such attempt to change or withdraw a vote. Future termination of the Restructuring Support Agreement is an “Event of Default” under the DIP Facility. If the Debtors lose access to the DIP Facility, the Debtors may be forced to liquidate.

7. Risk Related to Parties in Interest Objecting to Debtors’ Classification of Claims and Interests

Bankruptcy Code Section 1122 provides that a plan may place a claim or an interest in a particular class only if such claim or interest is substantially similar to the other claims or interests in such class. The Debtors believe that the classification of Claims and Interests under the Amended Plan complies with the requirements set forth in the Bankruptcy Code. However, there can be no assurance that a party in interest will not object or that the Bankruptcy Court will approve the classifications.

8. Risk Related to Possible Objections to Amended Plan

There is a risk that certain parties could oppose and object to the Amended Plan in the Bankruptcy Court either in its entirety or to specific provisions thereof. While the Debtors believe that the Amended Plan complies with all relevant Bankruptcy Code provisions, there can be no guarantee that a party in interest will not file an objection to the Amended Plan or that the Bankruptcy Court will not sustain such an objection.

9. Conversion to Chapter 7 Case

If no plan of reorganization is confirmed, or if the Bankruptcy Court otherwise finds that it would be in the best interest of holders of Claims and Interests, the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be appointed or elected to liquidate the Debtors’ assets for distribution in accordance with the priorities established by the Bankruptcy Code. See Article XIII.C hereof for a discussion of the effects that a chapter 7 liquidation would have on the recoveries of holders of Claims and Interests.

B. Additional Factors Affecting Value of Reorganized Debtors

1. Claims Could Be More than Projected

There can be no assurance that the estimated Allowed amount of Claims in certain Classes will not be significantly more than projected, which, in turn, could cause the value of distributions to be reduced substantially. Inevitably, some assumptions will not materialize, and unanticipated events and circumstances may affect the ultimate results. Therefore, the actual amount of Allowed Claims may vary from the Debtors’ projections and feasibility analysis, and the variation may be material.

2. Projections and Other Forward-Looking Statements Are Not Assured, and Actual Results May Vary

Certain of the information contained in this Disclosure Statement is, by nature, forward-looking, and contains (i) estimates and assumptions that might ultimately prove to be incorrect and (ii)  projections which may be materially different from actual future experiences. There are uncertainties associated with any projections and estimates, and they should not be considered assurances or guarantees of the amount of funds or the amount of Claims in the various Classes that might be allowed. The future results of the Reorganized Debtors are dependent upon various factors, many of which are beyond the control or knowledge of the Debtors, and consequently are inherently difficult to project. The Reorganized Debtors’ actual future results may differ materially (positively or negatively) from the financial projections and as a result, the actual total enterprise value of the Reorganized Debtors may be significantly higher or lower than the estimated range herein.

C. Risks Relating to Debtors’ Business and Financial Condition

1. Risks Associated with Debtors’ Business and Industry

The Debtors’ business is subject to extensive regulation by federal, state and local governmental and regulatory authorities. Further, in recent years the policies, laws, rules and regulations applicable to the Debtors’ business have been rapidly evolving. Such changes, as well as the actual or alleged failure to comply with applicable federal, state, and local laws and regulations may have an adverse consequence on the Company or its business, in addition to the following factors, risks or uncertainties that may affect the Company or its business:

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Limitations, restrictions or complete bans on the Debtors’ business or various segments of the business;

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Damage to the Debtors’ reputation;

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Scrutiny of the industry by, and potential enforcement actions by, federal and state authorities;

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The substantial resources (including senior management time and attention) the Company devotes to, and the significant compliance costs the Company incurs in connection with, regulatory compliance and regulatory examinations and inquiries, and any redress, fines, penalties or similar payments made in connection with resolving such matters;

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Potential costs and uncertainties, including the effect on future revenues, associated with and arising from litigation, regulatory investigations, enforcements and other legal proceedings, and uncertainties relating to the reaction of key counterparties to the announcement of any such matters;

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Risks related to a significant amount of senior management turnover and employee reductions;

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Risks related to the substantial level of indebtedness, including ability to comply with covenants contained in debt agreements or obtain any necessary waivers or amendments, generate sufficient cash to service such indebtedness and refinance such indebtedness on favorable terms, if at all, as well as the ability to incur substantially more debt;

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The success of the business strategy in returning to sustained profitability;

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Risks and potential costs associated with technology and cybersecurity, including: the risks of technology failures and of cyber-attacks against the Company or its vendors; the Company’s ability to adequately respond to actual or attempted cyber-attacks; and the Company’s ability to implement adequate internal security measures and protect confidential customer information;

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Risks and potential costs associated with the implementation of new or more current technology, the use of vendors, or the transfer of the Company’s servers or other infrastructure to new data center facilities;

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Risks related to the Company’s reliance upon proprietary rights in the Company’s technology, systems, and business processes, including the potential risk that the compromise of such rights could impact the Company’s ability to compete or to achieve its projected business and financial results;

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Risks related to the Company’s deferred tax asset, risk of an “ownership change,” including uncertainties as to the Company’s ability to preserve the tax assets through and after a bankruptcy filing;

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The effects of competition on existing and potential future business, including the impact of competitors with greater financial resources and broader scopes of operation;

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The ability to comply with evolving and complex accounting rules, many of which involve significant judgment and assumptions;

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The ability to implement and maintain effective internal controls over financial reporting and disclosure controls and procedures;

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Increased taxation and / or government regulations of the cloud communications industry;

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Administrative fines and financial penalties;

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The adoption of new regulations, in addition to the potential that existing laws and regulations may be applied to telecommunications, cloud, VoIP, and/or internet service providers, which could hinder the Company’s growth

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Litigation, including class action lawsuits; and

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Civil and criminal liability.

2. Downgrade in the Company’s Credit Ratings

Standard & Poor’s and Moody’s rate Fusion Connect’s debt securities. Certain of these ratings have been downgraded in the past, and any of these ratings may be downgraded in the future. Any such downgrade could adversely affect the Company, its financial condition, or results of operations.

3. DIP Facility

The DIP Facility is intended to provide liquidity to the Debtors during the pendency of the Chapter 11 Cases. If the Chapter 11 Cases take longer than expected to conclude, the Debtors may exhaust or lose access to their financing. There is no assurance that the Debtors will be able to obtain additional financing from the Debtors’ existing lenders or otherwise. In either such case, the liquidity necessary for the orderly functioning of the Debtors’ business may be materially impaired.

4. Post-Effective Date Indebtedness

Following the Effective Date, in the Reorganization Transaction only, the Reorganized Debtors expect to have outstanding funded debt of up to approximately $400 million. The Reorganized Debtors’ ability to service their debt obligations will depend on, among other things, the Debtors’ compliance with affirmative and negative covenants, the Debtors’ future operating performance, which depends partly on economic, financial, competitive, and other factors beyond the Reorganized Debtors’ control. The Reorganized Debtors may not be able to generate sufficient cash from operations to meet their debt service obligations as well as fund necessary capital expenditures. In addition, if the Reorganized Debtors need to refinance their debt, obtain additional financing, or sell assets or equity, they may not be able to do so on commercially reasonable terms, if at all.

D. Factors Relating to Securities to be Issued Under Amended Plan, Generally

1. Market for Securities

There is currently no market for the New Equity Interests, the Special Warrants, or the Second Lien Warrants, and there can be no assurance as to the development or liquidity of any market for any such securities. The Reorganized Debtors are under no obligation to list any securities on any national securities exchange. Therefore, there can be no assurance that any of the foregoing securities will be tradable or liquid at any time after the Effective Date. If a trading market does not develop or is not maintained, holders of the foregoing securities may experience difficulty in reselling such securities or may be unable to sell them at all. Even if such a market were to exist, such securities could trade at prices higher or lower than the estimated value set forth in this Disclosure Statement depending upon many factors including, without limitation, prevailing interest rates, markets for similar securities, industry conditions, and the performance of, and investor expectations for, the Reorganized Debtors.

2. Potential Dilution

The ownership percentage represented by the New Equity Interests distributed on the Effective Date under the Amended Plan will be subject to dilution from the conversion of any options, warrants, convertible securities, exercisable securities, or other securities that may be issued post-emergence, including the Special Warrants, the Second Lien Warrants, any securities issued under the Management Incentive Plan.

In the future, similar to all companies, additional equity financings or other share issuances by any of the Reorganized Debtors could adversely affect the value of the New Equity Interests, the Special Warrants, and or the Second Lien Warrants. The amount and dilutive effect of any of the foregoing could be material.

E. Risk Related to Obtaining Exit Financing

During the course of these Chapter 11 Cases, the Debtors will solicit commitments to provide exit financing to refinance the DIP Facility. However, there is no assurance that such commitments will be obtained, which will hinder the Debtors’ ability to consummate the Reorganization Transaction.

F. Risks Related to Investment in New Equity Interests

1. Significant Holders

Pursuant to the Amended Plan, certain holders of First Lien Claims may acquire a significant ownership interest in the New Equity Interests. If such holders of New Equity Interests were to act as a group, such holders would be in a position to control all actions requiring stockholder approval, including the election of directors, without the approval of other stockholders. This concentration of ownership could also facilitate or hinder a negotiated change of control of the Reorganized Debtors and, consequently, have an impact upon the value of the New Equity Interests. In addition, the SEC has special considerations in connection with its foreign ownership rules with respect to “groups.”

2. New Equity Interests Subordinated to Reorganized Debtors’ Indebtedness

In any subsequent liquidation, dissolution, or winding up of the Reorganized Debtors, the New Equity Interests will rank below all debt claims against the Reorganized Debtors. As a result, holders of the New Equity Interests will not be entitled to receive any payment or other distribution of assets upon the liquidation, dissolution, or winding up of the Reorganized Debtors until after all the Reorganized Debtors’ obligations to its debt holders have been satisfied.

3. Implied Valuation of New Equity Interests Not Intended to Represent Trading Value of New Equity Interests

The valuation of the Reorganized Debtors may not represent the trading value of the New Equity Interests in public or private markets and is subject to additional uncertainties and contingencies, all of which are difficult to predict. Actual market prices of such securities at issuance will depend upon, among other things: (i) conditions in the financial markets; (ii) the anticipated initial securities holdings of prepetition creditors, some of whom may prefer to liquidate their investment rather than hold it on a long-term basis; and (iii) other factors that generally influence the prices of securities. The actual market price of the New Equity Interests is likely to be volatile. Many factors including factors unrelated to the Reorganized Debtors’ actual operating performance and other factors not possible to predict, could cause the market price of the New Equity Interests to rise and fall. Accordingly, the implied value, stated herein and in the Amended Plan, of the New Equity Interests, does not necessarily reflect, and should not be construed as reflecting, values that will be attained for the New Equity Interests in the public or private markets.

4. No Intention to Pay Dividends

The Reorganized Debtors do not anticipate paying any dividends on the New Equity Interests as they expect to retain any future cash flows for debt reduction and to support operations. As a result, the success of an investment in the New Equity Interests will depend entirely upon any future appreciation in the value of the New Equity Interests. There is, however, no guarantee that the New Equity Interests will appreciate in value or even maintain its initial value. In addition, holders of Special Warrants or Second Lien Warrants would likely not be able to participate in the distribution of any dividends.

G. Additional Factors

1. Debtors Have No Duty to Update

The statements contained in this Disclosure Statement are made by the Debtors as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has been no change in the information set forth herein since that date. The Debtors have no duty to update this Disclosure Statement unless otherwise ordered to do so by the Bankruptcy Court.

2. No Representations Outside Disclosure Statement are Authorized

No representations concerning or related to the Debtors, the Chapter 11 Cases, or the Amended Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement. Any representations or inducements made to secure your acceptance or rejection of the Amended Plan that are other than those contained in, or included with, this Disclosure Statement should not be relied upon in making the decision to accept or reject the Amended Plan.

3. No Legal or Tax Advice is Provided by Disclosure Statement

The contents of this Disclosure Statement should not be construed as legal, business, or tax advice. Each Claim or Interest holder should consult their own legal counsel and accountant as to legal, tax, and other matters concerning their Claim or Interest. This Disclosure Statement is not legal advice. This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote on the Amended Plan.

4. No Admission Made

Nothing contained herein or in the Amended Plan constitutes an admission of, or will be deemed evidence of, the tax or other legal effects of the Amended Plan on the Debtors or on holders of Claims or Interests.

5. Certain Tax Consequences

For a discussion of certain tax considerations to the Debtors and certain holders of Claims in connection with the implementation of the Amended Plan, see Article VIII thereof.

X.
VOTING PROCEDURES AND REQUIREMENTS

Before voting to accept or reject the Amended Plan, each holder of a Claim in Class 3 (First Lien Claims), Class 4 (Second Lien Claims), and Class 5 (General Unsecured Claims) (each, an “Eligible Holder” and, collectively, the “Eligible Holders”) should carefully review the Amended Plan attached hereto as Exhibit A. All descriptions of the Amended Plan set forth in this Disclosure Statement are subject to the terms and conditions of the Amended Plan.

A. Voting Deadline

All Eligible Holders as of the Voting Record Date (September 17, 2019) will be provided with a Ballot together with this Disclosure Statement. Such holders should read the Ballot carefully and follow the instructions therein. Only Eligible Holders are entitled to vote to accept or reject the Amended Plan. Because Classes 1, 2, 6 and 7 are unimpaired and deemed to accept, and Classes 8 and 9 are conclusively deemed to reject, only Classes 3, 4, and 5 are entitled to vote on the Amended Plan.

The Debtors have engaged Prime Clerk LLC as its voting agent (the “Voting Agent”) to assist in the transmission of voting materials and in the tabulation of votes with respect to the Amended Plan. FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT MUST BE EXECUTED IN ACCORDANCE WITH THE INSTRUCTIONS INCLUDED IN THE BALLOT AND RECEIVED BY THE VOTING AGENT ON OR BEFORE THE VOTING DEADLINE OF 4:00 P.M., PREVAILING EASTERN TIME, ON OCTOBER 17, 2019, UNLESS EXTENDED BY THE DEBTORS WITH THE CONSENT OF THE FIRST LIEN LENDER GROUP UPON RECEIPT OF AN ORDER FROM THE COURT (THE “VOTING DEADLINE”).

IF A BALLOT IS DAMAGED OR LOST, YOU MAY CONTACT THE VOTING AGENT AT THE NUMBER SET FORTH BELOW TO RECEIVE A REPLACEMENT BALLOT. ANY BALLOT THAT IS EXECUTED AND RETURNED BUT WHICH DOES NOT INDICATE AN ACCEPTANCE OR REJECTION OF THE AMENDED PLAN WILL NOT BE COUNTED.

IF YOU HAVE ANY QUESTIONS CONCERNING VOTING PROCEDURES, YOU MAY CONTACT THE VOTING AGENT AT:

Prime Clerk LLC
Telephone: (844) 230-7218 (toll free) or +1 (347) 859-8784 (international)
E-mail: Fusionconnectballots@Primeclerk.com with “Fusion Connect, Inc.” in the subject line

Additional copies of this Disclosure Statement are available upon a request made to the Voting Agent, at the telephone numbers or e-mail address set forth immediately above.

B. Voting Procedures

The Debtors are providing copies of this Disclosure Statement (including all exhibits and appendices) and related materials and a Ballot (collectively, a “Solicitation Package”) to Eligible Holders. In order to vote, Eligible Holders must provide all of the information requested by the Ballot and, as applicable, should complete and deliver their completed Ballots pursuant to the instructions set forth on the Ballot so that they are actually received by the Voting Agent no later than the Voting Deadline.

C. Parties Entitled to Vote

Under the Bankruptcy Code, only holders of claims or interests in “impaired” classes are entitled to vote on a plan. Under section 1124 of the Bankruptcy Code, a class of claims or interests is deemed to be “impaired” under a plan unless (i) the plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder thereof or (ii) notwithstanding any legal right to an accelerated payment of such claim or interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or interest as it existed before the default.

If, however, the holder of an impaired claim or interest will not receive or retain any distribution under the plan on account of such claim or interest, the Bankruptcy Code deems such holder to have rejected the plan, and, accordingly, holders of such claims and interests do not actually vote on the plan. If a claim or interest is not impaired by the plan, the Bankruptcy Code deems the holder of such claim or interest to have accepted the plan and, accordingly, holders of such claims and interests are not entitled to vote on the Amended Plan.

A vote may be disregarded if the Bankruptcy Court determines, pursuant to section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

The Bankruptcy Code defines “acceptance” of a plan by a class of: (i) claims as acceptance by creditors in that class that hold at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the claims that cast ballots for acceptance or rejection of the plan; and (ii) interests as acceptance by interest holders in that class that hold at least two-thirds (2/3) in dollar amount of the interests that cast ballots for acceptance or rejection of the plan.

Class 3 (First Lien Claims), Class 4 (Second Lien Claims), and Class 5 (General Unsecured Claims) are impaired under the Amended Plan and the only Classes of Claims entitled to vote to accept or reject the Amended Plan (the “Voting Classes” or the “Voting Claims”).

Claims in all other Classes are either unimpaired and deemed to accept or impaired and deemed to reject the Amended Plan and are not entitled to vote. For a detailed description of the treatment of Claims and Interests under the Amended Plan, see Article I of this Disclosure Statement.

The Debtors will request confirmation of the Amended Plan pursuant to section 1129(b) of the Bankruptcy Code over the deemed rejection of the Amended Plan by all Parent Equity Interests and Subordinated Securities Claims. Section 1129(b) of the Bankruptcy Code permits the confirmation of a chapter 11 plan notwithstanding the rejection of such plan by one or more impaired classes of claims or interests. Under section 1129(b), a plan may be confirmed by a bankruptcy court if it does not “discriminate unfairly” and is “fair and equitable” with respect to each rejecting class. For a more detailed description of the requirements for confirmation of a nonconsensual plan, see Article XII.C of this Disclosure Statement.

1. Miscellaneous

All Ballots must be signed by the Eligible Holder, or any person who has obtained a properly completed Ballot proxy from the Eligible Holder by the Voting Record Date. Unless otherwise ordered by the Bankruptcy Court, Ballots that are signed, dated, and timely received, but on which a vote to accept or reject the Amended Plan has not been indicated, will not be counted. The Debtors, in their sole discretion, may request that the Voting Agent attempt to contact such voters to cure any such Ballot defects. Any Ballot marked to both accept and reject the Amended Plan will not be counted. If an Eligible Holder casts more than one Ballot voting the same Claim(s) before the Voting Deadline, the last valid Ballot received on or before the Voting Deadline will be deemed to reflect such Holder’s intent, and thus, will supersede any prior Ballot. If an Eligible Holder casts Ballots received by the Voting Agent on the same day, but which are voted inconsistently, such Ballots will not be counted.

The Ballots provided to Eligible Holders will reflect the amount of such Eligible Holder’s Claim; however, when tabulating votes, the Voting Agent may adjust the amount of such Eligible Holder’s Claim (as directed by the Debtors) by multiplying that amount by a factor that reflects all amounts accrued between the Voting Record Date and the Commencement Date including, without limitation, interest.

Under the Bankruptcy Code, for purposes of determining whether the requisite votes for acceptance have been received, only holders of the First Lien Claims who actually vote will be counted. The failure of a holder to deliver a duly executed Ballot to the Voting Agent will be deemed to constitute an abstention by such holder with respect to voting on the Amended Plan and such abstentions will not be counted as votes for or against the Amended Plan.

Except as provided below, unless the Ballot, together with any other documents required by such Ballot, is timely submitted to the Voting Agent before the Voting Deadline the Debtors may, in their sole discretion, reject such Ballot as invalid, and therefore decline to utilize it in connection with seeking confirmation of the Amended Plan.

2. Fiduciaries and Other Representatives

If a Ballot is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or another, acting in a fiduciary or representative capacity, such person should indicate such capacity when signing and, if requested, must submit proper evidence satisfactory to the Debtor of authority to so act. Authorized signatories should submit a separate Ballot of each Eligible Holder for whom they are voting.

UNLESS THE BALLOT IS SUBMITTED TO THE VOTING AGENT ON OR PRIOR TO THE VOTING DEADLINE, SUCH BALLOT WILL BE REJECTED AS INVALID AND WILL NOT BE COUNTED AS AN ACCEPTANCE OR REJECTION OF THE AMENDED PLAN; PROVIDED, THAT THE DEBTORS RESERVE THE RIGHT, IN THEIR SOLE DISCRETION, TO REQUEST THE BANKRUPTCY COURT TO ALLOW SUCH BALLOT TO BE COUNTED.

3. Agreements Upon Furnishing Ballots

The delivery of an accepting Ballot pursuant to one of the procedures set forth above will constitute the agreement of the creditor with respect to such Ballot to accept: (i) all of the terms of, and conditions to, the solicitation; and (ii) the terms of the Amended Plan including the injunction, releases, and exculpations set forth in Sections 10.5, 10.6, and 10.7 of the Amended Plan. All parties in interest retain their right to object to confirmation of the Amended Plan pursuant to section 1128 of the Bankruptcy Code, subject to any applicable terms of the Restructuring Support Agreement.

4. Change of Vote

Subject to the terms of the Restructuring Support Agreement, any party that has previously submitted a properly completed Ballot to the Voting Agent prior to the Voting Deadline may revoke such Ballot and change its vote, subject to Local Bankruptcy Rule 3018, by submitting to the Voting Agent prior to the Voting Deadline a subsequent, properly completed Ballot voting for acceptance or rejection of the Amended Plan, upon Court approval.

5. Waivers of Defects, Irregularities, etc.

Unless otherwise directed by the Bankruptcy Court, all questions as to the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawals of Ballots will be determined by the Voting Agent and/or the Debtors, as applicable, in their sole discretion, which determination will be final and binding. The Debtors reserve the right to reject any and all Ballots submitted that are not in proper form, the acceptance of which would, in the opinion of the Debtors or their counsel, as applicable, be unlawful. The Debtors further reserve their respective rights to waive any defects or irregularities or conditions of delivery as to any particular Ballot by any Eligible Holder. The interpretation (including the Ballot and the respective instructions thereto) by the applicable Debtor, unless otherwise directed by the Bankruptcy Court, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with deliveries of Ballots must be cured within such time as the Debtors (or the Bankruptcy Court) determines. Neither the Debtors nor any other person will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots nor will any of them incur any liabilities for failure to provide such notification. Unless otherwise directed by the Bankruptcy Court, delivery of such Ballots will not be deemed to have been made until such irregularities have been cured or waived. Ballots previously furnished (and as to which any irregularities have not theretofore been cured or waived) will be invalidated.

6. Further Information, Additional Copies

Should an Eligible Holder have any questions or require further information about the voting procedures, or about the packet of material received, or if an Eligible Holder wishes to obtain an additional copy of the Amended Plan, this Disclosure Statement, or any exhibits to such documents, please contact the Voting Agent at the telephone number or email address set forth above.

XI.
CONFIRMATION OF AMENDED PLAN

A. Confirmation Hearing

Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court to hold a confirmation hearing upon appropriate notice to all required parties. The Debtors will request that the Bankruptcy Court schedule the Confirmation Hearing. Subject to the Court’s availability, the Confirmation Hearing will be held on October 30, 2019. Notice of the Confirmation Hearing will be provided to all known creditors and equity holders or their representatives. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjourned date made at the Confirmation Hearing, at any subsequent adjourned Confirmation Hearing, or pursuant to a notice filed on the docket of the Chapter 11 Cases.

B. Objections to Confirmation

Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to the confirmation of a plan. Any objection to confirmation of the Amended Plan must (i) be in writing; (ii) state the name and address of the objecting party and the amount and nature of the Claim or Interest of such party; (iii) state with particularity the basis and nature of any objection, and provide proposed language that, if accepted and incorporated by the Debtors, would obviate such objection; (iv) conform to the Bankruptcy Rules and the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the Southern District of New York; (v) be filed with the Bankruptcy Court, with a copy to the chambers of the United States Bankruptcy Judge appointed to the Chapter 11 Cases, together with proof of service thereof; and (vi) be served upon the following parties, including such other parties as the Bankruptcy Court may order:

(a)
The Debtor at:

Fusion Connect, Inc.
210 Interstate North Parkway
Suite 300
Atlanta, Georgia 30339
Attn: James Prenetta, Jr., Executive Vice President and General Counsel

(b)
Office of the U.S. Trustee at:

Office of the U.S. Trustee for Region 2
U.S. Federal Office Building
201 Varick Street, Suite 1006
New York, New York 10014
Attn:
Richard C. Morrissey
Susan A. Arbeit

(c)
Counsel to the Debtors at:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attn:
Gary T. Holtzer
Sunny Singh
Gaby Smith

(d)
Counsel to the First Lien Lender Group at:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York, 10017
Attn:
Damian S. Schaible
Adam L. Shpeen

(e)
Counsel to the DIP Agent, Prepetition Super Senior Agent, and Prepetition First Lien Agent at:

Arnold & Porter Kaye Scholer LLP
70 West Madison Street, Suite 4200
Chicago, Illinois 60602
Attn:
Michael D. Messersmith
Sarah Gryll

(f)
Counsel to the Creditors’ Committee at:

Cooley LLP
55 Hudson Yards
New York, New York 10001
Attn:
Cathy Hershcopf
Seth Van Aalten
Robert Winning
Sarah Carnes

UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED, IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

C. Requirements for Confirmation of Amended Plan

1.
Requirements of Section 1129(a) of Bankruptcy Code

(a)           General Requirements

At the Confirmation Hearing, the Bankruptcy Court will determine whether the confirmation requirements specified in section 1129(a) of the Bankruptcy Code have been satisfied including, without limitation, whether:

(i)
the Amended Plan complies with the applicable provisions of the Bankruptcy Code;

(ii)
the Debtors have complied with the applicable provisions of the Bankruptcy Code;

(iii)
the Amended Plan has been proposed in good faith and not by any means forbidden by law;

(iv)
any payment made or promised by the Debtors or by a person issuing securities or acquiring property under the Amended Plan, for services or for costs and expenses in or in connection with the Chapter 11 Cases, or in connection with the Amended Plan and incident to the Chapter 11 Cases, has been disclosed to the Bankruptcy Court, and any such payment made before confirmation of the Amended Plan is reasonable, or if such payment is to be fixed after confirmation of the Amended Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable;

(v)
the Debtors have disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the Amended Plan, as a director or officer of the Reorganized Debtors, an affiliate of the Debtors participating in the Amended Plan with the Debtors, or a successor to the Debtors under the Amended Plan, and the appointment to, or continuance in, such office of such individual is consistent with the interests of the holders of Claims and Interests and with public policy, and the Debtors have disclosed the identity of any insider who will be employed or retained by the Reorganized Debtors, and the nature of any compensation for such insider;

(vi)
with respect to each Class of Claims or Interests, each holder of an impaired Claim or impaired Interest has either accepted the Amended Plan or will receive or retain under the Amended Plan, on account of such holder’s Claim or Interest, property of a value, as of the Effective Date of the Amended Plan, that is not less than the amount such holder would receive or retain if the Debtors were liquidated on the Effective Date of the Amended Plan under chapter 7 of the Bankruptcy Code;

(vii)
except to the extent the Amended Plan meets the requirements of section 1129(b) of the Bankruptcy Code (as discussed further below), each Class of Claims either accepted the Amended Plan or is not impaired under the Amended Plan;

(viii)
except to the extent that the holder of a particular Claim has agreed to a different treatment of such Claim, the Amended Plan provides that administrative expenses and priority Claims, other than Priority Tax Claims, will be paid in full on the Effective Date, and that Priority Tax Claims will receive either payment in full on the Effective Date or deferred cash payments over a period not exceeding five years after the Commencement Date, of a value, as of the Effective Date of the Amended Plan, equal to the Allowed amount of such Claims;

(ix)
at least one (1) Class of impaired Claims has accepted the Amended Plan, determined without including any acceptance of the Amended Plan by any insider holding a Claim in such Class;

(x)
confirmation of the Amended Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtors under the Amended Plan; and

(xi)
all fees payable under section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, have been paid or the Amended Plan provides for the payment of all such fees on the Effective Date of the Amended Plan.

(b)           Best Interests Test

As noted above, with respect to each impaired class of claims and equity interests, confirmation of a plan requires that each such holder either (i) accept the plan or (ii) receive or retain under the plan property of a value, as of the effective date of the plan, that is not less than the value such holder would receive or retain if the debtor was liquidated under chapter 7 of the Bankruptcy Code. This requirement is referred to as the “best interests test.”

This test requires a bankruptcy court to determine what the holders of allowed claims and allowed equity interests in each impaired class would receive from a liquidation of the debtor’s assets and properties in the context of a liquidation under chapter 7 of the Bankruptcy Code. To determine if a plan is in the best interests of each impaired class, the value of the distributions from the proceeds of the liquidation of the debtor’s assets and properties (after subtracting the amounts attributable to the aforesaid claims) is then compared with the value offered to such classes of claims and equity interests under the plan.

The Debtors believe that under the Amended Plan all holders of impaired Claims and Interests will receive property with a value not less than the value such holder would receive in a liquidation under chapter 7 of the Bankruptcy Code. The Debtors’ belief is based primarily on (i) consideration of the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to holders of impaired Claims and Interests and (ii) the Liquidation Analysis.

The Debtors believe that any liquidation analysis is speculative, as it is necessarily premised on assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which would be beyond the control of the Debtors. The Liquidation Analysis, which will be filed shortly, is solely for the purpose of disclosing to holders of Claims and Interests the effects of a hypothetical chapter 7 liquidation of the Debtors, subject to the assumptions set forth therein. There can be no assurance as to values that would actually be realized in a chapter 7 liquidation nor can there be any assurance that a bankruptcy court will accept the Debtors’ conclusions or concur with such assumptions in making its determinations under section 1129(a)(7) of the Bankruptcy Code.

(c)           Feasibility

Also as noted above, section 1129(a)(11) of the Bankruptcy Code requires that a debtor demonstrate that confirmation of a plan is not likely to be followed by liquidation or the need for further financial reorganization. For purposes of determining whether the Amended Plan meets this requirement, the Debtors have analyzed their ability to meet their obligations under the Amended Plan and intends to prepare the projections upon conclusion of the Marketing Process. Moreover, Article X hereof sets forth certain risk factors that could impact the feasibility of the Amended Plan.

(d)           Equitable Distribution of Voting Power

On or before the Effective Date, pursuant to and only to the extent required by section 1123(a)(6) of the Bankruptcy Code, the organizational documents for the Debtors will be amended as necessary to satisfy the provisions of the Bankruptcy Code and will include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, (i) a provision prohibiting the issuance of non-voting equity securities and (ii) a provision setting forth an appropriate distribution of voting power among classes of equity securities possessing voting power.

2. Additional Requirements for Non-Consensual Confirmation

In the event that any impaired Class of Claims or Interests does not accept or is deemed to reject the Amended Plan, the Bankruptcy Court may still confirm the Amended Plan at the request of the Debtors if, as to each impaired Class of Claims or Interests that has not accepted the Amended Plan, the Amended Plan “does not discriminate unfairly” and is “fair and equitable” with respect to such Classes of Claims or Interests, pursuant to section 1129(b) of the Bankruptcy Code. Both of these requirements are in addition to other requirements established by case law interpreting the statutory requirements.

Pursuant to the Amended Plan, holders of Claims and Interests in Class 4 (Second Lien Claims), Class 5 (General Unsecured Claims), Class 8 (Parent Equity Interests), and Class 9 (Subordinated Securities Claims) will not receive a distribution and are thereby deemed to reject the Amended Plan. However, the Debtors submit that they satisfy the “unfair discrimination” and “fair and equitable” tests, as discussed in further detail below.

(a)           Unfair Discrimination Test

The “unfair discrimination” test applies to classes of claims or interests that are of equal priority and are receiving different treatment under a plan. A chapter 11 plan does not discriminate unfairly, within the meaning of the Bankruptcy Code, if the legal rights of a dissenting class are treated in a manner consistent with the treatment of other classes whose legal rights are substantially similar to those of the dissenting class and if no class of claims or interests receives more than it legally is entitled to receive for its Claims or Interests. This test does not require that the treatment be the same or equivalent, but that such treatment is “fair.”

The Debtors believe the Amended Plan satisfies the “unfair discrimination” test. Claims of equal priority are receiving comparable treatment and such treatment is fair under the circumstances.

(b)           Fair and Equitable Test

The “fair and equitable” test applies to classes of different priority and status (e.g., secured versus unsecured) and includes the general requirement that no class of claims receive more than 100% of the allowed amount of the claims in such class. As to dissenting classes, the test sets different standards depending on the type of claims in such class. The Debtors believe that the Amended Plan satisfies the “fair and equitable” test as further explained below.

(i)           Other Secured Creditors

The Bankruptcy Code provides that each holder of an impaired secured claim either (i) retains its liens on the property to the extent of the allowed amount of its secured claim and receives deferred cash payments having a value, as of the effective date, of at least the allowed amount of such claim, (ii) has the right to credit bid the amount of its claim if its property is sold and retains its liens on the proceeds of the sale or (iii) receives the “indubitable equivalent” of its allowed secured claim.

(ii)           Unsecured Creditors

The Bankruptcy Code provides that either (i) each holder of an impaired unsecured claim receives or retains under the plan of reorganization, property of a value equal to the amount of its allowed claim or (ii) the holders of claims and equity interests that are junior to the claims of the dissenting class will not receive any property under the plan of reorganization. The Amended Plan provides that the holders of General Unsecured Claims in Class 5 will receive the treatment summarized above in Article V of this Disclosure Statement.

(iii)           Parent Equity Interests

The Bankruptcy Code requires that either (a) each holder of an equity interest receive or retain under the plan property of a value equal to the greater of (i) the fixed liquidation preference or redemption price, if any, of such stock and (ii) the value of the stock; or (b) the holders of equity interests that are junior to any dissenting class of equity interests not receive any property under the plan. Pursuant to the Amended Plan, all Parent Equity Interests will be cancelled and the holders of Parent Equity Interests will neither receive nor retain any property on account of such interests.

XII.
ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF AMENDED PLAN

The Debtors have evaluated several alternatives to the Amended Plan. After studying these alternatives, the Debtors have concluded that the Amended Plan is the best alternative and will maximize recoveries to parties in interest, assuming confirmation and consummation of the Amended Plan. If the Amended Plan is not confirmed and consummated, the alternatives to the Amended Plan are (i) the preparation and presentation of an alternative plan of reorganization, (ii) a sale of some or all of the Debtors’ assets pursuant to section 363 of the Bankruptcy Code, or (iii) a liquidation under chapter 7 of the Bankruptcy Code.

A. Alternative Plan of Reorganization

If the Amended Plan is not confirmed, the Debtors (or if the Debtors’ exclusive period in which to file a plan of reorganization has expired, any other party in interest) could attempt to formulate a different plan. Such a plan might involve either: (i) a reorganization and continuation of the Debtors’ business or (ii) an orderly liquidation of the Debtors’ assets. The Debtors, however, submit that the Amended Plan, enables their creditors to realize the most value under the circumstances.

B. Sale Under Section 363 of Bankruptcy Code

If the Amended Plan is not confirmed, the Debtors could seek from the Bankruptcy Court, after notice and a hearing, authorization to sell their assets through a stand-alone alternative transaction under section 363 of the Bankruptcy Code. Upon analysis and consideration of this alternative, the Debtors do not believe that a stand-alone alternative sale of their assets under section 363 of the Bankruptcy Code would yield a higher recovery for holders of Claims and Interests than the Amended Plan.

C. Liquidation Under Chapter 7 or Applicable Non-Bankruptcy Law

If no plan can be confirmed, the Chapter 11 Cases may be converted to a case under chapter 7 of the Bankruptcy Code in which a trustee would be elected or appointed to liquidate the assets of the Debtors for distribution to the Debtors’ creditors in accordance with the priorities established by the Bankruptcy Code.

As noted in Article XII of this Disclosure Statement, the Debtors believe that liquidation under chapter 7 would result in smaller distributions to creditors than those provided for in the Amended Plan because of the delay resulting from the conversion of the cases and the additional administrative expenses associated with the appointment of a trustee and the trustee’s retention of professionals who would be required to become familiar with the many legal and factual issues in the Chapter 11 Cases.

XIII.
CONCLUSION AND RECOMMENDATION

The Debtors believe the Amended Plan is in the best interests of all stakeholders and urge the holders of Claims in Classes 3, 4, and 5 to vote in favor thereof.

Dated:
September 3, 2019

DEBTORS

FUSION CONNECT, INC.
FUSION BCHI ACQUISITION LLC
FUSION NBS ACQUISITION CORP.
FUSION LLC
FUSION MPHC HOLDING CORPORATION
FUSION MPHC GROUP, INC.
FUSION CLOUD COMPANY LLC
FUSION CLOUD SERVICES, LLC
FUSION CB HOLDINGS, INC.
FUSION COMMUNICATIONS, LLC
FUSION TELECOM, LLC
FUSION TEXAS HOLDINGS, INC.
FUSION TELECOM OF KANSAS, LLC
FUSION TELECOM OF OKLAHOMA, LLC
FUSION TELECOM OF MISSOURI, LLC
BIRCAN HOLDINGS, LLC
FUSION MANAGEMENT SERVICES LLC
FUSION PM HOLDINGS, INC.

By: /s/ James P. Prenetta, Jr.
Name: James P. Prenetta, Jr.
Title: Executive Vice President and
General Counsel

FUSION TELECOM OF TEXAS LTD., L.L.P.

BY: FUSION TEXAS HOLDINGS, INC., AS LIMITED PARTNER

By: /s/ James P. Prenetta, Jr.
Name: James P. Prenetta, Jr.
Title: Executive Vice President and
General Counsel

Exhibit A

 Amended Joint Chapter 11 Plan

Exhibit B

Restructuring Support Agreement

Exhibit C

Financial Projections

(To Be Filed Separately)

Exhibit D

Liquidation Analysis

(To Be Filed Separately)

Exhibit E

Valuation Analysis

(To Be Filed Separately)